FREE WRITING PROSPECTUS DATED DECEMBER 11, 2006    Filed pursuant to Rule 433(d)
(For use with Base Prospectus dated December              Registration Statement
11, 2006)                                                         No. 333-134691

                                  $650,000,000
                                  (APPROXIMATE)

                                INDYMAC ABS, INC.
                                   DEPOSITOR

                           [IMB LOGO] INDYMACBANK(SM)

                          SPONSOR, SELLER AND SERVICER

      INDYMAC HOME EQUITY MORTGAGE LOAN ASSET-BACKED TRUST, SERIES 2006-H4
                                 ISSUING ENTITY

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the base prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov (File No. 333-134691). Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-800-666-2388, Ext. 9519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, asset-backed securities and the asset pools backing them are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance. As a result, you may commit to purchase securities with characteristics that may change materially, and all or a portion of the securities may not be issued with material characteristics described in these materials. Our obligation to sell securities to you is conditioned on those securities having the material characteristics described in these materials. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities you committed to purchase, and there will be no liability between us as a consequence of the non-delivery. However, unless the class of securities you committed to purchase has been eliminated, we will provide you with revised offering materials and offer you an opportunity to purchase that class, as described in the revised offering materials.

                                  $650,000,000
                                  (Approximate)

                                INDYMAC ABS, INC.
                                    DEPOSITOR

                           [IMB LOGO] INDYMACBANK(SM)
                          SPONSOR, SELLER AND SERVICER

      INDYMAC HOME EQUITY MORTGAGE LOAN ASSET-BACKED TRUST, SERIES 2006-H4
                                 ISSUING ENTITY

          HOME EQUITY MORTGAGE LOAN ASSET-BACKED NOTES, SERIES 2006-H4 DISTRIBUTIONS PAYABLE ON THE 25TH DAY OF EACH MONTH OR, IF THE 25TH DAY IS NOT A
        BUSINESS DAY, THE NEXT BUSINESS DAY, BEGINNING IN JANUARY 2007.

                               ------------------

      The issuing entity will hold a pool of adjustable rate, first lien and second lien revolving home equity line of credit loans. The issuing entity will issue one class of notes that is offered hereby. In addition to the notes, the issuing entity will also issue three classes of certificates that are not offered hereby.

The notes will have the following characteristics:

                                                                                      INITIAL
                                                                                   NOTE RATINGS
NOTE PRINCIPAL  INITIAL INTEREST  SUMMARY INTEREST                                 ------------
  AMOUNT(1)         RATE(2)        RATE FORMULA(3)  PRINCIPAL TYPE  INTEREST TYPE  MOODY'S  S&P
--------------  ----------------  ----------------  --------------  -------------  -------  ---
 $650,000,000        [   ]%       LIBOR plus [__]%      Senior      Variable Rate   Aaa     AAA

----------
(1)   This balance is approximate, as described in this free writing prospectus.

(2)   Reflects the initial interest rate as of the first payment date.

(3) Subject to the maximum rate, as described in this free writing prospectus under "DESCRIPTION OF THE NOTES-- INTEREST PAYMENTS."

      The assets of the issuing entity will primarily consist of a pool of adjustable rate, first lien and second lien revolving home equity line of credit loans. Two REMIC elections will be made with respect to the assets of the issuing entity.

      The notes offered by this free writing prospectus have the benefit of a financial guaranty insurance policy from the insurer that will guarantee timely payment of interest and the ultimate payment of principal, as described in this free writing prospectus.

--------------------------------------------------------------------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 14 IN THIS FREE WRITING PROSPECTUS AND ON PAGE 6 IN THE BASE PROSPECTUS.

THE NOTES REPRESENT OBLIGATIONS OF THE ISSUING ENTITY ONLY AND DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF INDYMAC ABS, INC., INDYMAC BANK, F.S.B., OR ANY OF THEIR AFFILIATES.

THIS FREE WRITING PROSPECTUS MAY BE USED TO OFFER AND SELL THE NOTES ONLY IF ACCOMPANIED BY THE BASE PROSPECTUS.
--------------------------------------------------------------------------------

                                   [MBIA LOGO]

      This free writing prospectus and the base prospectus relate only to the offering of the notes and not to the classes of certificates that will be issued by the issuing entity.

      Credit enhancement for the notes will consist of:

      o Excess cash flow and overcollateralization as described in this free writing prospectus under "DESCRIPTION OF THE NOTES--CREDIT ENHANCEMENT;" and

      o A financial guaranty insurance policy as described in this free writing prospectus under "THE INSURER AND THE POLICY."

      Neither the sponsor nor the depositor is or is affiliated with a government agency, instrumentality or government sponsored enterprise. The notes are not bank accounts and are not insured by the FDIC or any other governmental entity.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED THAT THIS FREE WRITING PROSPECTUS OR THE BASE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

      On or about December 21, 2006, delivery of the notes offered by this free writing prospectus will be made through the book-entry facilities of The Depository Trust Company, Clearstream Banking Luxembourg and the Euroclear System. See "DESCRIPTION OF THE NOTES--GENERAL" in this free writing prospectus and "DESCRIPTION OF THE SECURITIES--BOOK-ENTRY SECURITIES" in the base prospectus.

LEHMAN BROTHERS                                         BEAR, STEARNS & CO. INC.
CREDIT SUISSE                                     INDYMAC SECURITIES CORPORATION

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
FREE WRITING PROSPECTUS

SUMMARY .................................................................      3
   The Transaction Parties ..............................................      3
   The Notes ............................................................      5
   The Certificates .....................................................      5
   The HELOCs ...........................................................      6
   Cut-off Date .........................................................      6
   Statistical Cut-off Date .............................................      6
   Closing Date .........................................................      6
   Statistical Information ..............................................      6
   Statistical Calculation HELOC Pool ...................................      6
   The Notes ............................................................      8
   Payments on the Notes ................................................      8
   The Policy ...........................................................     10
   Final Scheduled Payment Date .........................................     10
   Fees and Expenses ....................................................     11
   Servicing Fee ........................................................     11
   Additional Servicing Compensation ....................................     11
   Rapid Amortization Events ............................................     11
   Optional Redemption ..................................................     12
   Tax Status ...........................................................     12
   ERISA Considerations .................................................     12
   Legal Investment Considerations ......................................     12
   Ratings of the Notes .................................................     12
RISK FACTORS ............................................................     14
THE HELOC POOL ..........................................................     21
   General ..............................................................     21
   HELOC Statistics .....................................................     22
   Representation and Warranties ........................................     24
THE ORIGINATOR ..........................................................     25
   IndyMac Bank, F.S.B ..................................................     25
INDYMAC BANK HELOC PROGRAM ..............................................     25
   HELOC Origination ....................................................     25
   Purchases of HELOC Pools .............................................     25
   HELOC Underwriting and Credit Criteria ...............................     26
   Asset, Income and Employment Documentation ...........................     26
   Credit Criteria ......................................................     27
   First Mortgage Requirements ..........................................     28
   Title Insurance ......................................................     28
   Appraisal Requirements ...............................................     29
   Mortgaged Properties .................................................     29
   Exceptions ...........................................................     30
THE SPONSOR AND SELLER ..................................................     30
SERVICING OF THE HELOCS .................................................     31
   The Servicer .........................................................     31
   Card Management Corporation ..........................................     32
   First Data Resources, Inc ............................................     33
   Delinquency and Loss Experience ......................................     33
   Servicing Compensation and Payment of Expenses .......................     33
   Collection of Taxes, Assessments and Similar Items ...................     34
   Insurance Coverage ...................................................     34

                                                                            PAGE
                                                                            ----
   Evidence as to Compliance ............................................     34
   Servicer Default .....................................................     34
   Certain Matters regarding the Servicer ...............................     34
   Modification of the HELOCS ...........................................     35
   Limitations on Liability .............................................     35
STATIC POOL DATA ........................................................     35
THE DEPOSITOR ...........................................................     36
THE ISSUING ENTITY ......................................................     36
THE OWNER TRUSTEE .......................................................     37
THE INDENTURE TRUSTEE ...................................................     38
THE INSURER AND THE POLICY ..............................................     40
      The Insurer .......................................................     40
   General ..............................................................     40
      The Policy ........................................................     42
AFFILIATIONS AND RELATED TRANSACTIONS ...................................     44
THE MORTGAGE LOAN PURCHASE AGREEMENT AND THE SALE AND SERVICING
   AGREEMENT ............................................................     44
   General ..............................................................     44
   Assignment and Pledge of HELOCs ......................................     44
   Event of Servicer Termination; Rights Upon Event of Servicer
      Termination .......................................................     46
   Amendment ............................................................     48
   Voting Rights ........................................................     48
THE TRUST AGREEMENT, INDENTURE AND ADMINISTRATION AGREEMENT .............     48
   General ..............................................................     48
   Termination ..........................................................     49
   Administration .......................................................     49
   Amendment ............................................................     49
   Servicing ............................................................     50
   Control Rights of the Insurer ........................................     50
CERTAIN REGULATORY MATTERS RELATED TO BANKS .............................     51
   General ..............................................................     51
   Certain Matters Relating to Conservatorship and Receivership .........     51
   Certain Regulatory Matters ...........................................     52
DESCRIPTION OF THE NOTES ................................................     52
   General ..............................................................     52
   Definitive Notes .....................................................     53
   Interest Payments ....................................................     53
   Determination of LIBOR ...............................................     54
   Principal Payments ...................................................     55
   Rapid Amortization Events ............................................     57
   Sale of HELOCs and Priority of Payment of Sale Proceeds Following
      Rapid Amortization Event ..........................................     58
   Priority of Payments .................................................     58
   Deposits to the Collection Account ...................................     61
   Withdrawals from the Collection Account ..............................     62
   Deposits to the Payment Account ......................................     63
   Investments of Amounts Held in Accounts ..............................     63
   Credit Enhancement ...................................................     63

                               TABLE OF CONTENTS

                                   (continued)

                                                                            PAGE
                                                                            ----
   Allocation of Investor Charge-Off Amounts ..........................       64
   Final Scheduled Payment Date .......................................       64
   Optional Redemption ................................................       64
   Fees and Expenses ..................................................       65
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS .........................       65
   General ............................................................       65
   Effect of Overcollateralization Feature ............................       67
CERTAIN FEDERAL INCOME TAX CONSIDERATIONS .............................       68
   General ............................................................       68
   Tax Treatment of the Notes .........................................       68
   Penalty Protection .................................................       70
STATE TAX CONSIDERATIONS ..............................................       70
ERISA CONSIDERATIONS ..................................................       70
   General ............................................................       70
   Purchases of the Notes .............................................       71
LEGAL INVESTMENT CONSIDERATIONS .......................................       72
LEGAL PROCEEDINGS .....................................................       72
LEGAL MATTERS .........................................................       72
RATINGS ...............................................................       72
INDEX OF DEFINED TERMS ................................................       74
ANNEX I - STATISTICAL INFORMATION OF THE HELOCS .......................      I-1
ANNEX II-A - ASSUMED HELOC CHARACTERISTICS ............................   II-A-1
ANNEX II-B - NOTE PRINCIPAL AMOUNT DECREMENT TABLES ...................   II-B-1

                                TABLE OF CONTENTS

                                   (continued)

                                                                            PAGE
                                                                            ----
BASE PROSPECTUS

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS AND EACH
   ACCOMPANYING PROSPECTUS SUPPLEMENT ...................................      5
RISK FACTORS ............................................................      6
   Limited Source of Payments -- No Recourse to Sellers, Depositor or
      Servicer ..........................................................      6
   Credit Enhancement May Not Be Sufficient to Protect You from Losses ..      7
   Losses on Balloon Payment Mortgages Are Borne by You .................      7
   Multifamily Lending ..................................................      7
   Junior Liens .........................................................      8
   Partially Unsecured Loans ............................................      9
   Home Equity Lines of Credit ..........................................      9
   Nature of Mortgages ..................................................     10
   Your Risk of Loss May Be Higher Than You Expect If Your Securities
      Are Backed by Partially Unsecured Home Equity Loans ...............     14
   Impact of World Events ...............................................     14
   You Could Be Adversely Affected by Violations of Environmental Laws ..     14
   Ratings of the Securities Do Not Assure Their Payment ................     15
   Book-Entry Registration ..............................................     16
   Pre-Funding Accounts Will Not Be Used to Cover Losses on the Loans ... 16 Unused Amounts on Deposit in Any Pre-Funding Account Will Be Paid
      as Principal to Securityholders ...................................     16
   Secondary Market for the Securities May Not Exist ....................     17
   Bankruptcy or Insolvency May Affect the Timing and Amount of
      Distributions on the Securities ...................................     17
   Holders of Original Issue Discount Securities Are Required to
      Include Original Issue Discount in Ordinary Gross Income as It
      Accrues ...........................................................     18
   The Principal Amount of Securities May Exceed the Market Value of
      the Issuing Entity Assets .........................................     18
THE ISSUING ENTITY ......................................................     20
   The Mortgage Loans--General ..........................................     21
   Agency Securities ....................................................     27
   Private Mortgage-Backed Securities ...................................     31
   Substitution of Issuing Entity Assets ................................     33
   Available Information ................................................     33

                                                                            PAGE
                                                                            ----
   Incorporation of Certain Documents by Reference; Reports Filed with
      the SEC ...........................................................     33
   Reports to Securityholders ...........................................     34
USE OF PROCEEDS .........................................................     36
THE DEPOSITOR ...........................................................     36
MORTGAGE LOAN PROGRAM ...................................................     36
   Underwriting Standards ...............................................     36
   Underwriting Process .................................................     36
   Qualifications of Sellers ............................................     37
   Representations by Sellers; Repurchases ..............................     37
STATIC POOL DATA ........................................................     39
DESCRIPTION OF THE SECURITIES ...........................................     39
   General ..............................................................     40
   Distributions on Securities ..........................................     42
   Advances .............................................................     43
   Mandatory Auction ....................................................     44
   Categories of Classes of Securities ..................................     44
   Indices Applicable to Floating Rate and Inverse Floating Rate
      Classes ...........................................................     47
   Book-Entry Securities ................................................     50
   Global Clearance, Settlement And Tax Documentation Procedures ........     55
CREDIT ENHANCEMENT ......................................................     58
   General ..............................................................     58
   Subordination ........................................................     58
   Letter of Credit .....................................................     59
   Mortgage Pool Insurance Policies .....................................     59
   Special Hazard Insurance Policies ....................................     60
   Bankruptcy Bonds .....................................................     61
   Reserve Fund .........................................................     61
   Cross Support ........................................................     62
   Insurance Policies, Surety Bonds and Guaranties ......................     62
   Over-Collateralization ...............................................     62
   Financial Instruments ................................................     63
   Deposit Agreements ...................................................     63
YIELD AND PREPAYMENT CONSIDERATIONS .....................................     63
   Prepayment Standards or Models .......................................     66
   Yield ................................................................     66
THE AGREEMENTS ..........................................................     66
   Assignment of Issuing Entity Assets ..................................     66
   Payments on Issuing Entity Assets; Deposits to Security Account ......     69
   Pre-Funding Account ..................................................     71
   Collection Procedures ................................................     71
   The Surety Provider ..................................................     72
   Hazard Insurance .....................................................     73
   Realization upon Defaulted Mortgage Loans ............................     74
   Servicing and Other Compensation and Payment of Expenses .............     77
   Evidence as to Compliance ............................................     77
   List of Securityholders ..............................................     78

                               TABLE OF CONTENTS

                                   (continued)

                                                                            PAGE
                                                                            ----
   Certain Matters Regarding the Servicer and the Depositor .............     78
   Events of Default ....................................................     79
   Amendment ............................................................     81
   Termination; Optional Termination ....................................     83
   The Trustee ..........................................................     84
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS .............................     84
   General ..............................................................     84
   Foreclosure and Repossession .........................................     85
   Rights of Redemption .................................................     87
   Anti-Deficiency Legislation and Other Limitations on Lenders .........     87
   Environmental Risks ..................................................     88
   Due-on-sale Clauses ..................................................     89
   Prepayment Charges ...................................................     89
   Applicability of Usury Laws ..........................................     90
   Servicemembers Civil Relief Act ......................................     90
MATERIAL FEDERAL INCOME TAX CONSEQUENCES ................................     90
   General ..............................................................     90
   Taxation of Debt Securities ..........................................     91
   REMIC Securities .....................................................     97
   Tax Status as a Grantor Trust ........................................    106
   Final Trust Reporting Regulations ....................................    113
   Tax Characterization of the Issuing Entity as a Partnership ..........    113
   Tax Consequences to Holders of the Notes .............................    114
   Tax Consequences to Holders of the Certificates ......................    116
STATE TAX CONSIDERATIONS ................................................    119
ERISA CONSIDERATIONS ....................................................    119
   Plan Assets Regulation and Certain Exemptions ........................    119
   Class Exemptions .....................................................    120
   Underwriter Exemption ................................................    121
LEGAL INVESTMENT ........................................................    125
METHOD OF DISTRIBUTION ..................................................    126
LEGAL MATTERS ...........................................................    127
FINANCIAL INFORMATION ...................................................    127
RATING ..................................................................    127
INDEX OF PRINCIPAL TERMS ................................................    128

      IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS FREE WRITING PROSPECTUS AND THE BASE PROSPECTUS

      We provide information to you about the notes in two separate documents that progressively provide more detail:

      o the base prospectus, which provides general information, some of which may not apply to your series of notes; and

      o this free writing prospectus, which describes the specific terms of your series of notes.

      Some of the statements contained in or incorporated by reference in this free writing prospectus and the base prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

      The discussion contained in this free writing prospectus as to tax considerations is not intended or written to be used, and cannot be used, for the purpose of avoiding United States Federal income tax penalties. Such discussion is written to support the promotion or marketing of the transactions or matters addressed in this free writing prospectus. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

                                                TRANSACTION OVERVIEW

        ------------------------
                                                                                  Indenture Trustee holds
          IndyMac Bank, F.S.B.               Seller transfers HELOC               HELOC documents for the
            (Sponsor/Seller/             documents to Indenture Trustee           benefit of investors
               Servicer         ---------------------------------------------------------------------
                                                                                                     |
        ------------------------                                                                     |
             |            |                                                                          |
             |            |                                                                          |
             |            |                                                                          |
         Net |            | HELOCs                                        Wilmington Trust    Deutsche Bank National
    offering |            |                                                    Company             Trust Company
    proceeds |            |                                                       |             (Indenture Trustee)
             |            |                                                       |                  |
             |            |                                                       |                  |
             |            |                                                       |                  |
        ------------------------                                              ------------------------------
                                                      HELOCs                        IndyMac Home Equity
            IndyMac ABS, Inc.   ----------------------------------------------  Mortgage Loan Asset-Backed
               (Depositor)                                                               Trust,
                                ----------------------------------------------       Series 2006-H4
        ------------------------     Notes and Class B, L and R Certificates        (Issuing Entity)
             |            |                                                   ------------------------------
             |            |                                                                  |
             |            |                                                                  |
             |            |                                                                  |
             |            |                                                                  |
             |            |                                                                  |
         Net |            | Notes                                                            |
    offering |            |                                                                  |
    proceeds |            |                                                                  |
             |            |                                                                  |
             |            |                                                                  |
             |            |                                                                  |
------------------------------------                                          ------------------------------
        Lehman Brothers Inc.
      Bear, Stearns & Co. Inc.                                                        MBIA Insurance
  Credit Suisse Securities (USA) LLC                                                    Corporation
     IndyMac Securities Corporation                                                 (Insurer for Notes)
            (Underwriters)
------------------------------------                                          ------------------------------
             |            |
             |            |
             |            |
             |            |
    offering |            | Notes
    proceeds |            |
             |            |
             |            |
             |            |
        ------------------------

                Investors

        ------------------------

                                     SUMMARY

o This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the notes, read this entire document and the base prospectus carefully.

o While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this free writing prospectus and the base prospectus before making any investment decision.

THE TRANSACTION PARTIES

ISSUING ENTITY

IndyMac Home Equity Mortgage Loan Asset-Backed Trust, Series 2006-H4, a Delaware statutory trust. The issuing entity is also sometimes referred to herein as the "trust" or the "trust fund."

SEE "THE ISSUING ENTITY" IN THIS FREE WRITING PROSPECTUS.

DEPOSITOR

IndyMac ABS, Inc., a Delaware corporation and a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300.

SEE "THE DEPOSITOR" IN THIS FREE WRITING PROSPECTUS.

SPONSOR, SELLER AND SERVICER

IndyMac Bank, F.S.B. is a federal savings bank. Its principal executive office is located at 888 East Walnut Street, Pasadena, California 91101-7211, and its telephone number is (800) 669-2300.

SEE "THE SPONSOR AND SELLER" AND "SERVICING OF THE HELOCS--THE SERVICER" IN THIS FREE WRITING PROSPECTUS.

ORIGINATOR

IndyMac Bank, F.S.B. originated approximately 83.00% of the statistical calculation HELOC pool, by statistical cut-off date principal balance. IndyMac Bank, F.S.B. is a federal savings bank. Its principal executive office is located at 888 East Walnut Street, Pasadena, California 91101-7211, and its telephone number is (800) 669-2300.

No other originator originated 10% or more of the statistical calculation HELOC pool, by statistical cut-off date principal balance.

SEE "THE ORIGINATOR" IN THIS FREE WRITING PROSPECTUS.

SUBSERVICER

Card Management Corporation is an Indiana corporation. Its principal executive office is located at 20 NW First Street, Evansville, Indiana 47708, and its telephone number is (812) 425-0072.

SEE "SERVICING OF THE HELOCS--CARD MANAGEMENT CORPORATION" IN THIS FREE WRITING PROSPECTUS.

INDENTURE TRUSTEE

Deutsche Bank National Trust Company, a national banking association. The corporate trust office of the indenture trustee is located (i) for purposes of note transfers, at DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attention: Transfer Unit and (ii) for all other purposes, at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration IN06H4, and its telephone number is (800) 735-7777.

SEE "THE INDENTURE TRUSTEE" IN THIS FREE WRITING PROSPECTUS.

OWNER TRUSTEE

Wilmington Trust Company, a Delaware banking corporation with trust powers. The mailing address of the owner trustee is Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

SEE "THE OWNER TRUSTEE" IN THIS FREE WRITING PROSPECTUS.

INSURER

MBIA Insurance Corporation is a stock insurance corporation incorporated under the laws of the State of New York. The mailing address of the Insurer is 113 King Street, Armonk, New York 10504, and its telephone number is (914) 273-4545.

See "THE INSURER AND THE POLICY--THE INSURER" in this free writing prospectus.

RATING AGENCIES

Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., will issue ratings with respect to the notes.

SALE AND SERVICING AGREEMENT

The sale and servicing agreement between the depositor, the issuing entity, the seller, the servicer and the indenture trustee, under which the depositor will transfer the home equity line of credit loans, or HELOCs, to the issuing entity, the servicer will service the HELOCs and the indenture trustee will hold the loan files.

INDENTURE

The indenture between the issuing entity and the indenture trustee under which the issuing entity will issue the notes and pledge the HELOCs to the indenture trustee as collateral to secure the repayment of the notes.

THE NOTES

      The notes will have the following characteristics:

                                                                                                      INITIAL
                                                                                                   NOTE RATINGS
          NOTE PRINCIPAL   INITIAL INTEREST      SUMMARY INTEREST      PRINCIPAL                   -------------
            AMOUNT(1)          RATE(2)             RATE FORMULA           TYPE     INTEREST TYPE   MOODY'S   S&P
          --------------   ----------------   ----------------------   ---------   -------------   -------   ---
           $650,000,000         [____]%       LIBOR(3) plus [__]%(4)    Senior     Variable Rate     Aaa     AAA

----------

(1)   This balance is approximate, as described in this free writing prospectus.

(2) Reflects the initial interest rate for the initial interest accrual period.

(3) With respect to LIBOR for each interest accrual period other than the initial interest accrual period, LIBOR will be determined in accordance with the procedures set forth under "DESCRIPTION OF THE
      NOTES--DETERMINATION OF LIBOR" in this free writing prospectus.

(4) Subject to the maximum rate, as described in this free writing prospectus under "DESCRIPTION OF THE NOTES--INTEREST PAYMENTS."

The notes will also have the following additional characteristics:

                                       FINAL       EXPECTED
            DELAY /     INTEREST     SCHEDULED      FINAL
 RECORD     ACCRUAL      ACCRUAL      PAYMENT      PAYMENT         MINIMUM       INCREMENTAL    CUSIP
 DATE(1)   PERIOD(2)   CONVENTION     DATE(3)       DATE(4)     DENOMINATIONS   DENOMINATIONS   NUMBER
 -------   ---------   ----------   ----------   ------------   -------------   -------------   -------
   DD        0 day     Actual/360   March 2037   January 2019    $   250,000       $ 1,000      [_____]

----------

(1) DD = For any payment date, the close of business on the business day immediately before that payment date, or if the notes have been issued in definitive form, the last business day of the preceding calendar month. See "DESCRIPTION OF THE NOTES--DEFINITIVE NOTES" in this free writing prospectus.

(2) 0 day = For any payment date, the interest accrual period will be the period beginning on the immediately preceding payment date (or the closing date, in the case of the first interest accrual period) and ending on the calendar day immediately before the related payment date.

(3) The Final Scheduled Payment Date with respect to the notes is the date which is six months after the payment date immediately following the month of the last due date of the latest maturing HELOC.

(4) The Expected Final Payment Date with respect to the notes is based on an assumed CPR of 40%, and a constant draw rate of 10%.

THE CERTIFICATES

      In addition to the notes, the trust will also issue the Class B, L and R Certificates. The Class B, L and R Certificates are not being offered by this free writing prospectus. Information provided on the Class B, L and R Certificates is provided for informational purposes only.

      The Class B Certificates will generally be entitled to receive (x) any collections received on the home equity line of credit loans that are allocated to the notes based on the floating allocation percentage remaining after giving effect to all payments due and payable to the noteholders and other secured parties, and (y) a portion of collections received on the home equity lines of credit loans that are not allocated to the notes based on the floating allocation percentage.

      The Class L Certificate will represent the sole residual class in the lower-tier REMIC and will generally be entitled to receive a portion of collections received on the home equity lines of credit loans that are not allocated to the notes based on the floating allocation percentage and will be entitled to receive payments with respect to early termination fees paid by borrowers under the home equity line of credit loans. See "DESCRIPTION OF THE NOTES--PRIORITY OF PAYMENTS" below.

      The Class R Certificates will represent the sole residual class in the upper-tier REMIC and will not have a principal balance, or an interest rate, or be entitled to receive collections received on the home equity lines of credit loans. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS--GENERAL" below.

THE HELOCS

The pool will consist of adjustable rate home equity line of credit loans, referred to as HELOCs or home equity lines of credit in this free writing prospectus, secured by first or second liens on one-to-four-family residential properties. The HELOCs included in the trust have been originated in accordance with the underwriting guidelines of the applicable mortgage loan originator in effect at the time of origination as described herein.

CUT-OFF DATE

The cut-off date for any HELOC delivered to the indenture trustee on the closing date will be December 12, 2006.

STATISTICAL CUT-OFF DATE

The statistical information about the HELOCs contained in this free writing prospectus pertains to the characteristics of the HELOCs as of the statistical cut-off date of October 31, 2006.

CLOSING DATE

On or about December 21, 2006.

STATISTICAL INFORMATION

The statistical information presented in this free writing prospectus concerning the HELOCs does not necessarily reflect the actual HELOCs that will be included in the trust as of the closing date.

The statistical information presented in this free writing prospectus relates to a statistical calculation HELOC pool that consists of 10,305 HELOCs having an aggregate stated principal balance of approximately $668,252,014 as of the statistical cut-off date, after giving effect to principal payments due on or before that date. The HELOC pool acquired on the closing date is expected to include HELOCs having an aggregate stated principal balance, as of the cut-off date, after giving effect to principal payments due on or before that date, equal to the sum of the initial note principal amount of the notes and any initial overcollateralization, which is expected to be approximately $650,001,000.

STATISTICAL CALCULATION HELOC POOL

Between the statistical cut-off date and the cut-off date, the stated principal balance of the HELOCs described in this free writing prospectus may be reduced through principal payments received on the HELOCs and may be increased by additional draws made on the HELOCs. In addition, HELOCs may be removed from the HELOC pool as a result of incomplete documentation or because they are determined not to meet the eligibility requirements for inclusion in the HELOC pool and any HELOCs that prepay in full prior to the closing date may be removed. In addition, HELOCs may be removed or added to the HELOC pool in order to cause the aggregate stated principal balance of the HELOC pool as of the cut-off date to equal the amount described in the preceding paragraph.

However, the removal of such HELOCs and the addition of HELOCs to the HELOC pool on the closing date is not expected to materially alter the characteristics of the HELOCs described in this free writing prospectus, although the range of mortgage rates and maturities and certain other characteristics of the HELOCs may vary. The depositor believes that the information in this free writing prospectus with respect to the statistical calculation HELOC pool is representative of the characteristics of the HELOC pool as it will be constituted at the closing date, although certain characteristics of the HELOCs in the HELOC pool will vary. Any statistic presented on a weighted average basis or any statistic based on the aggregate stated principal balance or aggregate credit limit of the HELOCs is subject to a variance of plus or minus 5%.

The statistical calculation HELOCs consist of HELOCs with an aggregate stated principal balance of approximately $668,252,014 as of the statistical cut-off date, after giving effect to principal payments due on or before that date, and a total credit limit of approximately $982,906,173 as of the statistical cut-off date.

As of the statistical cut-off date, the statistical calculation HELOC pool had the following characteristics:

                                  HELOC SUMMARY

                                                                             WEIGHTED     TOTAL
                                                          RANGE OR TOTAL     AVERAGE    PERCENTAGE
                                                        ------------------   --------   ----------
Number of HELOCs ....................................         10,305              --         --
Range of Outstanding Principal Balances .............   $1,477 to $650,800        --         --
Average Outstanding Principal Balance ...............        $64,847              --         --
Range of Credit Limits ..............................   $6,550 to $700,000        --         --
Average Credit Limit ................................        $95,381                         --
Range of Credit Limit Utilization Rates .............   10.00% to 107.55%         --         --
Credit Limit Utilization Rate of Pool ...............         67.99%              --         --
Range of Loan Rates .................................   4.000% to 18.000%      8.314%        --
Original Draw Period (in months) ....................       60 to 180            120         --
Original Terms to Maturity (in months) ..............       120 to 360           252         --
Remaining Terms to Maturity (in months) .............       90 to 358            249         --
Original Combined Loan-to-Value Ratios ..............    3.48% to 279.20%      80.82%        --
Number of Second Lien HELOCs ........................         10,170              --      98.42%
Geographic Distribution in Excess of 10.00% of the
Total Scheduled Principal Balance:
   California .......................................      $398,162,086           --      59.58%
Credit Scores* ......................................       436 to 836           718         --
Gross Margins .......................................   -1.000% to 10.000%     1.161%        --
Maximum Loan Rates ..................................   16.000% to 18.000%    17.990%        --

      SEE "THE HELOC POOL" IN THIS FREE WRITING PROSPECTUS.

* A small number of the statistical calculation HELOCs did not have a credit score.

REQUIRED REPURCHASES OR SUBSTITUTIONS OF HELOCS

The seller will make certain representations and warranties relating to the HELOCs pursuant to the sale and servicing agreement, including: (1) at the time of transfer to the trust, the seller has transferred or assigned all of its right, title and interest in each HELOC and the related documents, free of any lien, subject to exceptions; (2) each HELOC was generated under a note or credit line agreement that complied, at the time of origination, in all material respects with applicable state and federal laws including all applicable anti-predatory and anti-abusive lending laws; (3) each loan file contains the documents specified in the sale and servicing agreement; (4) as of December 12, 2006, none of the HELOCs is more than 30 days delinquent; (5) all of the HELOCs were originated or acquired from third parties substantially in accordance with the applicable originator's underwriting criteria in effect at the time of origination; and (6) none of the HELOCs constitute "high cost loans" under applicable anti-predatory and anti-abusive lending laws. With respect to any HELOC, if any of the representations and warranties is breached in any material respect as of the date made and remains uncured for more than 90 days, or if an uncured material document defect exists, the seller will be obligated to either repurchase or substitute for the affected HELOC. The obligation of the seller to accept a retransfer of a defective HELOC through repurchase or substitution is the sole remedy regarding any defects in the HELOC and related documents available to the indenture trustee or the noteholders.

FOR ADDITIONAL INFORMATION REGARDING THE REPURCHASE OR SUBSTITUTION OF A HELOC, SEE "THE HELOC POOL--REPRESENTATIONS AND WARRANTIES" IN THIS FREE WRITING PROSPECTUS AND "THE AGREEMENTS--ASSIGNMENT OF ISSUING ENTITY ASSETS" IN THE BASE PROSPECTUS.

THE NOTES

The notes will be issued with the initial approximate characteristics set forth under "THE NOTES" in the tables on page 5.

In addition to the notes, the trust will issue three classes of certificates, the Class B, L and R Certificates, which are not offered by this free writing prospectus.

In addition, this free writing prospectus provides information regarding the certificates in the tables on pages 5 and 6 and throughout this free writing prospectus for informational purposes only. The certificates are not offered hereby.

The notes represent obligations of the trust, the assets of which will consist of adjustable rate, first and second lien HELOCs having a total principal balance as of December 12, 2006 of approximately $650,001,000. Any difference between the total principal amount of the notes on the closing date and the approximate total principal amount of the notes as reflected in this free writing prospectus will not exceed 5%.

The notes will have an approximate total initial principal amount of $650,000,000.

PAYMENTS ON THE NOTES

PAYMENT DATES

Principal and interest on the notes will be distributed on the 25th day of each month, beginning in January 2007. However, if the 25th day is not a business day, payments will be made on the next business day after the 25th day of the month.

RECORD DATE

The business day immediately preceding a payment date, or if the notes are no longer book-entry notes, the last business day of the month preceding the month of a payment date.

DENOMINATIONS

$250,000 and multiples of $1,000 in excess thereof.

REGISTRATION OF NOTES

Book-entry form. Persons acquiring beneficial ownership interests in the notes may elect to hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

SEE "DESCRIPTION OF THE NOTES--GENERAL" IN THIS FREE WRITING PROSPECTUS AND "DESCRIPTION OF THE SECURITIES--BOOK-ENTRY SECURITIES" IN THE BASE PROSPECTUS.

AMOUNT AVAILABLE FOR MONTHLY PAYMENT

On each payment date, the indenture trustee will make payments to noteholders. The amounts available for payment will generally include:

      o the portion of collections of monthly payments of principal and interest on the HELOCs, including prepayments and other unscheduled collections, allocated to the notes based on the floating allocation percentage, plus

      o amounts from any draws on the financial guaranty insurance policy, minus

      o the amount of principal collections applied to fund additional draws on the HELOCs, minus

      o fees and expenses of the servicer, the owner trustee and the indenture trustee.

SEE "DESCRIPTION OF THE NOTES--INTEREST PAYMENTS," "--PRINCIPAL PAYMENTS" AND "FEES AND EXPENSES" IN THIS FREE WRITING PROSPECTUS.

PRIORITY OF PAYMENT

Payments to the noteholders, the insurer and the certificateholders on any payment date will be made from amounts available for payment (described above) generally as follows:

      o     the premium amount payable to the insurer;

      o to the noteholders, the interest payment amount with respect to the notes for that payment date;

      o to the noteholders, the note principal payment amount for such Payment Date until the note principal amount of the notes has been reduced to zero;

      o to the noteholders, as a payment of principal, in the following order, (a) the floating allocation percentage of the charge-off amounts incurred during the preceding collection period and (b) the floating allocation percentage of the charge-off amounts incurred during previous periods that were not subsequently funded, until the note principal amount of the notes has been reduced to zero;

      o     to the insurer, any reimbursement amount, if any, then due to it;

      o to the noteholders, the accelerated principal payment, if any, until the note principal amount of the notes has been reduced to zero;

      o to the servicer, to pay certain amounts that may be required to be paid to the servicer (including expenses associated with the transition to any new servicer) and not previously reimbursed pursuant to the sale and servicing agreement;

      o to the noteholders to pay current and any previously unreimbursed deferred interest, due to the application of the maximum rate to determine the interest rate on the notes on any payment date, and interest thereon at the note rate (determined for this purpose without regard to the maximum rate);

      o any unreimbursed expenses due and owing to the indenture trustee and the owner trustee and not otherwise previously paid on that payment date; and

      o to the holders of the Class B and L Certificates, any remaining amounts available for monthly distribution, as described in the sale and servicing agreement and the trust agreement.

In addition, the holders of the Class B and Class L Certificates will be entitled to a portion of collections of monthly payments of principal and interest on the HELOCs that are not allocated to the notes based on the floating allocation percentage.

SEE "DESCRIPTION OF THE NOTES--PRIORITY OF PAYMENTS" IN THIS FREE WRITING PROSPECTUS.

INTEREST PAYMENTS

Interest will accrue on the notes at the lesser of (1) the applicable annual rate as described in the table on page 5 and (2) the maximum rate for that payment date.

The maximum rate is a limitation generally based on the amount of interest collections received from HELOCs during the applicable collection period, net of certain fees and expenses of the trust.

FOR A COMPLETE DESCRIPTION OF THE MAXIMUM RATE AND THE PRIORITY OF PAYMENT OF INTEREST, SEE "DESCRIPTION OF THE NOTES -- INTEREST PAYMENTS" IN THIS FREE WRITING PROSPECTUS.

PRINCIPAL PAYMENTS

Principal will be paid on the notes on each payment date in reduction of the outstanding note principal amount of the notes in the amounts described herein.

The amount of principal payable with respect to the notes will be determined by the applicable amortization period described below and in accordance with a formula that takes into account the principal collections received on the HELOCs in the HELOC pool each month minus (during the managed amortization period) the floating allocation percentage of the total principal balance of additional draws made by borrowers on the HELOCs for such month plus any excess cash needed to build or maintain certain required levels of overcollateralization for the notes. The terms of the amortization of the notes have been divided into two periods, the managed amortization period and the rapid amortization period, as described in this free writing prospectus.

In addition, prior to the stepdown date or if a trigger event is in effect or a rapid amortization trigger event has occurred, the holders of the notes will receive the floating allocation percentage of all available principal funds. Following the stepdown date unless a trigger event is in effect or a rapid amortization trigger event has occurred, the holders of the notes will receive a specified portion of the floating allocation percentage of available principal funds.

SEE "DESCRIPTION OF THE NOTES--PRINCIPAL PAYMENTS" IN THIS FREE WRITING PROSPECTUS.

ENHANCEMENT OF LIKELIHOOD OF PAYMENT ON THE NOTES

The payment structure of this securitization includes excess cash flow, overcollateralization, and a financial guaranty insurance policy.

SEE "DESCRIPTION OF THE NOTES--CREDIT ENHANCEMENT" IN THIS FREE WRITING PROSPECTUS FOR A MORE DETAILED DESCRIPTION OF THE FEATURES OF THE EXCESS CASH FLOW, OVERCOLLATERALIZATION, AND FINANCIAL GUARANTY INSURANCE POLICY.

EXCESS CASH FLOW; OVERCOLLATERALIZATION

The HELOCs owned by the trust bear interest each month that, in the aggregate, is expected to exceed the amount needed to pay monthly interest on the notes and certain fees and expenses of the trust. On each payment date, this "excess cash flow" received from the HELOCs each month will be available as an accelerated payment of principal on the notes to cause the overcollateralization amount to equal the specified overcollateralization amount. The overcollateralization amount on the closing date will be approximately $1,000.

SEE "DESCRIPTION OF THE NOTES--CREDIT ENHANCEMENT--EXCESS CASH FLOW" AND "DESCRIPTION OF THE NOTES--CREDIT ENHANCEMENT--OVERCOLLATERALIZATION" IN THIS FREE WRITING PROSPECTUS.

ALLOCATION OF CHARGE-OFF AMOUNTS

The floating allocation percentage of charge-off amounts on the HELOCs will be allocated first, to the excess cash flow and second, to the overcollateralization amount.

THE POLICY

The depositor will obtain a noncancellable financial guaranty insurance policy from the insurer with respect to the notes. The financial guaranty insurance policy will unconditionally and irrevocably guarantee that the indenture trustee will receive timely payments of interest and the ultimate payment of principal on the notes, as described under the heading "THE INSURER AND THE POLICY" in this free writing prospectus, and the indenture trustee will receive an amount equal to any overcollateralization deficit on any payment date preceding the final scheduled payment date. The financial guaranty insurance policy will not provide coverage for prepayment interest shortfalls, Relief Act shortfalls or Deferred Interest.

SEE "THE INSURER AND THE POLICY" IN THIS FREE WRITING PROSPECTUS.

FINAL SCHEDULED PAYMENT DATE

The final scheduled payment date for the notes will be the payment date in March 2037. The final scheduled payment date for the notes is the date which is six months after the payment date immediately following the month of the scheduled maturity of the latest maturing HELOC. The actual final payment date for the notes may be earlier, and could be substantially earlier, than the final scheduled payment date.

FEES AND EXPENSES

Certain fees and expenses payable to the servicer, the insurer, the indenture trustee, the owner trustee and the insurer will be paid from the assets of the issuing entity prior to distributions to noteholders.

FOR MORE INFORMATION, SEE "DESCRIPTION OF THE NOTES--FEES AND EXPENSES" AND "--PRIORITY OF PAYMENTS" IN THIS FREE WRITING PROSPECTUS.

SERVICING FEE

The servicer will be paid a monthly fee (referred to as the servicing fee) with respect to each HELOC at a rate of 0.50% per annum (referred to as the servicing fee rate) on the stated principal balance of that HELOC.

ADDITIONAL SERVICING COMPENSATION

The servicer is also entitled to receive additional servicing compensation from late payment fees, assumption fees and other similar charges (excluding early termination fees) and investment income earned on amounts on deposit in certain of the issuing entity's accounts.

RAPID AMORTIZATION EVENTS

A rapid amortization event refers to any of the following events:

(a) default in the payment of any interest on the notes when the same becomes due and payable or the failure to pay any installment of principal on the notes in accordance with the sale and servicing agreement, and such default or failure continues for a period of two business days, or a failure to pay the entire note principal amount of the notes when the same become due and payable under the indenture or on the final scheduled payment date;

(b) failure on the part of the trust, the depositor, the seller or the servicer to observe or perform in any material respect any other material covenants or agreements set forth in the mortgage loan purchase agreement, the sale and servicing agreement, the indenture or the trust agreement, as applicable, which failure materially and adversely affects the noteholders or the insurer and continues unremedied for a period of 30 days after written notice of such failure shall have been given to the trust, the depositor, the seller or the servicer, as the case may be, by the indenture trustee or the insurer in accordance with the provisions of the indenture;

(c) the trust or the depositor files a petition to take advantage or otherwise voluntarily commences a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar statute;

(d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy insolvency or similar law or the appointment of a conservator or receiver or liquidator or other similar official in any bankruptcy, insolvency or similar proceedings for the winding-up or liquidation of its affairs, is entered against the trust or the depositor;

(e) the trust becomes subject to regulation by the SEC as an investment company within the meaning of the Investment Company Act of 1940, as amended;

(f)   any draw is made under the policy and remains unreimbursed for 90 days;

(g) the trust loses its status as one or more REMICs and such loss in status results in the imposition of an entity level tax on the trust; or

(h) the rights and obligations of the servicer under sale and servicing agreement are terminated by the Insurer or an event of servicer termination has occurred. See "THE MORTGAGE LOAN PURCHASE AGREEMENT AND THE SALE AND SERVICING AGREEMENT--EVENT OF SERVICER TERMINATION; RIGHTS UPON EVENT OF SERVICER TERMINATION" in this free writing prospectus.

In the case of any event described in clauses (a), (b), (e), (f), (g) or (h) above, a Rapid Amortization Event will be deemed to have occurred only if, after the applicable grace period, if any, described in the sale and servicing agreement, the insurer, or if an insurer default has occurred and is continuing, the indenture trustee or noteholders evidencing more than 50% of the note principal amount of the notes, declare that a rapid amortization event has occurred as of the date of such notice. In the case of an event described in either clause (c) or (d), a rapid amortization event will automatically occur.

If a rapid amortization trigger event occurs with respect to the notes, the insurer (or the indenture trustee in the event that the insurer has defaulted on its policy) will have the right to sell and liquidate assets of the issuing entity in order to pay off the then aggregate outstanding amount of the notes.

For a description of the remedies available upon the occurrence and during the continuation of a rapid amortization event and the priority of payments of sale proceeds received following the sale of any HELOCs, SEE "DESCRIPTION OF THE NOTES--RAPID AMORTIZATION EVENTS" AND "--SALE OF HELOCS AND PRIORITY OF PAYMENT OF SALE PROCEEDS FOLLOWING RAPID AMORTIZATION EVENT" IN THIS FREE WRITING PROSPECTUS.

OPTIONAL REDEMPTION

On any payment date on or after which the aggregate outstanding principal amount of the notes, prior to giving effect to payments of principal on such payment date, declines to or below 10% of the aggregate principal amount of the notes as of the closing date, the servicer will have the option to purchase from the trust all remaining HELOCs, subject to certain conditions, including (a) the consent of insurer (if the redemption would result in a draw under the financial guaranty insurance policy) is obtained and (b) no reimbursement amounts would remain due to insurer under the insurance agreement. If the servicer exercises its option to purchase the HELOCs, the notes will be redeemed and you will receive a final payment of principal on such payment date.

SEE "DESCRIPTION OF THE NOTES--OPTIONAL REDEMPTION" IN THIS FREE WRITING PROSPECTUS FOR A DESCRIPTION OF THE PURCHASE PRICE TO BE PAID FOR THE HELOCS UPON AN OPTIONAL REDEMPTION.

TAX STATUS

The trust will elect to treat all or a portion of the trust assets as two REMICs for federal income tax purposes. Each of the notes and the Class B Certificates will represent ownership of "regular interests" in the upper-tier REMIC. The Class L and R Certificates will be designated as the sole class of "residual interest" in the lower-tier REMIC and upper-tier REMIC, respectively.

SEE "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" IN THIS FREE WRITING PROSPECTUS AND "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" IN THE BASE PROSPECTUS FOR ADDITIONAL INFORMATION CONCERNING THE APPLICATION OF FEDERAL INCOME TAX LAWS TO THE NOTES.

ERISA CONSIDERATIONS

Subject to the considerations and conditions described under "ERISA Considerations" in this free writing prospectus and the base prospectus, the notes may be purchased and transferred to employee benefit plans or other retirement plans or arrangements subject to the Employee Retirement Income Security Act of 1974, as amended, or to Section 4975 of the Internal Revenue Code of 1986, as amended.

SEE "ERISA CONSIDERATIONS" IN THIS FREE WRITING PROSPECTUS AND IN THE BASE PROSPECTUS FOR A MORE COMPLETE DISCUSSION OF THESE ISSUES.

LEGAL INVESTMENT CONSIDERATIONS

The notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

There are other restrictions on the ability of certain types of investors to purchase the notes that prospective investors should also consider.

SEE "LEGAL INVESTMENT CONSIDERATIONS" IN THIS FREE WRITING PROSPECTUS AND "LEGAL INVESTMENT" IN THE BASE PROSPECTUS.

RATINGS OF THE NOTES

The notes will initially have the ratings from Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. set forth in the table on page 5.

   o The ratings are not recommendations to buy, sell or hold these notes. A rating may be changed or withdrawn at any time by the assigning rating agency.

   o The ratings do not address the possibility that, as a result of principal prepayments, the yield on your notes may be lower than anticipated.

   o The ratings do not address the payment of any deferred interest with respect to these notes.

SEE "RATINGS" IN THIS FREE WRITING PROSPECTUS FOR A MORE COMPLETE DISCUSSION OF THE NOTE RATINGS.

                                  RISK FACTORS

THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE NOTES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION UNDER "RISK FACTORS" BEGINNING ON PAGE 6 IN THE BASE PROSPECTUS.

YOU MAY HAVE DIFFICULTY SELLING YOUR NOTES

      The underwriters intend to make a secondary market in the notes purchased by them, but the underwriters have no obligation to do so. We cannot assure you that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your notes readily or at prices that will enable you to realize your desired yield. The market values of the notes are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

      The secondary markets for mortgage backed and asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities, especially those that are sensitive to prepayment, credit or interest rate risk or that have been structured to meet the investment requirements of limited categories of investors.

CASH FLOW LIMITED IN EARLY YEARS OF HELOCS

      Each HELOC in the statistical calculation HELOC pool has a draw period that lasts for the first 5 to 15 years and substantially all have a repayment term for the last 10, 15 or 20 years of the term (as more fully described in this free writing prospectus). No principal or a minimal amount of principal is due during the draw period although a borrower may voluntarily make a principal payment. Monthly principal payments during the repayment period are required in amounts that will evenly amortize the amount outstanding at the commencement of the repayment period over the remaining term of the HELOC. Collections on the HELOCs may also vary due to seasonal purchasing and payment habits of borrowers. As a result there may be limited collections available to make payments to you and you may receive payments of principal more slowly than anticipated.

DELAYS IN PAYMENT ON YOUR NOTES MAY RESULT BECAUSE THE SERVICER IS NOT REQUIRED TO ADVANCE

      The servicer is not obligated to advance scheduled monthly payments of interest or principal on HELOCs that are delinquent or in default. As a result, noteholders will not receive a regular stream of payments from HELOCs that become delinquent or go into default. The rate of delinquency and default of second lien HELOCs may be greater than that of mortgage loans secured by first liens on comparable properties.

THE SERVICER HAS LIMITED ABILITY TO CHANGE THE TERMS OF THE HELOCS.

      The servicer may agree to changes in the terms of a HELOC under the circumstances and subject to the conditions set forth under "SERVICING OF THE HELOCS--MODIFICATION OF THE HELOCS" below. Any increase in the credit limit related to a HELOC could increase the combined loan-to-value ratio or loan-to-value ratio, as applicable, of that HELOC and, accordingly, may increase the likelihood and could increase the severity of loss in the event of a default under that HELOC. In addition, any reduction in the loan rate of a HELOC could reduce the excess cash flow available to absorb charge-offs and to maintain the specified overcollateralization amount.

INTEREST PAYABLE ON THE NOTES AND INTEREST PAYABLE ON THE HELOCS DIFFER

      Interest payable on the HELOCs may be insufficient to pay interest on the notes, which accrues on the basis of LIBOR plus the applicable margin set forth in the table on page 5, subject to a maximum rate based in part on the interest rates on the HELOCs. Interest payable on the HELOCs will accrue at a variable rate based on the prime rate plus a designated margin, subject to maximum limitations on adjustments. As a result, the notes may accrue less interest than they would accrue if the interest rate on the notes were based solely on LIBOR plus the applicable margin set forth in the table on page 5.

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

      If the sum of LIBOR plus the applicable margin set forth in the table on page 5 exceeds the maximum rate of interest allowed on the notes, such shortfalls will be paid to the related noteholders only if amounts are available for such payment on a subsequent payment date and at a lower priority than interest is normally paid to those noteholders. Such shortfalls will not be guaranteed by the insurer.

      LIBOR and the prime rate may not respond to the same economic factors and there is not necessarily a correlation between them. Any reduction in the spread between LIBOR and the prime rate will also reduce the amount of interest receipts on the HELOCs that would be available to absorb charge-offs. In that event, if the overcollateralization were depleted and the insurer failed to perform under the policy, you would experience a loss.

RATINGS ON NOTES BASED PRIMARILY ON CLAIMS PAYING ABILITY OF THE INSURER

      The rating on the notes depends primarily on the claims paying ability of the insurer. Therefore, a reduction in the financial strength rating of the insurer may result in a corresponding reduction in the credit ratings assigned to the notes. A reduction in the credit rating assigned to the notes would reduce the market value of the notes and may affect your ability to sell them. The insurer does not guarantee the market value of the notes, or the credit ratings assigned to them.

      SEE "RATINGS" IN THIS FREE WRITING PROSPECTUS.

LIMITED INFORMATION REGARDING PREPAYMENT HISTORY

      All of the HELOCs may be prepaid in whole or in part at any time. Neither the seller nor the servicer is aware of any publicly available studies or statistics on the rate of prepayment of HELOCs. HELOCs usually are not viewed by borrowers as permanent financing and may experience a higher rate of prepayment than traditional mortgage loans. The trust's prepayment experience may be affected by a wide variety of factors, including:

      o     general economic conditions;

      o     interest rates;

      o     the availability of alternative financing;

      o     homeowner mobility; and

      o changes affecting the ability to deduct interest payments on HELOCs for federal income tax purposes.

      Prepayments on the HELOCs will result in earlier payments of principal on your notes. In addition, substantially all of the statistical calculation HELOCs contain due-on-sale provisions, which may affect the rate of prepayment.

      SEE "YIELD, MATURITY AND PREPAYMENT CONSIDERATIONS" IN THIS FREE WRITING PROSPECTUS.

YIELD TO MATURITY OF NOTES MAY BE AFFECTED BY REPURCHASES

      The yield to maturity of the notes may be affected by certain repurchase requirements. The seller will be required to purchase HELOCs from the trust in the event certain breaches of representations and warranties made by it have not been cured. These purchases will have the same effect on the noteholders as a prepayment of the HELOCs.

      RELOCATION OF THE SERVICER'S DEFAULT MANAGEMENT SERVICES MAY RESULT IN INCREASED DELINQUENCIES AND DEFAULTS WHICH MAY ADVERSELY AFFECT THE YIELD ON THE NOTES

      The servicer intends to relocate its default management, collections, and loss mitigation functions from Pasadena, California to Texas in 2007. Fewer than 70 of the servicer's employees will be affected by this

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

relocation. Although certain of these employees will be offered the opportunity to relocate, the servicer expects that a substantial number of these employees may elect not to do so.

      If a substantial number of employees in default management services resign prior to the relocation or elect not to relocate, the servicer's collection and default management processes may be disrupted which may result in an increase in delinquencies and defaults. Although any increase in delinquencies and defaults is expected to be temporary, there can be no assurance as to the duration or severity of any disruption in the collection and default management processes or as to the resulting effects on the yield of the notes. In an attempt to mitigate any disruptions from these processes, the servicer will continue to provide default management services from its current offices in Pasadena, California until the relocation of those services to Texas has been completed and the default management, collections, and loss mitigation functions in the new site are fully operational.

INABILITY TO REPLACE SERVICER COULD AFFECT COLLECTIONS AND RECOVERIES ON THE HELOCS

      The structure of the servicing fee might affect the ability to find a replacement servicer. Although the indenture trustee is required to replace the servicer if the servicer is terminated or resigns, if the indenture trustee is unwilling or unable to appoint a replacement servicer, there would likely be significant delays in collecting payments from borrowers. Because the servicing fee is structured as a percentage of the principal balance of each HELOC, it may be difficult to replace the servicer at a time when the balance of the HELOCs has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the HELOCs and related REO properties remaining in the pool. The performance of the HELOCs may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement servicer is not retained within a reasonable amount time.

CONSEQUENCES OF OWNING BOOK-ENTRY NOTES

      Issuance of the notes in book-entry form may reduce the liquidity of the notes in the secondary trading market since investors may be unwilling to purchase securities for which they cannot obtain physical notes.

      Since transactions in the notes can be effected only through DTC, Clearstream, Euroclear, participating organizations, indirect participants and banks, your ability to pledge your notes to persons or entities that do not participate in the DTC, Clearstream or Euroclear systems or otherwise to take actions in respect of the notes, may be limited due to lack of a physical security representing the notes.

      As a beneficial owner, you may experience some delay in your receipt of payments of interest on and principal of your notes since payments will be forwarded by the indenture trustee to DTC and DTC will credit payments to the accounts of its participants which will credit them to the accounts of the beneficial owners either directly or indirectly through indirect participants.

      SEE "DESCRIPTION OF THE NOTES--GENERAL" IN THIS FREE WRITING PROSPECTUS AND "DESCRIPTION OF THE SECURITIES--BOOK-ENTRY SECURITIES" IN THE BASE PROSPECTUS.

AN OPTIONAL REDEMPTION MAY ADVERSELY AFFECT THE YIELD ON THE NOTES

      On any payment date on or after which the outstanding principal amount of the notes, prior to giving effect to payments of principal on such payment date, is reduced to an amount less than or equal to 10% of the outstanding principal amount of the notes on the closing date, the servicer or its assignee may purchase all of the HELOCs and thereby cause a termination of the underlying trust. See "DESCRIPTION OF THE NOTES--OPTIONAL REDEMPTION" in this free writing prospectus. If this event happens, it will have the same effect as if all of the remaining borrowers made prepayments in full. Notes purchased at a premium could be adversely affected by such an optional redemption.

      SEE "YIELD, MATURITY AND PREPAYMENT CONSIDERATIONS" IN THIS FREE WRITING PROSPECTUS.

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

THE OBLIGATIONS OF THE SELLER, THE DEPOSITOR AND THE SERVICER ARE LIMITED

      None of the seller, the depositor, the indenture trustee or the servicer is obligated to make any payments of principal or interest on the notes. The only obligation of the seller to make any payment in respect of the HELOCs is the seller's obligation to repurchase from the trust those HELOCs with respect to which there is a defect in the documentation or for which there is a material breach of its representations and warranties. There is no guarantee, however, that the seller will have the financial ability to repurchase any of those HELOCs.

INCREASED RISK OF LOSS AS A RESULT OF THE AMORTIZATION LOCKOUT PERIOD OF THE HELOCS

      The HELOCs in the statistical calculation HELOC pool require no principal payments or minimal principal payments during the first 5 to 15 years following origination, and substantially all of the HELOCs in the statistical calculation HELOC pool require repayment of the principal balance outstanding at the commencement of the repayment period over the remaining term in equal monthly installments. HELOCs with terms like these pose a special payment risk because the borrower must start making substantially higher monthly payments at the start of the repayment period. If the borrower is unable to make such increased payments, the borrower may default. You may suffer a loss if the collateral for such HELOC, and the other forms of credit enhancement, are insufficient or unavailable to cover the loss and the insurer fails to perform under the insurance policy.

THE INCURRENCE OF ADDITIONAL DEBT BY BORROWERS COULD INCREASE YOUR RISK

      With respect to HELOCs that were used for debt consolidation, there can be no assurance that the borrower will not incur further debt. This reloading of debt could impair the ability of borrowers to service their debts, which in turn could result in higher rates of delinquency and loss on the HELOCs.

      SEE "DESCRIPTION OF THE HELOCS" IN THIS FREE WRITING PROSPECTUS.

NEGATIVE AMORTIZATION ON FIRST LIEN MORTGAGE LOANS COULD INCREASE YOUR RISK

      Approximately 28.70% of the HELOCs in the statistical calculation HELOC pool, by statistical cut-off date principal balance, are second lien HELOCs junior to a first lien mortgage on the related mortgaged properties that permit negative amortization. To the extent the payment option under any of these first lien mortgage loans selected by the related borrower from time to time increases the principal balance of that loan, the combined loan-to-value of the related HELOC will be increased and the portion of the value of the related mortgaged property available to repay the related HELOC will be reduced in the event of a default on the related HELOC.

      SEE "DESCRIPTION OF THE HELOCS" IN THIS FREE WRITING PROSPECTUS.

INSOLVENCY MAY AFFECT THE TIMING AND AMOUNT OF DISTRIBUTIONS ON THE NOTES

      The transfer of the HELOCs by the seller to the depositor will be characterized in the mortgage loan purchase agreement as a sale transaction. Nevertheless, in the event of insolvency of the seller, the Federal Deposit Insurance Corporation ("FDIC"), as conservator or receiver, could attempt to recharacterize the sale of the HELOCs to the depositor as a borrowing secured by a pledge of the HELOCs. If such an attempt to recharacterize the transfer of the HELOCs were to be successful, the FDIC could elect to accelerate payment of the notes and liquidate the HELOCs, with the holders of the notes entitled to no more than the outstanding principal balance, if any, of the notes, together with interest thereon at the note rate. In the event of an acceleration of the notes, the holders of the notes would lose the right to future payments of interest, might suffer reinvestment losses in a lower interest rate environment and may fail to recover their initial investment. Further, with respect to an acceleration by the FDIC, interest may be payable only through the date of appointment of the FDIC as conservator or receiver. The FDIC has a reasonable period of time (which it has stated will generally not exceed 180 days after the date of its appointment) to elect to accelerate payment. Whether or not an acceleration takes place, delays in payments on the notes and possible reductions in the amount of such payments could occur. For a further discussion see "CERTAIN REGULATORY MATTERS RELATED TO BANKS--CERTAIN MATTERS RELATING TO CONSERVATORSHIP AND RECEIVERSHIP" in this free writing prospectus.

DEVELOPMENTS IN CERTAIN STATES COULD HAVE A DISPROPORTIONATE EFFECT ON THE POOL OF HELOCS DUE TO GEOGRAPHIC CONCENTRATION OF MORTGAGED PROPERTIES

      The chart entitled "GEOGRAPHIC DISTRIBUTION" presented in Annex I to this free writing prospectus lists the states with the highest concentrations of statistical calculation HELOCs. Because of the relative geographic concentration of the mortgaged properties within certain states, losses on the HELOCs may be higher than would be the case if the mortgaged properties were more geographically diversified. For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, wildfires and other natural disasters and major civil disturbances, than residential properties located in other parts of the country.

      Economic conditions in states with high concentrations of HELOCs may affect the ability of borrowers in those states to repay their loans on time. Changes in economic conditions and declines in the residential real estate market in states with high concentrations of HELOCs may reduce the values of properties located in those states, which would result in an increase in the loan-to-value ratios. Conversely, other changes in economic conditions and increases in the market values of properties located in states with high concentrations of HELOCs would reduce the loan-to-value ratios and could therefore make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the HELOCs.

      Approximately 59.58% of the aggregate stated principal balance of the HELOCs in the statistical calculation HELOC pool are secured by mortgaged properties located in California. Properties in California may be more susceptible than homes located in other parts of the country to some types of uninsured hazards, such as earthquakes, mudslides, hurricanes, floods, wildfires and eruptions, and civil disturbances such as riots. Since 2001, California has experienced intermittent energy shortages that have resulted in unpredictable rolling blackouts and higher energy costs. This potential crisis could someday spread to other states and affect the entire nation. In addition, recently the cost of crude oil reached record highs. These higher energy and fuel costs could reduce the amount of money that the affected obligors have available to make monthly payments. Higher energy costs and blackouts could also cause business disruptions, which could cause unemployment and an economic downturn. Such obligors could potentially become delinquent in making monthly payments or default if they were unable to make payments due to increased energy or fuel bills or unemployment. The trust's ability to make payments on the notes could be adversely affected if the related obligors were unable to make timely payments. The depositor cannot predict whether, or to what extent or for how long, such events may occur.

      In addition, California has imposed legal limits on the remedies of a secured lender in the event that the proceeds of any sale under a deed of trust or other foreclosure proceedings are insufficient to pay amounts owed to that secured lender. In California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, that lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of the aggregate amount owed under both the senior and junior loans, over the proceeds of sale under a deed of trust or other foreclosure proceedings. This anti-deficiency law, therefore, is likely to result in increases of losses in the event the borrowers default on the related HELOCs because mortgages and deeds of trust securing such HELOCs are primarily junior liens.

      THERE WILL BE VARIATIONS IN THE HELOCS FROM THE CHARACTERISTICS DESCRIBED IN THIS FREE WRITING PROSPECTUS

      The pool of HELOCs used to derive the statistical information herein includes HELOCs the characteristics of which will vary from the specific characteristics reflected in the final pool of HELOCs, although the extent of such variance is not expected to be material. A detailed description of the HELOCs actually delivered on the closing date will be filed with the Securities and Exchange Commission by the depositor on Form 8-K within four business days of the closing date.

NOTES MAY NOT BE APPROPRIATE FOR CERTAIN INVESTORS

      The notes may not be an appropriate investment for investors who do not have sufficient resources or expertise to evaluate the particular characteristics of the notes. This may be the case because, among other things:

   o the yield to maturity of the notes will be sensitive to the uncertain rate and timing of principal prepayments on the HELOCs;

   o the rate of principal distributions on and the weighted average lives of the notes will be sensitive to the uncertain rate and timing of principal prepayments on the HELOCs and the priority of principal distributions on the notes. Accordingly, the notes may be an inappropriate investment if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

   o you may not be able to reinvest amounts distributed in respect of principal on a note (which, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the note rate applicable to your note; or

   o a secondary market for the notes may not develop or provide noteholders with liquidity of investment.

      You should also carefully consider the further risks discussed above and under the heading "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" in this free writing prospectus and under the heading "RISK FACTORS" in the base prospectus.

NOTES ARE OBLIGATIONS ONLY OF THE ISSUING ENTITY

      The notes will not represent an ownership interest in or obligation of any entity except for the obligations of the seller pursuant to certain limited representations and warranties made with respect to the HELOCs and of the servicer with respect to its servicing obligations under the sale and servicing agreement (including the limited obligation to make certain monthly advances). Neither the notes nor the underlying HELOCs will be guaranteed or insured by any governmental agency or instrumentality. The notes are not bank accounts and are not insured by the FDIC. Proceeds of the assets included in the trust fund (including the HELOCs and any payments received under the financial guaranty insurance policy) will be the sole source of payments on the notes. You will not be able to receive money from any entity in the event that such proceeds are not enough to make all payments provided for under the notes.

      For a discussion of additional risks pertaining to the notes, see "RISK FACTORS" in the base prospectus.

IMPACT OF TERRORIST ATTACKS

      The economic impact of the United States' military operations in Iraq, Afghanistan and other parts of the world, as well as the possibility of terrorist attacks, domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. No assurance can be given as to the effect of these events on consumer confidence and the performance of the HELOCs. Any adverse impact resulting from these events would be borne by the holders of the notes. United States military operations may also increase the likelihood of shortfalls under the Servicemembers Civil Relief Act and similar state and local laws, including in the State of California.

      For a further discussion see "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--SERVICEMEMBERS CIVIL RELIEF ACT" and "RISK FACTORS--IMPACT OF WORLD EVENTS" in the base prospectus.

CREDIT SCORES MAY NOT ACCURATELY PREDICT THE PERFORMANCE OF THE HELOCS

      Credit scores are obtained by many lenders, including IndyMac Bank, in connection with HELOC applications to help them assess a borrower's creditworthiness. Credit scores are generated by models developed by a third party which analyzes data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default over a two-year period. The credit score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on indebtedness, levels of outstanding indebtedness, length of credit history, types of credit and bankruptcy experience. Credit scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender (i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score). Lenders have varying ways of analyzing credit scores and, as a result, the analysis of credit scores across the industry is not consistent. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two year period, which does not correspond to the life of a HELOC. Furthermore, credit scores were not developed specifically for use in connection with HELOCs, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a credit score does not take into consideration the effect of HELOC characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related HELOCs.

VIOLATION OF VARIOUS FEDERAL AND STATE LAWS MAY RESULT IN LOSSES ON THE HELOCS

      Applicable state laws generally regulate interest rates and other charges, require certain disclosure and require licensing of the seller to the extent any of these laws are not preempted by federal law. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the HELOCs. The HELOCs are also subject to federal laws, including:

      o the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the HELOCs;

      o the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

      o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience;

      o the Depository Institutions Deregulation and Monetary Control Act of 1980, which preempts certain state usury laws; and

      o the Alternative Mortgage Transaction Parity Act of 1982, which preempts certain state lending laws which regulate alternative mortgage transactions.

      Violations of certain provisions of these federal and state laws may limit the ability of the servicer to collect all or part of the principal of or interest on the HELOCs and in addition could subject the trust to damages and administrative enforcement. In particular, the seller's failure to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties, and result in the borrowers' rescinding the HELOCs against the trust. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in HELOCs that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the HELOCs and restrict the servicer's ability to foreclose in response to the mortgagor's default. The seller's failure to comply with these laws could subject the trust to significant monetary penalties, could result in the borrowers rescinding any affected HELOCs whether held by the trust or a subsequent holder of such HELOCs and/or limit the servicer's ability to foreclose upon the related mortgaged property in the event of a mortgagor's default. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS" in the base prospectus.

      The seller will represent that as of the closing date, each HELOC is in compliance with applicable federal and state laws and regulations. The seller will also represent that none of the HELOCs are subject to the Home Ownership and Equity Protection Act and its implementing regulations nor have any of the mortgagors been required to purchase single-premium credit life insurance in connection with the origination of the related HELOC.

In the event of a breach of such representation, the seller will be obligated to cure such breach or repurchase or replace the affected HELOC in the manner described in the base prospectus. If the seller is unable or otherwise fails to satisfy such obligations, the yield on the notes may be materially and adversely affected.

      Under the anti-predatory lending laws of some states or local ordinances, the mortgagor is required to meet a net tangible benefits test in connection with the origination of the related HELOC and to comply with other disclosure requirements and restrictions. This test may be highly subjective and open to interpretation. As a result, a court may determine that a HELOC does not meet the test or any of these other requirements even if an originator reasonably believed that the test was satisfied. Any determination by a court that a HELOC does not meet the test will result in a violation of the state anti-predatory lending law and impose liability on the originator or assignees of the HELOCs including the issuing entity, in which case the seller will be required to purchase such HELOC from the trust.

VIOLATION OF ENVIRONMENTAL LAWS OR THE EXISTENCE OF HAZARDS MAY RESULT IN LOSSES TO THE TRUST

      Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those that secure the HELOCs. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust as owner of the related property.

      In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Further, a mortgage lender may be held liable as an "owner" or "operator" for costs associated with the release of petroleum from an underground storage tank under certain circumstances. If the trust is considered the owner or operator of a property, it may suffer losses as a result of any liability imposed for environmental hazards on the property. For further discussion see "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--ENVIRONMENTAL RISKS" in the base prospectus.

                                 THE HELOC POOL

GENERAL

      The depositor will purchase home equity lines of credit included in the pool transferred on the Closing Date (the "HELOCS") from IndyMac Bank, F.S.B. ("INDYMAC BANK") pursuant to a mortgage loan purchase agreement ("MORTGAGE LOAN PURCHASE AGREEMENT"), dated as of the Cut-off Date, between IndyMac Bank and the depositor. The trust will purchase the same HELOCs from the depositor pursuant to a sale and servicing agreement ("SALE AND SERVICING AGREEMENT"), dated as of the Cut-off Date, among IndyMac Bank, as seller and servicer, the depositor, the trust and the indenture trustee, and, pursuant to the indenture, will pledge the same HELOCs to the indenture trustee for the benefit of holders of the notes and the insurer. The HELOCs are expected to have an aggregate Stated Principal Balance as of the Cut-off Date of approximately $650,001,000. The HELOCs will have been acquired or originated by the seller in the normal course of its business.

      Under the sale and servicing agreement, the seller will make certain representations, warranties and covenants to the depositor and the trust relating to, among other things, certain characteristics of the HELOCs and, subject to the limitations described below under "--ASSIGNMENT OF HELOCS," will be obligated to repurchase or substitute a similar HELOC for any HELOC as to which there exists deficient documentation or an uncured breach of any representation, warranty or covenant if the breach of representation, warranty or covenant materially and adversely affects the interests of the noteholders or the insurer in that HELOC. Under the indenture, the trust will assign all its right, title and interest in and to the representations, warranties and covenants (including the seller's repurchase obligation) to the indenture trustee for the benefit of the noteholders or the insurer. The depositor will make no representations or warranties with respect to the HELOCs and will have no obligation to repurchase or substitute HELOCs with deficient documentation or which are otherwise defective. IndyMac Bank will sell the HELOCs without recourse and will have no obligation with respect to the notes in its capacity as seller other than the repurchase or substitution obligations described above and in "--REPRESENTATIONS AND WARRANTIES" below. The obligations of IndyMac Bank, as servicer, with respect to the notes will be limited to the servicer's contractual servicing obligations under the sale and servicing agreement.

HELOC STATISTICS

      Certain information with respect to the HELOCs in the statistical calculation HELOC pool is set forth herein (such HELOCs, the "STATISTICAL CALCULATION HELOCS"). Between the Statistical Cut-off Date and the Cut-off Date, the stated principal balance of the Statistical Calculation HELOCs described in this free writing prospectus may be reduced through principal payments received on the Statistical Calculation HELOCs and may be increased by additional draws made on the Statistical Calculation HELOCs. In addition, Statistical Calculation HELOCs may be removed from the HELOC pool as a result of incomplete documentation or because they are determined not to meet the eligibility requirements for inclusion in the HELOC pool and any Statistical Calculation HELOCs that prepay in full prior to the closing date may be removed. In addition, Statistical Calculation HELOCs may be removed or added to the HELOC pool in order to cause the aggregate stated principal balance of the HELOC pool as of the Cut-off Date to equal the sum of the initial Note Principal Amount of the Notes and any initial overcollateralization, which is expected to be approximately $650,001,000.

      However, the removal of such HELOCs and the addition of HELOCs to the HELOC pool on the closing date will not materially alter the characteristics of the HELOCs described in this free writing prospectus, although the range of mortgage rates and maturities and certain other characteristics of the HELOCs may vary. The depositor believes that the information in this free writing prospectus with respect to the statistical calculation HELOC pool is representative of the characteristics of the HELOC pool as it will be constituted at the closing date, although certain characteristics of the HELOCs in the HELOC pool will vary. Any statistic presented on a weighted average basis or any statistic based on the aggregate stated principal balance or aggregate credit limit of the HELOCs is subject to a variance of plus or minus 5%.

      Unless otherwise indicated, information presented below expressed as a percentage (other than rates of interest) are approximate percentages based on the outstanding stated principal balances of the Statistical Calculation HELOCs as of the Statistical Cut-off Date, which are referred to as the "STATISTICAL CUT-OFF DATE PRINCIPAL BALANCES".

      For a further description of the pool of HELOCs being delivered, see "THE MORTGAGE LOANS--GENERAL--ADDITIONAL INFORMATION" in the base prospectus.

      Approximately 83.00% of the statistical calculation HELOCs, by Statistical Cut-off Date Principal Balance, were originated by the seller and the remainder of the HELOCs were originated by other unaffiliated originators and purchased by the seller. All of the HELOCs in the pool will have been originated under mortgage loan agreements and disclosure statements (the "CREDIT LINE AGREEMENTS") and are secured by mortgages or deeds of trust, which are primarily first and second mortgages or second deeds of trust, on mortgaged properties. The mortgaged properties securing the HELOCs will consist primarily of residential properties that are one- to four-family properties. The HELOCs will have been underwritten in accordance with the underwriting guidelines of the applicable mortgage loan originator in effect at the time of origination. Current applicable underwriting standards of the seller are described under "UNDERWRITING AND CREDIT CRITERIA" in this free writing prospectus.

      In the information that follows, weighted average percentages are based upon the principal balances of the statistical calculation HELOC pool as of the Statistical Cut-off Date.

      The statistical calculation HELOC pool as of the Statistical Cut-off Date included a total of 10,305 HELOCs with an aggregate pool balance of approximately $668,252,014. As of the Statistical Cut-off Date, the average stated principal balance was approximately $64,847, the minimum principal balance was approximately $1,477, the maximum principal balance was approximately $650,800, the minimum loan rate and the maximum loan rate were approximately 4.000% and 18.000% per annum, respectively, and the weighted average loan rate was approximately 8.314% per annum. As of the Statistical Cut-off Date, the average credit limit utilization rate was approximately 67.99%, the minimum credit limit utilization rate was approximately 10.00% and the maximum credit limit utilization rate was approximately 107.55%. The credit limit utilization rate is determined by dividing the principal balance of a HELOC by the credit limit of the related Credit Line Agreement. The weighted average original combined loan-to-value ratio of the statistical calculation HELOCs was approximately 80.82%.

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

      As of the Statistical Cut-off Date, 1.22% of the statistical calculation HELOC pool had a combined loan to value ratio greater than 100%.

      The "COMBINED LOAN-TO-VALUE RATIO" or "CLTV" of a HELOC at any given time is a fraction, expressed as a percentage, (x) the numerator of which is the sum of (i) the credit limit of that HELOC at the date of determination, and (ii) the original unpaid principal balance of any mortgage loan on the related mortgaged property that was senior to that HELOC as of the date of origination of that HELOC and (y) the denominator of which is (i) in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale, or (ii) in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance.

      In addition, as of the Statistical Cut-off Date, 28.70% of the statistical calculation HELOCs were second lien HELOCs that were junior to a first lien mortgage loan on the related mortgaged property that permits negative amortization. These first lien mortgage loans permit the maximum principal balance of the mortgage loan to increase to a specified percentage in excess of the original principal balance of that mortgage loan. See the tables "NEGATIVELY AMORTIZING FIRST LIENS" and "MAXIMUM COMBINED LOAN-TO-VALUE RATIOS" in Annex I to this free writing prospectus.

      No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal date. If residential real estate values generally or in a particular geographic area decline, the combined loan-to-value ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the HELOCs.

      All of the HELOCs will provide for a fifteen (15) day grace period for monthly payments. Borrowers may elect for monthly payments to be deducted automatically from deposit accounts and may make payments by various means, including online transfers, phone payment and Western Union Quick Check, although an additional fee may be charged for these payment methods. A scheduled monthly payment with respect to a HELOC is generally considered "delinquent" if the mortgagor fails to make the scheduled monthly payment prior to the due date occurring immediately after the due date on which the scheduled monthly payment was originally due.

      As of the Statistical Cut-off Date, none of the statistical calculation HELOCs was 30 days or more delinquent in payment of principal and interest, 0.63% of the statistical calculation HELOCs had been 30 to 59 days delinquent in payment of principal and interest in the last 12 months, and none of the statistical calculation HELOCs had been 60 days or more delinquent in payment of principal and interest in the last 12 months.

      The mortgagors may prepay their mortgage loans at any time without paying a prepayment penalty. For substantially all of the statistical calculation HELOCs, by Statistical Cut-off Date Principal Balance, an early termination fee may be owed in connection with a termination of the related Credit Line Agreement within a specified period following its origination. The holders of the Class L Certificates will be entitled to all early termination fees received on the HELOCs, and those amounts will not be available for distribution on the notes. Under certain circumstances, as described in the sale and servicing agreement, the servicer may waive the payment of any otherwise applicable early termination fee.

      Each statistical calculation HELOC was originated on or after September 6, 2001 and no statistical calculation HELOC was originated after October 27, 2006. The earliest stated maturity date of any statistical calculation HELOC is April 1, 2014, and the latest stated maturity date of any HELOC is August 29, 2036.

      The interest rate on each HELOC is indexed to the "PRIME RATE" as published in the "MONEY RATES" table of the Wall Street Journal.

      The statistical calculation HELOCs have the characteristics, as of the Statistical Cut-off Date, set forth in Annex I of this free writing prospectus (the sum in any column may not equal the total indicated due to rounding). The depositor believes that the information set forth in this free writing prospectus and in Annex I with respect to the statistical calculation HELOCs will be representative of the characteristics of the HELOC pool as it will be constituted at the time the notes are issued, although the range of loan rates and maturities and certain other characteristics of the HELOCs will vary.

      SEE ANNEX I TO THIS FREE WRITING PROSPECTUS.

REPRESENTATION AND WARRANTIES

      The seller will make representations and warranties as to the accuracy in all material respects of information furnished to the indenture trustee and the issuing entity with respect to each HELOC. In addition, the seller will represent and warrant, on the Closing Date, with respect to each HELOC that, among other things: (1) at the time of transfer to the trust, the seller has transferred or assigned all of its right, title and interest in each HELOC and the related documents, free of any lien, subject to exceptions; (2) each HELOC was generated under a note or Credit Line Agreement that complied, at the time of origination, in all material respects with applicable state and federal laws including all applicable anti-predatory and anti-abusive lending laws; (3) each loan file contains the documents specified in the sale and servicing agreement;
(4) as of the Cut-off Date, none of the HELOCs is more than 30 days delinquent;
(5) all of the HELOCs were originated or acquired from third parties substantially in accordance with the applicable originator's underwriting criteria in effect at the time of origination; and (6) none of the HELOCs constitute "high cost loans" under applicable anti-predatory and anti-abusive lending laws. Upon discovery of a breach of any representation and warranty that materially and adversely affects the interests of the noteholders or the insurer in a HELOC, the seller will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the seller will be obligated to repurchase the HELOC and to deposit the Purchase Price (as defined below) into the Collection Account. Upon retransfer, the principal balance of the HELOC will be deducted from the pool balance. In lieu of any repurchase, a seller may substitute one or more Eligible Substitute Mortgage Loans (as defined below). Any repurchase or substitution will be considered a payment in full of the defective mortgage loan. The obligation of the seller to accept a retransfer of a defective HELOC through repurchase or substitution is the sole remedy regarding any defects in the HELOC and related documents available to the indenture trustee or the noteholders.

      With respect to any HELOC, the "PURCHASE PRICE" is equal to the principal balance of the HELOC at the time of any transfer described above plus (a) the greater of (i) accrued and unpaid interest at the applicable mortgage loan rate net of the servicing fee to the date of repurchase and (ii) 30 days' interest, computed at the applicable mortgage loan rate and (b) any expenses incurred by the trust as a result of the defect, including any costs and damages actually incurred and paid by or on behalf of the trust in connection with any violation of such mortgage loan of any predatory or abusive lending laws.

      With respect to the substitution for any defective HELOC, one or more substitute HELOCs, an "ELIGIBLE SUBSTITUTE MORTGAGE LOAN", that generally will, on the date of substitution, among other characteristics set forth in the sale and servicing agreement:

      o have a principal balance (or in the case of a substitution of more than one HELOC for a defective HELOC, an aggregate principal balance) that is approximately equal to the principal balance of the defective HELOC,

      o have a loan rate not less than the loan rate of the defective HELOC and not more than 1% in excess of the loan rate of the defective HELOC,

      o have a margin not less than the margin of the defective HELOC and not more than 1% in excess of the margin of the defective HELOC,

      o have a lien position of the same or higher priority as the defective HELOC at the time the defective HELOC was transferred to the issuing entity,

      o have a combined loan-to-value ratio not greater than that of the defective HELOC,

      o     have a maturity not later than the final scheduled payment date,

      o have a borrower that has a credit score at least equal to that of the borrower under the defective HELOC, and

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

      o comply with all of the representations and warranties set forth in the sale and servicing agreement as of the date of substitution.

      Notwithstanding the foregoing, the seller may not substitute an Eligible Substitute Mortgage Loan for a defective HELOC if the date of substitution is more than two years after the Closing Date, unless the seller delivers to the indenture trustee an opinion of counsel to the effect that the substitution will not (i) result in the imposition of the tax on "prohibited transactions" on the issuing entity or (ii) cause any REMIC created under the trust agreement to fail to qualify as a REMIC at any time that Notes are outstanding.

      To the extent the principal balance of an Eligible Substitute Mortgage Loan is less than the principal balance of the related defective HELOC, a seller will be required to make a deposit to the Collection Account equal to the sum of such difference and any applicable accrued interest adjustment set forth in the sale and servicing agreement.

      Notwithstanding the foregoing, in lieu of providing the duly executed assignment of the mortgage to the indenture trustee and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of such mortgage, above, the depositor may at its discretion provide evidence that the related mortgage is held through the MERS(R) System. In addition, the mortgages for some or all of the HELOCs in the trust fund that are not already held through the MERS(R) System may, at the discretion of the servicer, in the future be held through the MERS(R) System. For any mortgage held through the MERS(R) System, the mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the HELOC, and subsequent assignments of the mortgages were, or in the future may be, at the discretion of the servicer, registered electronically through the MERS(R) System. For each of these HELOCs, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the indenture trustee, and does not have any interest in the HELOCs.

                                 THE ORIGINATOR

INDYMAC BANK, F.S.B

      Approximately 83.00% (measured by the principal balance of the statistical calculation HELOCs as of the Statistical Cut-off Date) of the statistical calculation HELOCs were originated by IndyMac Bank, and the remainder of the HELOCs were originated by unaffiliated originators and purchased by IndyMac Bank. See "THE SPONSOR AND SELLER" below for additional information regarding IndyMac Bank.

      No other originator originated 10% or more of the statistical calculation HELOC pool, by statistical cut-off date principal balance.

                           INDYMAC BANK HELOC PROGRAM

HELOC ORIGINATION

      IndyMac Bank originates HELOCs through multiple channels, but primarily through its mortgage professionals, consumer direct, correspondent and conduit channels ("DIRECT CHANNEL").

      The general terms of HELOCs originated by IndyMac Bank are described below under "DESCRIPTION OF THE HELOCS--HELOC TERMS--INDYMAC BANK HELOCS." The underwriting criteria of HELOCs originated by IndyMac Bank are described below under "UNDERWRITING AND CREDIT CRITERIA--INDYMAC BANK."

PURCHASES OF HELOC POOLS

      Beginning in May 2004, IndyMac Bank started acquiring pools of HELOCs from third party originators on a servicing released basis. To date, the size of pools purchased from third party originators range from $5 million to $100 million. Third party originators that are authorized to sell pools of HELOCs to IndyMac Bank under IndyMac Bank's purchase criteria are pre-approved by IndyMac Bank based on its review of such originators' underwriting criteria, financial conditions and experience as mortgage loan originators. All of the approved third party originators are Fannie Mae and Freddie Mac approved seller/servicers and follow underwriting guidelines generally acceptable to institutional investors.

HELOC UNDERWRITING AND CREDIT CRITERIA

      All of the HELOCs originated by the seller were either originated directly by the seller or originated indirectly by the seller through the Direct Channel by authorized third-party vendors based on the seller's underwriting standards. All of the HELOCs were underwritten generally in accordance with the seller's underwriting standards. The following is a brief description of the underwriting standards and procedures applicable to the HELOCs.

      The seller's underwriting standards with respect to the HELOCs generally will conform to those published in the seller's underwriting guidelines, including the provisions of the seller's underwriting guidelines applicable to the seller's Home Equity Line of Credit Program. However, seller may approve a mortgage loan that otherwise does not meet seller's underwriting standards based on certain mitigating factors. Such determination is made on a loan-by-loan basis. In addition, the underwriting standards as set forth in the seller's underwriting guidelines are continually revised based on prevailing conditions in the residential mortgage market and the market for mortgage securities.

      The underwriting standards set forth in the seller's Home Equity Line of Credit Program provide for several different levels of documentation: (1) the "FULL DOCUMENTATION PROGRAM," (2) the "STATED INCOME PROGRAM," (3) the "PRE-APPROVED PROGRAM", (4) the "INVITATION-TO-APPLY PROGRAM" (also referred to as the "ITA PROGRAM" herein) and (5) the "FASTFORWARD PROGRAM."

      See "THE SELLER--ORIGINATION PROCESS" and "MORTGAGE LOAN
PROGRAM--UNDERWRITING PROCESS" in the base prospectus.

ASSET, INCOME AND EMPLOYMENT DOCUMENTATION

FULL DOCUMENTATION PROGRAM

      For Full Documentation HELOCs, a prospective borrower is required to fill out a detailed application providing pertinent credit information, including tax returns if the borrower is self-employed or received income from dividends and interest, rental properties or other income which can be verified via tax returns. In addition, a borrower (other than a self-employed borrower) must demonstrate income and employment directly by providing alternative documentation in the form of a pay stub showing year-to-date earnings and a W-2 to provide verification of employment. Borrowers that claim other sources of income such as pension, social security, VA benefits and public assistance must provide written documentation that identifies the source and amount of such income, such as an award letter, and demonstrate that such income can reasonably be expected to continue for at least 3 years. Income in the form of alimony, child support or separate maintenance income must be substantiated by a copy of the divorce decree or separate maintenance agreement, as applicable.

STATED INCOME PROGRAM

      Borrowers who qualify for the Stated Income Program need to provide only verbal verification of employment, but will be required to demonstrate that he or she has an average account balance of at least one month's stated income from qualified assets and sources. Closing balances and mortgage loan proceeds, for example, may not be used to meet this requirement. The types of assets that can be considered in determining whether the reserve requirement has been met include funds from checking, savings, money market or CD accounts, stocks, bonds, and mutual funds. The Stated Income Program is not available to borrowers whose credit reports do not show that the borrower has had a mortgage for at least 12 months within the past 3 years.

PRE-APPROVED PROGRAM AND ITA PROGRAM

      Borrowers who qualify under the ITA Program must provide either two current consecutive pay stubs or two current consecutive tax returns as income verification. A credit report is also required. Because borrowers who qualify under the Pre-Approved Program have high credit scores relative to the combined loan-to-value on the related mortgaged properties, Pre-Approved HELOCs require no documentation with respect to the borrowers' income or employment.

FASTFORWARD PROGRAM

      Borrowers who qualify under the FastForward Program must state their income, provide a signed Internal Revenue Service Form 4506 (authorizing IndyMac Bank to obtain copies of their tax returns), and state their assets; IndyMac Bank does not require any verification of income or assets under this program.

CREDIT CRITERIA

FULL DOCUMENTATION PROGRAM AND STATED INCOME PROGRAM

      Each borrower under the Full Documentation Program must meet the following credit criteria:

      o credit scores reported by at least 2 credit bureaus with at least 2 trade lines open for at least 12 months, or, one credit score with at least 5 trade lines open at least 12 months, or, 12 months of prior mortgage history;

      o no mortgage payments thirty days or more delinquent within the last twelve months;

      o     no foreclosures within the last three years;

      o borrower has not participated in a consumer credit counseling plan within the last two years; and

      o     no bankruptcy within the last two years.

      The minimum credit amount for HELOCs is $10,000 for most states in which the seller originates HELOCs.

PRE-APPROVED PROGRAM AND ITA PROGRAM

      Each borrower under either the Pre-Approved Program or the ITA Program must meet the following credit criteria:

      o no bankruptcy, foreclosures, repossessions or debt counseling within the past 3 years;

      o no charge-offs, unpaid collections, tax liens or judgments in an amount over $1,000;

      o no payment delinquency of 60 days or more on any trade within the past year;

      o no payment delinquency of 30 days or more on a mortgage or home equity line of credit within the past 2 years;

      o no non-standard addresses should be shown on the credit report (i.e., P.O. Boxes)(applicable only to Pre-Approved HELOCs); and

      o miscellaneous status codes (i.e., I.D. Theft) are not allowed (applicable only to Pre-Approved HELOCs).

FIRST MORTGAGE REQUIREMENTS

FULL DOCUMENTATION PROGRAM AND STATED INCOME PROGRAM

      For second lien HELOCs, the following additional requirements apply with respect to the first lien mortgage:

      o the LTV of the first lien may not exceed 90% (based on the current principal balance);

      o     the current principal balance of the first lien may not exceed
            $2,500,000;

      o if the first mortgage relates to a balloon loan, such balloon loan must have a reset or refinance option;

      o if the first mortgage relates to a loan with a negative amortization feature, the maximum possible principal balance must not exceed 125% of the original principal balance;

      o if the first mortgage relates to a loan with interest only payments, the interest only payment period must be 10 years or less; and

      o     the first mortgage may not:

                  (i)   be held by a private party;

                  (ii) be a contract for a deed, contract for purchase, or land contract;

                  (iii) have provisions against additional liens;

                  (iv)  have provisions for future advances or disbursements; or

                  (v)   be a HELOC.

PRE-APPROVED PROGRAM AND ITA PROGRAM

      For second lien HELOCs, the principal balance of the first lien may not exceed $1,000,000.

TITLE INSURANCE

FULL DOCUMENTATION PROGRAM AND STATED INCOME PROGRAM

      Title insurance requirements vary among the different types of HELOCs. A lender's ALTA policy is required for first lien HELOCs. For second lien HELOCs originated concurrently with a first mortgage, a copy of the preliminary title report, commitment, binder, or abstract obtained for the origination of the first mortgage is required. The lender's title insurance coverage amount need not include the amount of the second mortgage. There can be no intervening liens between the first and second mortgages. For second lien HELOCs that are not originated concurrently with a first mortgage, the seller requires at a minimum lien search and legal/vesting report for any HELOC with a credit limit of up to $200,000 and, for any HELOC with a credit limit over $250,000, a lender's ALTA title policy.

PRE-APPROVED PROGRAM AND ITA PROGRAM

      Provided that there are no intervening liens between the first and second mortgages, title insurance is not required. In lieu of a title insurance policy, a title or vesting report is typically obtained on a HELOC originated under these programs and a lien search will be conducted. No title or vesting report is required for a pre-approved HELOC that is subordinated to an IndyMac Bank first mortgage that is less than six months old.

APPRAISAL REQUIREMENTS

FULL DOCUMENTATION PROGRAM AND STATED INCOME PROGRAM

      Appraisal requirements differ depending on the mortgage type and loan amounts. For second lien HELOCs originated concurrently with a first mortgage, a copy of the appraisal and a set of original photos used for the origination of the new first mortgage are required. For second lien HELOCs that are not originated concurrently with a first mortgage, if the loan amount is less than $100,000, either an AVM (defined below) or a Freddie Mac form 2055 (Quantitative Analysis Report with exterior inspection only) may be used, depending on whether the AVM provides an appraised value. For second lien HELOCs that are not originated concurrently with a first mortgage, if the loan amount is greater than $100,000, but less than $250,000, a Freddie Mac form 2055 (Quantitative Analysis Appraisal Report with exterior inspection only) is required and the report must include a photo of the front view of the subject property, a location map and comparable sales. For second lien HELOCs that are not originated concurrently with a first mortgage, if the loan amount is greater than $250,000, a Freddie Mac form 1004 (Full Appraisal) is required.

PRE-APPROVED PROGRAM AND ITA PROGRAM

      The appraisal requirement is dependent upon the loan amount and is as follows:

      o loan amounts less than $75,000: an appraised value generated by the appraisal value model ("AVM")

      o     loan amounts between $75,001 to $100,000: desktop appraisal

      o     loan amounts between $100,001 to $150,000: drive-by appraisal

      o     loan amounts between $150,001 to $200,000: full appraisal

      No appraisal is required for a pre-approved HELOC that is subordinated to an IndyMac Bank first mortgage that is less than six months old.

MORTGAGED PROPERTIES

      The properties which secure repayment of the HELOCs are referred to as the "mortgaged properties." Generally, mortgaged properties must be owner-occupied at the time of origination.

      In general, the mortgaged properties will include primarily single family properties. Specifically, the mortgaged properties may consist of:

      o     detached single family dwellings;

      o     individual units in planned unit developments;

      o     attached single family dwellings;

      o     condominium dwellings; or

      o     two unit properties.

      Additionally, occupancy may be:

      o     owner occupancy second home; or

      o     investor owned.

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

      The HELOCs will generally be subordinated to other mortgages on the same mortgaged property.

      Principal amounts on the HELOCs may be drawn down up to a maximum amount as set forth in the line of credit agreement or repaid from time to time. New draws by borrowers under the HELOCs will automatically become part of the underlying trust. As a result, the aggregate balance of the HELOCs will fluctuate from day to day as new draws by borrowers are added to the underlying trust and principal payments are applied to the balances.

EXCEPTIONS

      The foregoing criteria are guidelines only. On a case-by-case basis, the seller might determine that an applicant warrants an exception as to credit limit, debt-to-income ratio, FICO score, seasoning requirements, prohibition against second homes and combined liens. The seller might also allow an exception if the application reflects certain compensating factors such as high FICO score, low combined loan-to-value ratio, low debt-to-income ratio and high reserves. Accordingly, certain borrowers may qualify for a HELOC that, in the absence of such compensating factors, would not satisfy the seller's underwriting criteria.

                             THE SPONSOR AND SELLER

      The sponsor is IndyMac Bank, F.S.B., a federal savings bank ("INDYMAC BANK"). The sponsor is the same entity as the seller and the servicer of HELOCs, and is the parent company of the depositor. The sponsor has been the sponsor of securitizations backed by residential mortgage loans since 1993 and, in particular, the sponsor of securitizations backed by HELOCs since 2004.

      The following table describes the approximate volume of mortgage loan securitizations sponsored by IndyMac Bank since 2002.

                          YEAR      APPROXIMATE VOLUME
                        --------   --------------------
                          2002        $ 6.25 billion
                          2003        $ 5.78 billion
                          2004        $16.03 billion
                          2005        $31.37 billion

      The sponsor securitized approximately $1.57 billion of HELOCs in 2004, approximately $0.80 billion of HELOCs in 2005, and approximately $1.94 billion of HELOCs previously in 2006. The sponsor has been originating HELOCs since 2000.

      As the sponsor, IndyMac Bank originates and acquires mortgage loans and initiates their securitization by transferring the mortgage loans to a special purpose entity, such as the depositor. The mortgage loans are then transferred to the issuing entity for the related securitization. The sponsor works with underwriters and rating agencies in structuring its securitization transactions.

      IndyMac Bank is a wholly-owned subsidiary of IndyMac Intermediate Holdings, Inc. ("INDYMAC HOLDINGS"), which is a wholly-owned subsidiary of IndyMac Bancorp, Inc. ("INDYMAC BANCORP"), a holding company organized under the laws of Delaware. IndyMac Bancorp's common stock is listed on the New York Stock Exchange. The notes and the certificates do not represent interests in or obligations of IndyMac Bank, IndyMac Holdings, IndyMac Bancorp or any affiliate thereof.

      The principal executive office of IndyMac Bank is located at 888 East Walnut Street, Pasadena, California 91101-7211, telephone number (800) 669-2300.

      IndyMac Bank is an institution experienced in originating and servicing HELOCs of the type contained in the pool. IndyMac Bank is a seller/servicer approved by Federal National Mortgage Association ("FANNIE MAE") and the Federal Home Loan Mortgage Corporation ("FREDDIE MAC"). IndyMac Bank also is a mortgagee approved by the U.S. Department of Housing and Urban Development ("HUD")and an institution the deposit accounts of which are insured by the FDIC.

                             SERVICING OF THE HELOCS

THE SERVICER

      IndyMac Bank will act as the servicer. The principal executive office of the servicer is located at 888 East Walnut Street, Pasadena, California 91101-7211, telephone number (800) 669-2300.

      IndyMac Bank has been servicing mortgage loans since 1993 and servicing mortgage loans directly (servicing without the use of a subservicer) since 1998. As of the date of this free writing prospectus, IndyMac Bank is rated (x) by Fitch, "RPS2+" as a servicer of alt/A, prime and sub-prime mortgage loans, (y) by Moody's, "SQ2" as a primary servicer of prime first lien mortgage loans, "SQ2-" as primary servicer of sub-prime first lien mortgage loans and "SQ2" as a special servicer and (z) by S&P, "above average/stable" as a primary servicer and "average/stable" as a servicer and special servicer.

      The servicer will be responsible for servicing the HELOCs in accordance with the terms set forth in the sale and servicing agreement employing the same degree of skill and care which it employs in servicing the HELOCs comparable to the HELOCs serviced by the servicer for itself or others. The servicer may perform its servicing obligations under the sale and servicing agreement through one or more subservicers selected by the servicer. Notwithstanding any subservicing agreement, the servicer will remain liable for its servicing duties and obligations under the sale and servicing agreement as if the servicer alone were servicing the HELOCs. The servicer will not have any custodial responsibilities for the mortgage loans.

      However, if the servicing of any mortgage loan were to be transferred from a subservicer to IndyMac Bank, or if any other servicing transfer were to occur, there may be an increase in all delinquencies and defaults due to misapplied or lost payments, data input errors, system incompatibilities or otherwise. Although any increase in delinquencies is expected to be temporary, there can be no assurance as to the duration or severity of any disruption in servicing the applicable mortgage loans as a result of any servicing transfer. See also "RISK FACTORS--INABILITY TO REPLACE SERVICER COULD AFFECT COLLECTIONS AND RECOVERIES ON THE HELOCS" and "--RELOCATION OF THE SERVICER'S DEFAULT MANAGEMENT SERVICES MAY RESULT IN INCREASED DELINQUENCIES AND DEFAULTS WHICH MAY ADVERSELY AFFECT THE YIELD ON THE NOTES" in this free writing prospectus and "RISK FACTORS--BANKRUPTCY OR INSOLVENCY MAY AFFECT THE TIMING AND AMOUNT OF DISTRIBUTIONS ON THE SECURITIES" in the base prospectus.

      The following table describes the approximate volume of conventional mortgage loans owned by others serviced by IndyMac Bank since 2003.

                         YEAR              APPROXIMATE VOLUME
                   -----------------       ------------------
                   December 31, 2003         $30.77 billion
                   December 31, 2004         $50.22 billion
                   December 31, 2005         $84.50 billion

      IndyMac Bank has a sub-servicing agreement with Card Management Corporation ("CMC") pursuant to which CMC acts as the sub-servicer and provides servicing on HELOCs originated by IndyMac Bank and collection services on HELOCs that are 68 days or less delinquent. IndyMac Bank will assume servicing of HELOCs that are 69 days or more delinquent and will service such HELOCs in accordance with the sale and servicing agreement. CMC has an agreement with First Data Resources, Inc. ("FDR") pursuant to which FDR provides data processing and settlement services to support and facilitate subservicing of the HELOCs by CMC for the benefit of the servicer.

      SERVICER RESPONSIBILITIES. IndyMac Bank, as the servicer will perform the following servicing responsibilities with respect to the HELOCs:

      o     receiving funds from borrowers, CMC and any other subservicer;

      o     reconciling servicing activity with respect to the HELOCs;

      o     calculating remittance amounts to the indenture trustee;

      o sending remittances to the indenture trustee and the owner trustee for distributions to securityholders;

      o     coordinating loan repurchases;

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      o     oversight of all servicing activity, including subservicers;

      o following up with CMC with respect to home loans that are delinquent 68 days or less or for which servicing decisions may need to be made;

      o servicing and employing loss mitigation strategies with respect to HELOCs that are delinquent 69 or more days delinquent;

      o management and liquidation of mortgaged properties acquired by foreclosure or deed in lieu of foreclosure; and

      o providing certain notices and other responsibilities as detailed in the sale and servicing agreement.

      SUBSERVICER RESPONSIBILITIES. Under the related subservicing agreement, CMC or FDR, as applicable, is generally responsible for the following duties with respect to any HELOCs that have not become 69 days or more delinquent:

      o     communicating with borrowers;

      o     processing additional draw requests on the HELOCs;

      o     sending monthly remittance statements to borrowers;

      o collecting payments from borrowers and performing collection services on HELOCs that are delinquent 68 days or less;

      o accurate and timely accounting, reporting and remittance of the principal and interest portions of monthly installment payments to the servicer, together with any other sums paid by borrowers that are required to be remitted;

      o     security and fraud investigations;

      o     chargeback and dispute processing; and

      o     calculating and reporting payoffs.

      IndyMac Bank's sub-servicing agreement with CMC is renewable automatically on an annual basis upon the expiration of its initial term in April 2009. This agreement can be terminated in the event that IndyMac Bank decides not to renew or that IndyMac Bank exercises its right to terminate for convenience. It is unlikely that IndyMac Bank will choose not to renew its agreement(s) with CMC or to exercise its right of termination because IndyMac Bank is obligated to pay a fee to CMC if IndyMac Bank chooses to terminate for convenience. IndyMac Bank is obligated to provide six months prior written notice to CMC if it chooses not to renew or to terminate its agreement(s) with CMC. The six-month notice period is intended to minimize the risk of any disruption in servicing that may be caused by the transfer of servicing responsibilities conducted by the subservicer.

      In addition, this agreement can be terminated after the expiration of any applicable grace period (x) at the election of IndyMac Bank, if CMC breaches any material terms of this agreement or certain performance guidelines, or upon any specified change of control of CMC, and (y) at the election of CMC, if IndyMac Bank breaches any material terms of this agreement, including its obligation to pay any servicing fees, FDR ceases to provide services to CMC or IndyMac Bank that are necessary for CMC to perform its obligations under the sub-servicing agreement (unless such cessation is caused by a breach of CMC's obligations under its agreement with FDR) or upon any specified change of control of CMC. CMC is generally obligated to reasonably cooperate with IndyMac Bank during this six-month period to ensure an effective transfer of servicing responsibilities to either IndyMac Bank or a replacement sub-servicer selected by IndyMac Bank. Notwithstanding the termination of the sub-servicing arrangements, IndyMac Bank, as the servicer, will remain liable for its servicing duties and obligations under the sale and servicing agreement.

      All fees of the subservicer with respect to the HELOCs will be paid by the servicer.

CARD MANAGEMENT CORPORATION

      CMC is a corporation organized under the laws of the State of Indiana and is a wholly-owned subsidiary of Fifth Third Bancorp. CMC has been providing servicing and/or sub-servicing of credit card accounts since 1988. CMC has been sub-servicing credit cards tied to home equity line of credit loans since 1995 and has acted as the sub-servicer for credit cards tied to six securitized pools of home equity line of credit loans. IndyMac Bank is CMC's only significant client for whom CMC provides servicing or sub-servicing of credit cards tied to home

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equity line of credit loans. CMC's sub-servicing portfolio of credit cards tied to securitized home equity line of credit loans has grown as indicated by the following approximate totals:

                  March 31, 2004               $  490,000,000
                  December 31, 2004            $1,300,000,000
                  December 31, 2005            $1,370,000,000
                  September 30, 2006           $2,669,000,000

      CMC provides inbound and outbound customer services, collection services through 68 day delinquency, security and fraud investigations, and chargeback/dispute processing for such loans. There are no material legal or governmental proceedings pending against CMC, or of which any property of CMC is subject, that are material to the Noteholders, nor is CMC aware of any proceedings of this type contemplated by any governmental authorities.

FIRST DATA RESOURCES, INC.

      FDR was established in 1969 as the data processing unit of Mid-America Bankcard Association. In 1980, American Express acquired FDR and in 1992, FDR became an independent company as a subsidiary of First Data Corporation. According to FDR, it is a global provider of comprehensive transaction processing products and services to credit, debit, commercial, private label and oil card trusts. FDR's home office in the United States is located in Omaha, Nebraska. Pursuant to CMC's agreement with FDR, FDR has provided IndyMac Bank with services including account maintenance using FDR's computer systems, daily and monthly reporting on account activities and distribution of monthly statements to borrowers.

DELINQUENCY AND LOSS EXPERIENCE

      Historically, a variety of factors, including the appreciation of real estate values, has limited the servicer's loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the servicer's control, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future. For example, a general deterioration of the real estate market regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as collateral for loans. If the real estate market and economy continue to decline, the servicer may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      The issuing entity has agreed to pay a monthly fee (the "SERVICING FEE") to the servicer with respect to each HELOC, equal to 0.50% annually on the principal balance of each HELOC (the "SERVICING FEE RATE"). Any successors to the servicer will in all cases receive a fee in an amount equal to, but not greater than, the Servicing Fee calculated at the Servicing Fee Rate. As additional servicing compensation, the servicer is entitled to retain all servicing-related fees, including assumption fees, modification fees, ancillary servicing fees, extension fees, nonsufficient fund fees and late payment charges to the extent collected from the borrower (excluding early termination fees), together with any interest or other income earned on funds held in the custodial accounts, escrow accounts, the Collection Account and the Payment Account.

      The servicer will be entitled to reimbursement for certain expenses prior to payment of any amounts to noteholders. See "THE AGREEMENTS--SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES" in the base prospectus.

      In addition, other fees and expenses of the issuing entity will be paid from collections received on the HELOCs prior to distributions to the noteholders, as described in "DESCRIPTION OF THE NOTES--FEES AND EXPENSES" in this free writing prospectus.

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

COLLECTION OF TAXES, ASSESSMENTS AND SIMILAR ITEMS

      The servicer will, to the extent required by the related loan documents, ensure that payment of hazard insurance premiums and real estate taxes with respect to the HELOCs, are made and will make servicing advances with respect to delinquencies in required payments by the related borrowers to the extent necessary to avoid the loss of a Mortgaged Property due to a tax sale or the foreclosure thereof as a result of a tax lien.

INSURANCE COVERAGE

      The servicer is required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

EVIDENCE AS TO COMPLIANCE

      Under the sale and servicing agreement, and unless a Form 15 Suspension Notice has been filed, the servicer will be required to furnish to the indenture trustee and the insurer an annual servicer report detailing the servicer's assessment of its compliance with the servicing criteria set forth in the relevant SEC regulations for asset-backed securities transactions, including
Item 1122 of Regulation AB, as of and for the period ending the end of each fiscal year of the trust and the servicer's assessment report will identify any material instance of noncompliance. In addition, on or before the last day of the third month after the end of each fiscal year of the trust (commencing on the first year after the issuance of the Notes), a firm of nationally recognized independent certified public accountants who may also render other services to the servicer or to its affiliates will furnish to the indenture trustee and the insurer (so long as the Notes are outstanding or amounts remain due and owing to the insurer and no Insurer Default has occurred and is continuing) with an attestation report as to such assessment report by the servicer during the servicer's preceding fiscal year (or since the date of the issuance of the Notes in the case of the first such statement). The form of assessment report and attestation report required under the sale and servicing agreement may be replaced by any similar form using any standards that are now or in the future in use by the servicer for comparable assets and which otherwise comply with any note, regulation, "no-action" letter or similar guidelines promulgated by the SEC.

SERVICER DEFAULT

      If the servicer is in default in its obligations under the sale and servicing agreement, the indenture trustee may with the consent of the insurer and shall, if directed to do so by the insurer or, if the Notes are no longer outstanding and no amounts remain due and owing to the insurer or if an insurer default has occurred and is continuing, the noteholders evidencing more than 50% of the Note Principal Amount of the Notes, terminate the servicer, and the indenture trustee shall either appoint a successor servicer acceptable to the insurer in accordance with the sale and servicing agreement or succeed to the responsibilities of the servicer.

CERTAIN MATTERS REGARDING THE SERVICER

      For a description of the servicer's discretion to waive certain charges in connection with the HELOCs, see "THE AGREEMENTS--COLLECTION PROCEDURES" in the base prospectus. For a description of replacement of the servicer after the occurrence of a Event of Servicer Termination or Insurance Agreement Event of Default, see "THE MORTGAGE LOAN AND PURCHASE AGREEMENT AND THE SALE AND SERVICING AGREEMENT--EVENT OF SERVICER TERMINATION; RIGHTS UPON EVENT OF SERVICER TERMINATION" in this free writing prospectus. For a discussion of the circumstances in which the servicer may resign or be removed, see "THE AGREEMENTS--CERTAIN MATTERS REGARDING THE SERVICER AND THE DEPOSITOR" in the base prospectus. For a discussion of the appointment of a successor servicer if the indenture trustee is unwilling or unable to act as successor to the servicer, see "THE AGREEMENTS--EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT" in the base prospectus.

MODIFICATION OF THE HELOCS

      Except as is set forth in the following sentence, the servicer may not modify any HELOC unless that HELOC is in default or if default is reasonably foreseeable, and if the servicer has determined the modification of that HELOC to be in the best interests of the noteholders and the insurer. In addition, the servicer may modify a HELOC that is not in default and default is not reasonably foreseeable if it has delivered to the indenture trustee and the insurer (so long as the Notes are outstanding or any reimbursement amounts remain due and owing to the Insurer) an opinion of counsel to the effect that such modification would not cause any REMIC created under the trust agreement to fail to qualify as a REMIC or result in the imposition of any prohibited transaction tax; provided it complies with accepted servicing practices of prudent HELOC servicers and no rate modification is greater than 0.25% per annum on any HELOC, and provided that the modification does not materially and adversely affect the interests of the noteholders, the certificateholders or the insurer (taking into account the aggregate effect of all previous modifications to date).

      In addition to the foregoing, the servicer's ability to permit or effect servicing modifications will be subject to other limitations described in the sale and servicing agreement, including but not limited to the limitations described in this paragraph. Any amounts added to the credit limit of a HELOC will be required to be fully amortized over the remaining term, or the extended term, of the HELOC. The final maturity of any HELOC may not be extended beyond the third Payment Date prior to the Final Scheduled Payment Date. The aggregate current principal balance of all HELOCs subject to modifications can be no more than 3.5% of the aggregate principal balance of the HELOCs as of the cut-off date, but this limit may be increased from time to time with the consent of the insurer.

LIMITATIONS ON LIABILITY

      The servicer will not be liable to the trust or the noteholders for any action taken, or for refraining from the taking of any action, in good faith or for errors in judgment. This limitation on liability does not protect the servicer and any director, officer, employee or agent of the servicer from liability in connection with willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties. The terms of the sale and servicing agreement will provide that the servicer, depositor and sponsor will be indemnified and held harmless by the trust against any loss, liability, or expense incurred by the servicer, depositor or sponsor, as applicable, in connection with any legal action relating to the sale and servicing agreement or the notes other than any loss, liability or expense (i) incurred by the servicer's, depositor's or sponsor's, as applicable, willful misfeasance, bad faith or negligence in the performance of the servicer's duties under the sale and servicing agreement or (ii) by reason of reckless disregard, of the servicer's, depositor's or sponsor's, as applicable, obligations and duties under the sale and servicing agreement. None of the servicer, the depositor or the sponsor will be under any obligation to appear in, prosecute or defend any legal action unless: (i) such action relates to the servicer's, depositor's or sponsor's, as applicable, duties under the sale and servicing agreement; or (ii) the servicer, depositor or sponsor, as applicable, deems such action necessary or desirable. In the event that the servicer, depositor or sponsor, as applicable, appears in, prosecutes or defends any legal action, the sale and servicing agreement will provide that the servicer, depositor or sponsor, as applicable, and any director, officer, employee or agent of the servicer, depositor or sponsor, as applicable, will be reimbursed from the trust for all costs. See "THE AGREEMENTS--CERTAIN MATTERS REGARDING THE SERVICER AND THE DEPOSITOR" in the base prospectus.

                                STATIC POOL DATA

      Certain static pool information for IndyMac Bank's six other HELOC securitizations, three of which were issued in 2004 and three of which were issued earlier in 2006, may be found at:

      http://regab.IndyMacbank.com.

      Once you have accessed this internet address you will need to select "HELOC" under the tab for Deal Category, "2004" or "2006" under the tab for Vintage Year, "Heloc 2004-1," "Heloc 2004-2," "Heloc 2004-LH1," "Heloc 2006-H1",
"Heloc 2006-H2" or "Heloc 2006-H3" under the tab for Deal Name and "Static" under the tab for Report Type. We refer you to this internet address solely for the purpose of providing you with the static pool information relating to the HELOCs. Access to this internet address is unrestricted and free of charge. Information

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

provided through this internet address will not be deemed to be a part of this free writing prospectus, the base prospectus or the registration statement.

      Various factors may affect the prepayment, delinquency and loss performance of the HELOCs over time. The various pools of HELOCs for which performance information is shown at the above internet address had initial characteristics that differed, and may have differed in ways that were material to the performance of those HELOCs. These differing characteristics include, among others, product type, credit quality, geographic concentration, originator concentration, servicer concentration, average principal balance, weighted average interest rate, weighted average combined loan-to-value ratio, weighted average term to maturity, credit limits, credit limit utilization rates and the presence or absence of prepayment penalties. We do not make any representation, and you should not assume, that the performance information shown at the above internet address is in any way indicative of the performance of the HELOCs in the trust.

      This static pool data is not deemed part of this free writing prospectus, the base prospectus or the registration statement of which the base prospectus is a part to the extent that the static pool data relates to:

      o prior securitized pools of IndyMac Bank, F.S.B. that do not include the mortgage loans and that were established before January 1, 2006; or

      o in the case of information regarding the HELOCs, information about the HELOCs for periods before January 1, 2006.

                                  THE DEPOSITOR

      The depositor is IndyMac ABS, Inc., a Delaware corporation that is a wholly owned, limited purpose finance subsidiary of IndyMac Bank. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is
(800) 669-2300. The depositor will not have any business operations other than securitizing mortgage assets and related activities.

      The depositor is required to perform certain actions in connection with the notes on a continual basis, including but not limited to:

      o to make all initial filings establishing or creating a security interest over the HELOCs and make all filings necessary to maintain the effectiveness of any original filings necessary under the relevant state commercial codes to perfect the indenture trustee's security interest in the HELOCs and all proceeds thereof; and

      o to assume the duties of the administrator or appoint a successor administrator in the event of the administrator's automatic termination under the administration agreement.

      Generally, however, it is expected that the above functions will be performed by the depositor's agents or one or more of the indenture trustee and the servicer in accordance with the related agreements.

      For additional information regarding the depositor, see "THE DEPOSITOR" in the base prospectus.

                               THE ISSUING ENTITY

      IndyMac Home Equity Mortgage Loan Asset-Backed Trust, Series 2006-H4 (the "ISSUING ENTITY" or the "TRUST"), a Delaware statutory trust, will be created pursuant to and governed by a trust agreement, as amended and restated, among the seller, the depositor, the owner trustee and the indenture trustee, as registrar and paying agent. The trust agreement constitutes the "governing instrument" under the laws of the State of Delaware relating to statutory trusts. After its formation, the trust will not engage in any activity other than (1) acquiring, holding and managing the trust property described below, (2) issuing the notes and the certificates, (3) making payments on the notes and the certificates and (4) engaging in other activities that are necessary, suitable or convenient to accomplish these purposes.

      The trust's principal offices are located in Wilmington, Delaware, in care of Wilmington Trust Company, as owner trustee, at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001.

      The trust will be capitalized initially through a cash contribution by the depositor. The trust will not acquire any assets other than the property described above. Because the trust will have no operating history upon its establishment and will not engage in any business other than the duties discussed above, no historical, pro forma financial statements, or ratios of earnings to fixed changes with respect to the trust have been included in this free writing prospectus. The fiscal year end of the trust will be December 31.

      Since the issuing entity is a statutory trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a "business trust."

                                THE OWNER TRUSTEE

      Wilmington Trust Company (the "OWNER TRUSTEE") is a Delaware banking corporation with trust powers incorporated in 1903. Wilmington Trust Company has served as owner trustee in numerous asset-backed securities transactions involving mortgage and mortgage-related receivables.

      Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

      The owner trustee shall at all times be a corporation satisfying the provisions of Section 3807(a) of the Delaware trust statute, authorized to exercise corporate powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or state authorities, and, so long as the Notes are outstanding or any Reimbursement Amounts remain due and payable to the Issuer and no Insurer Default has occurred and is continuing, acceptable to the Insurer in its reasonable discretion, and having (or having a parent which has) a short-term debt rating of at least A-1 or the equivalent by, or which is otherwise acceptable to, the Rating Agencies.

      The owner trustee may hold notes and certificates in its own name or as pledgee. To meet the legal requirements of certain jurisdictions, the owner trustee may appoint co-trustees or separate trustees of any part of the assets of the issuing entity under the trust agreement. All rights and obligations conferred or imposed on the owner trustee by the trust agreement will be conferred or imposed on any separate trustee or co-trustee. In any jurisdiction in which the owner trustee is incompetent or unqualified to perform any act, the separate trustee or co-trustee will perform the act solely at the direction of the owner trustee.

      The owner trustee may resign at any time on 30 days' prior written notice, in which event the depositor must appoint a successor owner trustee. The depositor with the consent of the insurer may also remove the owner trustee if it becomes legally unable to act or becomes insolvent. Any resignation or removal of the owner trustee and appointment of a successor will not become effective until acceptance of the appointment by the successor.

      The owner trustee has no duty to manage, make any payment on, register, record, sell, dispose of, or otherwise deal with the trust property, or to otherwise take or refrain from taking any action under any document contemplated by the trust agreement, except as expressly provided by the trust agreement or in instructions received by the owner trustee pursuant to the trust agreement. The owner trustee will be required to perform only those duties specifically required of it under the trust agreement. The owner trustee will disburse all moneys actually received by it constituting part of the issuing entity pursuant the terms of the transaction documents, and it will not be accountable under the trust agreement or any other transaction document except in limited circumstances including, without limitation, (i) for its own willful misconduct, gross negligence or bad faith or (ii) for the inaccuracy of certain representations and warranties in the trust agreement.

                              THE INDENTURE TRUSTEE

      Deutsche Bank National Trust Company ("DBNTC") will act as the indenture trustee (the "INDENTURE TRUSTEE") and calculation agent. DBNTC is a national banking association which has an office in Santa Ana, California. DBNTC has previously been appointed to the role of indenture trustee for numerous mortgage-backed transactions in which residential mortgages comprised the asset pool and has significant experience in this area. DBNTC has also acted as calculation agent and custodian in numerous mortgage-backed transactions since 1991. As custodian, DBNTC will maintain the mortgage loan documents in secure, fire-resistant facilities. DBNTC will not physically segregate the mortgage loan documents in DBNTC's custody but the mortgage loan documents will be kept in shared facilities. However, DBNTC's proprietary document-tracking system will show the location within DBNTC's facilities of each mortgage loan file and will show that the mortgage loan documents are held by DBNTC on behalf of the trust. DBNTC has no pending legal proceedings that would materially affect its ability to perform its duties as indenture trustee or calculation agent or custodian. DBNTC may perform certain of its obligations through one or more third party vendors. However, DBNTC shall remain liable for the duties and obligations required of it under the sale and servicing agreement and the indenture.

      Notes may be surrendered at the offices designated by the indenture trustee from time to time for such purposes, which as of the Closing Date is of the indenture trustee located at DB Services Tennessee, 648 Grassmere Park Rd. Nashville, TN 37211-3658, Attention: Transfer Unit, or at any other address the indenture trustee designates from time to time. Correspondence may be directed to the indenture trustee at its corporate trust office located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration IN06H4. Noteholders may access monthly statements from the indenture trustee's website located at www.tss.db.com/invr. Noteholders may obtain assistance in operating the website by calling the indenture trustee's investor relations desk at (800) 735-7777.

      DBNTC is providing the information in the preceding two paragraphs at the depositor's request in order to assist the depositor with the preparation of its disclosure documents to be filed with the SEC pursuant to Regulation AB. Otherwise, DBNTC has not participated in the preparation of such disclosure documents and assumes no responsibility or liability for their contents.

      The indenture trustee will have the duties and responsibilities under the indenture, the sale and servicing agreement and the administration agreement described in this free writing prospectus and the base prospectus, including collecting funds from the servicer to distribute to noteholders, providing noteholders and applicable rating agencies with monthly distribution statements, removing the servicer as a result of Event of Servicer Termination under the sale and servicing agreement, and appointing a successor servicer.

      The indenture trustee and any director, officer, employee or agent of the indenture trustee will be indemnified by the trust against any loss, liability or expense incurred by the indenture trustee arising out of or in connection with the acceptance or administration of its obligations and duties under the indenture or any other transaction document, other than any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence in the performance of the indenture trustee's duties under the sale and servicing agreement or indenture.

      The servicer is required to indemnify the indenture trustee against any loss, liability or expense resulting from a breach of the servicer's obligations and duties under the sale and servicing agreement or the indenture, including its failure to perform its duties and service the HELOCs in accordance with the terms of the sale and servicing agreement.

      The indenture trustee will be liable for its own negligent action, its own negligent failure to act or its own misconduct, its negligent failure to perform its obligations in compliance with the indenture, or any liability that would be imposed by reason of its willful misfeasance or bad faith. However, the indenture trustee will not be liable, individually or as indenture trustee:

      o for an error of judgment made in good faith by a responsible officer of the indenture trustee, unless it is finally proven that the indenture trustee was negligent in ascertaining the pertinent facts,

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

      o with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of insurer or, (i) if the Notes are no longer outstanding and no reimbursement amounts remain due and owing to the insurer or (ii) an Insurer Default has occurred and is continuing, the holders of notes evidencing not less than 25% of the voting rights of the notes relating to the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred upon the indenture trustee under the indenture,

      o for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the indenture, or

      o for any loss on any investment of funds pursuant to the indenture (other than as issuer of the investment security).

      The indenture trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, officer's note, note of auditors or any other note, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

      The indenture trustee and any successor indenture trustee will, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000, subject to supervision or examination by federal or state authority and with a credit rating that would not cause any of the rating agencies to reduce their respective ratings of the Notes below the ratings issued on the Closing Date (or having provided security from time to time as is sufficient to avoid the reduction). If the indenture trustee no longer meets the foregoing requirements, the indenture trustee has agreed to resign immediately.

      The indenture trustee may at any time resign by giving written notice of resignation to the depositor, the issuing entity, the servicer, the insurer and each rating agency not less than 90 days before the specified resignation date.

      The depositor or the servicer with the consent of the insurer (so long as the Notes are outstanding or amounts remain due and owing to the insurer and no Insurer Default has occurred and is continuing) may remove the indenture trustee and appoint a successor indenture trustee if:

      o the indenture trustee ceases to meet the eligibility requirements described above,

      o the indenture trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the indenture trustee or of its property is appointed, or any public officer takes charge or control of the indenture trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

      o a tax is imposed with respect to the issuing entity by any state in which the indenture trustee or the issuing entity is located and the imposition of the tax would be avoided by the appointment of a different indenture trustee.

      In addition, if the indenture trustee fails to meet the eligibility requirements described above, any noteholder may petition any court of competent jurisdiction for the removal of the indenture trustee and the appointment of a successor indenture trustee acceptable to the insurer. Notice of any removal of the indenture trustee shall be given to each rating agency by the successor indenture trustee. The party initiating the removal of a indenture trustee will bear any expense associated with the removal of the appointment of a new indenture trustee.

      Any successor indenture trustee must be reasonably acceptable to the insurer (so long as the Notes are outstanding or amounts remain due and owing to the insurer and no Insurer Default has occurred and is continuing). Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee pursuant to any of the provisions described above will become effective upon acceptance of appointment by the successor indenture trustee. If a successor indenture trustee has not been appointed within 30 days after the indenture trustee gives notice of resignation, the resigning indenture trustee may petition any court of competent jurisdiction for the appointment of a successor indenture trustee.

      A successor indenture trustee will not be appointed unless the successor indenture trustee meets the eligibility requirements described above and its appointment does not adversely affect the then current ratings of the notes.

                           THE INSURER AND THE POLICY

                                   THE INSURER

      The following information has been supplied by the Insurer for inclusion in this free writing prospectus. No representation is made by the issuing entity, the depositor or any underwriter as to the accuracy or completeness of the information.

      The Insurer accepts no responsibility for the accuracy or completeness of this free writing prospectus or any other information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Insurer and its affiliates set forth under this heading and under "THE POLICY" section, below. In addition, the Insurer makes no representation regarding the Notes or the advisability of investing in the Notes.

GENERAL

      MBIA Insurance Corporation ("MBIA") is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company ("MBIA Parent"). MBIA Parent is not obligated to pay the debts of or claims against MBIA. MBIA is domiciled in the State of New York and licensed to do business in and subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. MBIA, either directly or through subsidiaries, is licensed to do business in the Republic of France, the United Kingdom and the Kingdom of Spain and is subject to regulation under the laws of those jurisdictions.

      The principal executive offices of MBIA are located at 113 King Street, Armonk, New York 10504 and the main telephone number at that address is (914) 273-4545.

      MBIA does not accept any responsibility for the accuracy or completeness of this free writing prospectus or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Policy and MBIA set forth under the heading "THE INSURER AND THE POLICY.". Additionally, MBIA makes no representation regarding the Notes or Certificates or the advisability of investing in the Notes or Certificates.

REGULATION

      As a financial guaranty insurance company licensed to do business in the State of New York, MBIA is subject to the New York Insurance Law which, among other things, prescribes minimum capital requirements and contingency reserves against liabilities for MBIA, limits the classes and concentrations of investments that are made by MBIA and requires the approval of policy rates and forms that are employed by MBIA. State law also regulates the amount of both the aggregate and individual risks that may be insured by MBIA, the payment of dividends by MBIA, changes in control with respect to MBIA and transactions among MBIA and its affiliates.

      The Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

FINANCIAL STRENGTH RATINGS OF MBIA

      Moody's Investors Service, Inc. rates the financial strength of MBIA
"Aaa."

      Standard & Poor's, a division of The McGraw-Hill Companies, Inc., rates the financial strength of MBIA "AAA."

      Fitch Ratings rates the financial strength of MBIA "AAA."

      Each rating of MBIA should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of MBIA and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

      The above ratings are not recommendations to buy, sell or hold the Notes, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Notes. MBIA does not guaranty the market price of the Notes nor does it guaranty that the ratings on the Notes will not be revised or withdrawn.

MBIA FINANCIAL INFORMATION

      The tables below present selected financial information of MBIA determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") as well as selected financial information of MBIA on a consolidated basis determined in accordance with accounting principles generally accepted in the United States of America ("GAAP"):

                                                      SAP
       IN MILLIONS                 SEPTEMBER 30, 2006     DECEMBER 31, 2005
                                      (Unaudited)             (Audited)

       Admitted Assets                  $11,500                $11,037

       Liabilities                        7,039                  7,237

       Capital and Surplus                4,461                  3,800

                                                     GAAP
       IN MILLIONS                 SEPTEMBER 30, 2006     DECEMBER 31, 2005
                                      (Unaudited)             (Audited)

       Assets                           $13,947                $13,506

       Liabilities                        6,597                  6,426

       Equity                             7,350                  7,080

      For further information concerning MBIA, see the consolidated financial statements of MBIA and its subsidiaries as of December 31, 2005 and December 31, 2004 and for each of the three years in the period ended December 31, 2005, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of the Company for the year ended December 31, 2005 and the consolidated financial statements of MBIA and its subsidiaries as of September 30, 2006 and for the nine month periods ended September 30, 2006 and September 30, 2005 included in the Quarterly Report on Form 10-Q of the Company for the period ended September 30, 2006, which are hereby incorporated by reference into this free writing prospectus and shall be deemed to be a part hereof.

      Copies of the statutory financial statements filed by MBIA with the State of New York Insurance Department are available over the Internet at the Company's web site at http://www.mbia.com and at no cost, upon request to MBIA at its principal executive offices.

      INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed by the Company with the Securities and Exchange Commission (the "SEC") are incorporated by reference into this free writing prospectus:

      The Company's Annual Report on Form 10-K for the year ended December 31, 2005; and

      The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2006.

      Any documents, including any financial statements of MBIA and its subsidiaries that are included therein or attached as exhibits thereto, filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the Company's most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, and prior to the termination of the offering of the Notes offered hereby shall be deemed to be incorporated by reference in this free writing prospectus and to be a part hereof from the respective dates of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this free writing prospectus, shall be deemed to be modified or superseded for purposes of this free writing prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this free writing prospectus.

      The Company files annual, quarterly and special reports, information statements and other information with the SEC under File No. 1-9583. Copies of the Company's SEC filings (including (1) the Company's Annual Report on Form 10-K for the year ended December 31, 2005, and (2) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006) are available (i) over the Internet at the SEC's web site at http://www.sec.gov; (ii) at the SEC's public reference room in Washington, D.C.;
(iii) over the Internet at the Company's web site at http://www.mbia.com; and
(iv) at no cost, upon request to MBIA at its principal executive offices.

                                   THE POLICY

      The Insurer will issue a financial guaranty insurance policy (referred to as the "POLICY" in this free writing prospectus) for the benefit of the holders of the Notes. The following summary of the provisions of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy.

      The Insurer, in consideration of the payment of a premium and subject to the terms of the Policy, unconditionally and irrevocably guarantees to any Noteholder that an amount equal to each full and complete Insured Payment will be received from the Insurer by the Indenture Trustee, or its successors, as indenture trustee for the Noteholders, on behalf of the Noteholders, for distribution by the Indenture Trustee to each Noteholder of that Noteholder's proportionate share of the Insured Payment.

      The Insurer's obligations under the Policy, with respect to a particular Insured Payment, will be discharged to the extent funds equal to the applicable Insured Payment are received by the Indenture Trustee, whether or not those funds are properly applied by the Indenture Trustee. Insured Payments will be made only at the time set forth in the Policy, and no accelerated Insured Payments will be made regardless of any acceleration of the Notes, unless the acceleration is at the sole option of the Insurer.

      Notwithstanding the foregoing paragraph, the Policy does not cover shortfalls, if any, attributable to the liability of the Trust, any REMIC or the Indenture Trustee for withholding taxes, if any (including interest and penalties in respect of any liability for withholding taxes).

      The Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Insurer's fiscal agent of the following:

      o a certified copy of the order requiring the return of a preference payment;

      o an opinion of counsel satisfactory to the Insurer that the order is final and not subject to appeal;

      o an assignment in a form that is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Noteholder relating to or arising under the Notes against the debtor which made the preference payment or otherwise with respect to the preference payment; and

      o appropriate instruments to effect the appointment of the Insurer as agent for the Noteholder in any legal proceeding related to the preference payment, which instruments are in a form satisfactory to the Insurer;

      provided that if these documents are received after 12:00 p.m., New York City time, on that Business Day, they will be deemed to be received on the following Business Day. Payments by the Insurer will be disbursed to the receiver or the trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Noteholder and not to any Noteholder directly unless such Noteholder has returned principal or interest paid on the Notes to the receiver or trustee in bankruptcy, in which case that payment will be disbursed to such Noteholder.

      The Insurer will pay any other amount payable under the Policy no later than 12:00 p.m., New York City time, on the later of the Payment Date on which the related Deficiency Amount is due or the Business Day following receipt in New York, New York on a Business Day by U.S. Bank Trust National Association, as fiscal agent for the Insurer, or any successor fiscal agent appointed by the Insurer of a notice from the Indenture Trustee specifying the Insured Payment which is due and owing on the applicable Payment Date, provided that if the notice is received after 12:00 p.m., New York City time, on that Business Day, it will be deemed to be received on the following Business Day. If any notice received by the Insurer's fiscal agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it will be deemed not to have been received by the Insurer's fiscal agent for the purposes of this paragraph, and the Insurer or the fiscal agent, as the case may be, will promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended notice.

      Insured Payments due under the Policy, unless otherwise stated therein, will be disbursed by the Insurer's fiscal agent to the Indenture Trustee on behalf of the Noteholders by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Indenture Trustee for the payment of the Insured Payment and legally available therefore.

      The fiscal agent is the agent of the Insurer only and the fiscal agent will in no event be liable to Noteholders for any acts of the fiscal agent or any failure of the Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under the Policy.

      Subject to the terms of the Indenture and the Sale and Servicing Agreement, the Insurer shall be subrogated to the rights of each Noteholder to receive payments under the Notes to the extent of any payment by the Insurer under the Policy.

      As used in the Policy, the following terms shall have the following meanings:

      "AVAILABLE FUNDS" means, with respect to any Payment Date, funds allocated from amounts available pursuant to the Indenture and the Sale and Servicing Agreement to make distributions on the Notes on such Payment Date, including without limitation amounts on deposit in the Payment Account.

      "DEFICIENCY AMOUNT" means, with respect to any Payment Date, the excess, if any, of Required Distributions for such Payment Date over Available Funds. Notwithstanding anything to the contrary herein, the aggregate Deficiency Amount which may be paid under the Policy shall not exceed the Maximum Insured Amount.

      "INSURED PAYMENT" means (i) as of any Payment Date, any Deficiency Amount and (ii) any Preference Amount.

      "MAXIMUM INSURED AMOUNT" means $650,000,000 in respect of principal, plus interest thereon calculated at the applicable Note Rate for the Notes.

      "PREFERENCE AMOUNT" means any amount previously distributed to a Noteholder that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

      "REQUIRED DISTRIBUTIONS" means, (a) with respect to any Payment Date, the sum of (i) the amount of interest that has accrued on the Notes at the Note Rate during the Interest Accrual Period, net of any interest shortfalls on the Notes resulting from any partial or full prepayment of the HELOCs and any interest shortfalls resulting from the application of the Servicemembers Civil Relief Act, or similar state or local laws and (ii) if such Payment Date is not the Final Scheduled Payment Date, the Overcollateralization Deficit, if any, and (b) on the Final Scheduled Payment Date, the aggregate Note Principal Amount of the Notes (after giving effect to all distributions to be made on such Payment
Date). Required Distributions do not include Deferred Interest.

      Capitalized terms used in the Policy and not otherwise defined in the Policy shall have the meanings set forth in the Indenture and the Sale and Servicing Agreement as of the date of execution of the Policy, without giving effect to any subsequent amendment or modification to the Indenture or the Sale and Servicing Agreement unless such amendment or modification has been approved in writing by the Insurer.

      The Policy is not cancelable for any reason. The premium on the Policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the Notes.

      The Policy is being issued under and pursuant to, and will be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

      THE INSURANCE PROVIDED BY THE POLICY IS NOT COVERED BY THE
PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

                      AFFILIATIONS AND RELATED TRANSACTIONS

      The depositor is a direct wholly owned, limited-purpose finance subsidiary of the sponsor. The sponsor is the servicer and the seller of the HELOCs.

      There is not currently, and there was not during the past two years, any material business relationship, agreement, arrangement, transaction or understanding that is or was entered into outside the ordinary course of business or is or was on terms other than would be obtained in an arm's length transaction with an unrelated third party, between the sponsor and the depositor.

                    THE MORTGAGE LOAN PURCHASE AGREEMENT AND
                        THE SALE AND SERVICING AGREEMENT

GENERAL

      On the Closing Date, pursuant to the mortgage loan purchase agreement, the seller will sell the HELOCs to the depositor. Pursuant to the sale and servicing agreement, the depositor will, in turn, sell the HELOCs to the trust.

ASSIGNMENT AND PLEDGE OF HELOCS

      The HELOCs will be assigned to the trust, together with all principal and interest received with respect to the HELOCs after the Cut-off Date, except for interest due on or prior to the Cut-off Date. Pursuant to the indenture, the trust will pledge all of its interest in such assets and any other property comprising the trust estate to the indenture trustee as security for the Notes.

      At the time of issuance of the Notes, the depositor will transfer to the trust all of its right, title and interest in and to each HELOC (including any Additional Balances arising in the future) and the related Credit Line Agreements, mortgages and other related documents (collectively, the "RELATED DOCUMENTS"), including all collections received with respect to each such HELOC after the Cut-off Date (other than interest due on or prior to the Cut-off
Date). Neither the trust nor the depositor will have any obligation to make additional funding under the Credit Line Agreements. The trust will in turn pledge to the indenture trustee under the indenture all of its right, title and interest in the foregoing property as collateral for the Notes. Concurrently with such pledge, the indenture trustee will deliver the Notes on behalf of the trust. Each HELOC transferred to the trust will be identified on a schedule (the "HELOC SCHEDULE") delivered to the indenture trustee pursuant to the sale and servicing agreement, which will specify with respect to each HELOC, among other things, the original Principal Balance and the Cut-off Date Principal Balance, the loan rate, the maturity date, credit line, and applicable prepayment penalty provisions, if any.

      The sale and servicing agreement will require that, on or prior to the Closing Date, the depositor shall deliver to the indenture trustee, the Credit Line Agreement for each HELOC and, within 90 days following the Closing Date, executed assignments of mortgages related to each HELOC, other than HELOCs registered with Mortgage Electronic Registration Systems, Inc. ("MERS") and the other Related Documents. In lieu of delivery of original mortgages, with respect to lost mortgages, the depositor may deliver true and correct copies thereof that with respect to lost mortgages have been certified as to the authenticity by the appropriate county recording office where such mortgage is recorded (or, subject to certain requirements set forth in the sale and servicing agreement, an optical image or representation thereof).

      An assignment of mortgage will only be recorded in those jurisdictions where recording is required by law to protect the interests of the owner trustee, indenture trustee, the Noteholders and the Certificateholders and only following the occurrence of a Recordation Event (as defined below) occurs. Upon the occurrence of a Recordation Event, the indenture trustee will complete and submit for recordation, at the expense of the seller, the assignments of the mortgages related to each such HELOC in favor of the indenture trustee within 90 days of the Recordation Event.

      A "RECORDATION EVENT" means (i) that the long-term senior unsecured debt rating of the seller (or any successor in interest thereto) is reduced to below "BBB-" by S&P, (ii) an Event of Servicer Termination under the sale and servicing agreement has occurred and is continuing, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the servicer; provided, that any such Recordation Event may be waived by the insurer (so long as the Notes are outstanding or any Reimbursement Amounts remain due and owing to the insurer and no Insurer Default has occurred and is continuing) by providing written notice of such waiver to the servicer and the indenture trustee or (iv) at the written request of the insurer (so long as the Notes are outstanding or any Reimbursed Amounts remain due and owing to the insurer and no Insurer Default has occurred and is continuing), under certain circumstances specified in the sale and servicing agreement.

      Within 90 days of the Closing Date, the indenture trustee, pursuant to the sale and servicing agreement, will review the HELOCs and the Related Documents and if any HELOC or Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the seller and the originator by the indenture trustee, the seller will be obligated to accept the transfer of such HELOC from the trust. Upon such transfer, the seller will be obligated to either substitute a HELOC or to purchase such HELOC at a purchase price equal to the Principal Balance of such HELOC plus an amount equal to all accrued but unpaid interest on such removed HELOC. The obligation of the seller either to accept a transfer of a defective HELOC and to convey a substitute HELOC or to repurchase such HELOC is the sole remedy regarding any defects in the HELOCs and Related Documents available to the indenture trustee or the Noteholders.

      The seller shall make no substitution more than two years after the Closing Date unless the seller delivers to the indenture trustee an opinion of counsel to the effect that such substitution will not (i) result in the imposition of the tax on "prohibited transactions" on the issuing entity or contributions after the "startup date," as defined in

Sections 860F(a)(2) and 860G(D) of the Code, respectively, or (ii) cause any REMIC created under the trust agreement to fail to qualify as a REMIC at any time that any Notes are outstanding.

EVENT OF SERVICER TERMINATION; RIGHTS UPON EVENT OF SERVICER TERMINATION

      "EVENTS OF SERVICER TERMINATION" under the sale and servicing agreement include, among others:

      (i) Any failure by the servicer to furnish to the indenture trustee the certain information regarding the HELOCs sufficient to prepare the monthly statements described in the sale and servicing agreement which continues unremedied for a period of two Business Days after the date upon which written notice of such failure shall have been given to the servicer by the indenture trustee or to the servicer and the indenture trustee by the insurer (so long as the Notes are outstanding or amounts remain due and owing to the insurer and no Insurer Default has occurred and is continuing) and, if (i) the Notes are no longer outstanding and no amounts remain due and owing to the insurer or (ii) an Insurer Default has occurred and is continuing, by the Noteholders of not less than 25% of the Note Principal Amount of the Notes;

      (ii) After receipt of notice from the indenture trustee, any failure of the servicer to remit to the indenture trustee any payment required to be made to the indenture trustee for the benefit of the Noteholders and the holders of the Certificates (the "SECURITYHOLDERS") or to the insurer under the terms of the sale and servicing agreement, including any Servicing Advance, on any deposit date, which failure continues unremedied for a period of two Business Days after the date upon which notice of such failure shall have been given to the servicer by the indenture trustee or the insurer (so long as the Notes are outstanding or amounts remain due and owing to the insurer and no Insurer Default has occurred and is continuing);

      (iii) Any failure on the part of the servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the servicer contained in the sale and servicing agreement, or if the servicer is also a servicer, any other covenant or agreement on the part of the servicer contained in the related Servicing Agreement, which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the servicer by the indenture trustee or to the servicer and the indenture trustee by the Majority Securityholders (as defined in the sale and servicing agreement) or the insurer; and

      (iv) The servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the servicer or of or relating to all or substantially all of its property.

      So long as an Event of Servicer Termination remains unremedied under the sale and servicing agreement, the indenture trustee may with the consent of the insurer, and shall at the direction of the insurer (or if an Insurer Default has occurred and is continuing at the direction of the Noteholders evidencing not less than 66-2/3% of the aggregate Note Principal Amount of the Notes), terminate all of the rights and obligations of the servicer as servicer under the sale and servicing agreement and in and to the HELOCs (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the sale and servicing agreement), whereupon the indenture trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the sale and servicing agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the sale and servicing agreement.

      In addition, pursuant to the sale and servicing agreement, upon the occurrence of any Insurance Agreement Event of Default under the insurance and indemnity agreement, dated as of the Closing Date, between the issuing entity, the insurer, the seller, the servicer, the indenture trustee and the depository (the "INSURANCE AGREEMENT"), the indenture trustee will upon the direction of the insurer (so long as the Notes are outstanding or Reimbursement Amounts remain due and owing to the insurer and no Insurer Default has occurred and is continuing) terminate the rights and responsibilities of the servicer as servicer under the sale and servicing agreement (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the sale and servicing agreement).

      Upon the termination of the servicer following an Insurance Agreement Event of Default, the indenture trustee will succeed to all the responsibilities, duties and liabilities of the servicer or shall appoint a successor servicer as described below. "INSURANCE AGREEMENT EVENTS OF DEFAULT" under the insurance agreement include, among others:

      (i) Any failure by the sponsor, seller, servicer, depositor or issuing entity to observe or perform in any material respect any of the covenants or agreements contained in the insurance agreement or any other transaction document;

      (ii) Any failure by the sponsor, seller, servicer, depositor or issuing entity to pay when due any amount payable under the insurance agreement or a court of competent jurisdiction finds or rules that the insurance agreement or any other transaction document is not valid and binding on the sponsor, seller, servicer, depositor, or issuing entity;

      (iii) The sponsor, seller or servicer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of or otherwise voluntarily commences a case or proceeding under any applicable insolvency, reorganization or other similar statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations;

      (iv) A breach of certain representations and warranties by the sponsor, seller, servicer, depositor or issuing entity under the transaction documents that remains unremedied following the expiration of the applicable cure period;

      (v) The sponsor, seller or servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the servicer or of or relating to all or substantially all of its property; and

      (vi) A decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy insolvency or similar law or the appointment of a conservator or receiver or liquidator or other similar official in any bankruptcy, insolvency or similar proceedings for the winding-up or liquidation of its affairs, is entered against the sponsor, seller or servicer.

      In the event that the indenture trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, an established housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $15,000,000, which is acceptable to the insurer (so long as the Notes are outstanding or amounts remain due and owing to the insurer and no Insurer Default has occurred and is continuing) to act as successor servicer under the provisions of the sale and servicing agreement relating to the servicing of the HELOCs.

      During the continuance of any Event of Servicer Termination under the sale and servicing agreement, so long as such Event of Servicer Termination has not been remedied, the indenture trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Noteholders and the insurer, and the insurer may direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred upon the indenture trustee. However, the indenture trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the indenture trustee has reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the indenture trustee therein or thereby. Also, the indenture trustee may decline to follow the direction of the insurer if the indenture trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability.

      No Noteholder, solely by virtue of that holder's status as a Noteholder, will have any right under the sale and servicing agreement to institute any proceeding with respect to the sale and servicing agreement, unless an Insurer Default has occurred and is continuing, that holder previously has given to the indenture trustee notice of an Event of Servicer Termination and unless the Noteholders evidencing not less than a specified percentage of the aggregate Note Principal Amount of the Notes have made written request upon the indenture trustee to institute a proceeding in its own name as indenture trustee thereunder and have offered to the indenture trustee reasonable indemnity, and the indenture trustee for a specified number of days has neglected or refused to institute such a proceeding.

AMENDMENT

      The sale and servicing agreement may be amended by the depositor, the issuing entity, the servicer and the indenture trustee, without consent of the Certificateholders and the Noteholders but (so long as the Notes are outstanding or amounts remain due and owing to the insurer and no Insurer Default has occurred and is continuing) with the consent of the insurer, (1) to cure any ambiguity, (2) to conform the provisions of the sale and servicing agreement to the information contained herein or to correct or supplement any provision therein, (3) to make any other provision with respect to matters or questions arising under the sale and servicing agreement or (4) to add, delete or amend any provision in order to comply with any requirements imposed by the Code, ERISA and their related regulations; provided, however, that no such amendment, as evidenced by an opinion of counsel, will adversely affect the status of the REMICs created by the trust agreement, nor shall such amendment adversely affect in any material respect the interests of any Noteholder or adversely affect the insurer without the consent of the insurer. Any such amendment will be deemed not to adversely affect in any material respect the interests of any Noteholder if the Rating Agencies confirms that such action would not adversely affect the then-current ratings on the Notes without regard to the Policy.

      The sale and servicing agreement may also be amended by the depositor, the trust, the servicer and the indenture trustee with the consent of Noteholders evidencing not less than 66-2/3% of the aggregate Note Principal Amount of the Notes, the insurer and Certificateholders evidencing not less than 66-2/3% of the aggregate principal balance of the Certificates of all of the Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the sale and servicing agreement or modifying in any manner the rights of the parties to the sale and servicing agreement; provided, however, that no such amendment will be made unless an opinion of counsel has been delivered to the effect that such amendment will not adversely affect the status of the REMICs created by the trust agreement and no such amendment may (1) reduce in any manner the amount of, or delay the timing of, payments that are required to be made in respect of any Notes or Certificates or to the insurer without the consent of the Noteholders, the insurer (so long as the Notes are outstanding or amounts remain due and owing to the insurer) and the Certificateholders affected thereby or (2) reduce the percentage of Notes or Certificates the holders of which are required to consent to any such amendment without the consent of the Noteholders and holders of Certificates affected thereby.

VOTING RIGHTS

      Unless an Insurer Default exists, the insurer will be entitled to exercise all voting rights of the Noteholders as described under "THE TRUST AGREEMENT, INDENTURE AND ADMINISTRATION AGREEMENT--CONTROLLING RIGHTS OF THE INSURER". If an Insurer Default shall have occurred and is continuing, then 100% of all voting rights will be allocated to the Notes.

           THE TRUST AGREEMENT, INDENTURE AND ADMINISTRATION AGREEMENT

GENERAL

      The Notes will be issued pursuant to the indenture. Notes in certificated form will be transferable and exchangeable at the Corporate Trust Office of the indenture trustee, which will serve as Note Registrar and Paying Agent. The indenture trustee will provide to a prospective or actual Noteholders, without charge, on written request, an electronic copy (without exhibits) of the indenture. Requests should be addressed to Deutsche Bank National Trust Company, 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration IN06H4.

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

      The following summary describes certain terms of the trust agreement, the indenture and the administration agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of such agreements.

TERMINATION

      The trust will generally terminate on the later of (A) the Payment Date immediately following the payment in full of all amounts owing to the insurer and (B) the earliest of (i) the Payment Date on which the aggregate Note Principal Amount of the Notes (after application of any principal payments on such date) has been reduced to zero and all other amounts due and owing to the Noteholders have been paid in full, (ii) the Payment Date immediately following the final payment or other liquidation of the last HELOC in the trust, (iii) the Payment Date immediately following the Optional Redemption of the Notes by the servicer, as described below and (iv) the Payment Date in March 2037.

      The Notes are subject to redemption under the circumstances described under "DESCRIPTION OF THE NOTES -- OPTIONAL REDEMPTION."

      The indenture will be discharged upon the delivery to the indenture trustee for cancellation of all Notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the Notes and upon payment of all Reimbursement Amounts owing to the insurer and the surrender of the Policy to the Insurer. Upon the payment in full of all outstanding Notes and the discharge of the indenture, the owner trustee will succeed to all the rights of the indenture trustee, and the holders of the Certificate will succeed to all the rights of the Noteholders pursuant to the sale and servicing agreement.

ADMINISTRATION

      Deutsche Bank National Trust Company (the "ADMINISTRATOR") or the depositor will agree, to the extent provided in the administration agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the trust under the sale and servicing agreement, the indenture and the trust agreement. In carrying out the foregoing duties, the administrator may enter into transactions with or otherwise deal with any of its affiliates; provided, however, that the terms of any such transactions or dealings are on terms no less favorable to the trust than would be available from unaffiliated parties. The administrator will receive compensation for its services as administrator as agreed between the administrator and the seller. The depositor will not receive additional compensation for its services under the administration agreement. The depositor is obligated to pay the administrator its compensation due under the administration agreement, including reasonable fees and expenses incurred by the administrator in performing its duties thereunder.

AMENDMENT

      Generally, the trust agreement, the indenture and the administration agreement are subject to amendment by the parties thereto, in each case without consent of the holders of the Notes or Certificates but (so long as the Notes are outstanding or amounts remain due and owing to the insurer and no Insurer Default has occurred and is continuing) with the consent of the insurer, (1) to cure any ambiguity, (2) to conform the provisions of the applicable agreement to the information contained herein or to correct or supplement any provision therein, (3) to make any other provision with respect to matters or questions arising under the applicable agreement or (4) to add, delete or amend any provision in order to comply with any requirements imposed by the Code, ERISA and their related regulations; provided, however, that no amendment, as evidenced by an opinion of counsel, may adversely affect the status of the REMICs created by the trust agreement, nor may such amendment adversely affect in any material respect the interests of any Noteholder or any Certificateholder, or adversely affect the insurer without the consent of the insurer. Any amendment will be deemed not to adversely affect in any material respect the interests of any Noteholder if the Rating Agencies confirms that such action would not adversely affect the then-current ratings on the Notes without regard to the Policy.

      Additionally, each of the trust agreement, the indenture and the administration agreement may generally be amended by the parties thereto, with the consent of the insurer (so long as the Notes are outstanding or amounts remain due and owing to the insurer and no Insurer Default has occurred and is continuing) and the holders of the Notes and/or Certificates, as applicable, evidencing not less than 66-2/3% of the aggregate principal balance of the Notes and/or Certificates of each class, as applicable, affected thereby or all classes if all are affected for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related agreement or modifying in any manner the rights of the parties to such agreement; provided, however, that no amendment may be made unless an opinion of counsel has been delivered to the effect that such amendment will not adversely affect the status of the REMICs created by the trust agreement and no amendment may (1) reduce in any manner the amount of, or delay the timing of, payments that are required to be made in respect of any Notes or Certificates without the consent of the Noteholders, the insurer (so long as the Notes are outstanding or amounts remain due and owing to the insurer) and the holders of the Class of Certificates affected thereby or (2) reduce the percentage of Notes or Certificates the holders of which are required to consent to any such amendment without the consent of the Noteholders and holders of Certificates affected thereby.

      In addition to the purposes described above, the indenture may be amended by the trust and the indenture trustee (so long as the Notes are outstanding or amounts remain due and owing to the insurer and no Insurer Default has occurred and is continuing), with the consent of the insurer and without obtaining the consent of the Noteholders, for the purpose of (1) correcting or amplifying the description of the trust estate subject to the indenture, (2) evidencing the succession of a successor to the trust, (3) adding to the covenants of the trust or surrendering any power conferred upon the trust under the indenture or (4) conveying or pledging any property to the indenture trustee. Any amendment of the provisions of the indenture will take the form of a supplemental indenture.

SERVICING

      For a summary description of certain provisions of the sale and servicing agreement regarding servicing of the HELOCs, see "SERVICING OF THE HELOCS" above.

CONTROL RIGHTS OF THE INSURER

      Pursuant to the terms of the indenture, unless an Insurer Default exists, the Insurer will be deemed to be the Noteholder for all purposes, other than with respect to payment on the Notes and certain other limited purposes, and will be entitled to exercise all voting rights of the Noteholders thereunder, without the consent of the Noteholders, and the Noteholders may exercise such rights only with the prior written consent of the insurer. In addition, so long as an Insurer Default does not exist, the insurer will, as a third-party beneficiary to the indenture and the sale and servicing agreement, have, among others, the following rights:

      o the right to give notices of breach or the right to terminate the rights and obligations of the servicer under the sale and servicing agreement in the event of an Event of Servicer Termination or an Insurance Agreement Event of Default and to institute proceedings against the servicer;

      o the right to consent to or direct any waivers of defaults by the servicer;

      o following the occurrence of a Rapid Amortization Trigger Event and so long as no Insurer Default has occurred and is continuing, the right to direct the indenture trustee to sell, dispose of or otherwise liquidate the trust property in a commercially reasonable manner and on commercially reasonable terms;

      o the right to remove the indenture trustee upon an indenture trustee event of default pursuant to the indenture; and

      o the right to require the seller to repurchase home equity lines of credit for breaches of representations and warranties or defects in documentation.

      So long as the Notes are outstanding or amounts remain due and owing to the insurer and no Insurer Default has occurred and is continuing, the insurer's consent will be required prior to, among other things: (i) the

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

removal of the indenture trustee or the servicer; (ii) the appointment of any successor indenture trustee or servicer; or (iii) any amendment to the indenture or the sale and servicing agreement.

                   CERTAIN REGULATORY MATTERS RELATED TO BANKS

GENERAL

      The seller is a federal savings bank and, as such, the OTS and the FDIC have special powers under the banking laws to take certain actions upon the insolvency of the seller. For example, the FDIC has broad discretion and authority to appoint itself conservator or receiver of the seller.

CERTAIN MATTERS RELATING TO CONSERVATORSHIP AND RECEIVERSHIP

      The transfer of the HELOCs by the seller to the depositor will be characterized in the mortgage loan purchase agreement as a sale transaction.

      The FDIC has issued a rule entitled "TREATMENT BY THE FEDERAL DEPOSIT INSURANCE CORPORATION AS CONSERVATOR OR RECEIVER OF FINANCIAL ASSETS TRANSFERRED IN CONNECTION WITH A SECURITIZATION OR PARTICIPATION" (the "FDIA RULE"). Under the FDIA Rule, the FDIC has stated that it will not reclaim, recover, or recharacterize a financial institution's transfer of financial assets such as the HELOCs if (i) the transfer involved a securitization of financial assets and meets specified conditions for treatment as a sale under relevant accounting principles (other than the condition that, as a result of the transfer, the financial assets are "legally isolated" from the seller), (ii) the financial institution received adequate consideration for the transfer at the time of the transfer, (iii) the parties intended that the transfer constitute a sale for accounting purposes and the relevant documents reflect such intentions, and (iv) the financial assets were not transferred fraudulently, in contemplation of the financial institution's insolvency, or with the intent to hinder, delay, or defraud the financial institution or its creditors. The seller's transfer of the HELOCs and the mortgage loan purchase agreement are intended to satisfy all of these conditions.

      Nevertheless, in the event of insolvency of the seller, if the FDIC were to take the position that the FDIA Rule did not apply to the seller's transfer of the HELOCs or that such transfer failed to satisfy the requirements of the FDIA Rule, and if the FDIC were further successful in an attempt to recharacterize the transfer of the HELOCs as a borrowing secured by a pledge of the HELOCs instead of a sale, the FDIC as conservator or receiver, could elect to accelerate payment of the notes and liquidate the HELOCs. In the event of an acceleration of the notes, the trust would lose the right to future payments of interest, might suffer reinvestment losses in a lower interest rate environment and may fail to recover the initial investment made by the depositor in the HELOCs. Further, with respect to an acceleration by the FDIC, interest may be payable only through the date of appointment of the FDIC as conservator or receiver. The FDIC has a reasonable period of time (which it has stated will generally not exceed 180 days after the date of its appointment) to elect to accelerate payment. Whether or not an acceleration takes place, delays in payments on the notes could occur. As a result, funds available to the trust to make payments on the notes may be reduced.

      In addition, if the FDIC were appointed as receiver or conservator for the seller, the FDIC would also have the power under the Federal Deposit Insurance Act (the "FDIA"), as amended, either to repudiate or modify contracts involving the seller, including the sale and servicing agreement and other transaction documents. If the FDIC did repudiate a contract, it would be liable for damages provided in the FDIA. These damages are generally limited to "direct compensatory damages" determined as of the date the FDIC is appointed conservator or receiver.

      The seller and the depositor will take steps to structure the transfer of the loans held in the issuing entity by the seller to the depositor as a sale. See "AGREEMENTS--ASSIGNMENT OF ISSUING ENTITY ASSETS" and "RISK
FACTORS--BANKRUPTCY OR INSOLVENCY MAY AFFECT THE TIMING AND AMOUNT OF DISTRIBUTIONS ON THE SECURITIES" in the base prospectus.

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

CERTAIN REGULATORY MATTERS

      If the bank regulatory authorities supervising the seller or the servicer were to find that any obligation of the seller or the servicer or any of their affiliates under any securitization or other agreement, or any activity of the seller, the servicer or any affiliate, constituted an unsafe or unsound practice or violated any law, rule, regulation or written condition or agreement applicable to the seller, the servicer or any affiliate, such regulatory authorities may have the power under the FDIA or other applicable laws to order the seller, the servicer or any affiliate, among other things, to rescind such agreement or contract, refuse to perform that obligation, terminate the activity, amend the terms of such obligation or take such other action as such regulatory authorities determine to be appropriate. In such an event, the seller, the servicer and such affiliates may not be liable to noteholders for contractual damages for complying with such an order and noteholders may have no recourse against the applicable regulatory authority.

      While the seller has no reason to believe that any applicable regulatory authority would consider provisions relating to the seller, the servicer or any affiliate or the payment or amount of a servicing fee to the servicer or any affiliate, or any other obligation of the seller, the servicer or an affiliate under the mortgage loan purchase agreement, the sale and servicing agreement, the administration agreement, the trust agreement or the indenture, to be unsafe or unsound or violative of any law, rule or regulation applicable to them, there can be no assurance that any such regulatory authority would not conclude otherwise in the future. If such a bank regulatory authority did reach such a conclusion, and ordered the seller, the servicer or any affiliate to rescind or amend these agreements, payments to you could be delayed or, if the insurer fails to perform under the Policy, reduced.

                            DESCRIPTION OF THE NOTES

GENERAL

      Pursuant to the trust agreement, dated as of the Cut-off Date and entered into among IndyMac ABS, Inc. (the "DEPOSITOR"), the owner trustee and Deutsche Bank National Trust Company, as administrator (the "TRUST AGREEMENT"),, the trust will issue three classes of certificates, the Class B, Class L and Class R Certificates (collectively, the "CERTIFICATES") on or about December 21, 2006 (the "CLOSING DATE"). Pursuant to the indenture dated as of the Cut-off Date between the trust and the indenture trustee (the "INDENTURE"), the trust will issue the Notes (collectively, the "NOTES"). The Certificates represent the beneficial ownership interests in the trust and are not offered hereby. The Notes represent debt obligations of the trust. Payments on the Notes and certain rights of investors in the Notes will be governed by the indenture and the sale and servicing agreement. As used herein, the term, "NOTEHOLDER", means, as to a particular Note, the holder of the Note set forth on the note register. The following summaries describe certain provisions of the indenture, the sale and servicing agreement and the trust agreement. For additional information on the provisions of the indenture, the sale and servicing agreement and the trust agreement, see "THE MORTGAGE LOAN PURCHASE AGREEMENT AND THE SALE AND SERVICING AGREEMENT" and "THE TRUST AGREEMENT, INDENTURE AND ADMINISTRATION AGREEMENT" above and "THE AGREEMENTS" in the base prospectus.

      Payments on the Notes will be made on the 25th day of each month or, if the 25th day is not a Business Day, on the next succeeding Business Day, beginning in January 2007 (each, a "PAYMENT DATE"), to Noteholders on the applicable Record Date. The "RECORD DATE" for the Notes with respect to each Payment Date will be the close of business on the Business Day immediately preceding such Payment Date (or, in the case of any Notes issued to beneficial holders in definitive form, the last Business Day of the calendar month preceding the month in which the related Payment Date occurs). A "BUSINESS DAY" is generally any day other than a Saturday or Sunday or a day on which banks in New York or California or the city in which the corporate trust office of the indenture trustee or office of the insurer is located are required or authorized by law to be closed.

      Payments on the Notes will be made to each registered holder entitled thereto, by check or by wire transfer in immediately available funds; provided, that the final payment in respect of any Note will be made only upon presentation and surrender of such Note at the corporate trust office of the indenture trustee. See "THE TRUST--THE INDENTURE TRUSTEE" in this free writing prospectus.

      The Notes will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") and its participants and for such purpose are referred to as "BOOK-ENTRY NOTES." The Notes will be offered in denominations of $250,000 and multiples of $1,000 in excess thereof. The Notes will be issued in

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

book-entry form only. Definitive Notes, if issued, will be transferable and exchangeable at the corporate trust office of the indenture trustee, which will initially act as registrar (the "REGISTRAR"). No service charge will be made for any registration of exchange or transfer of the Notes, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

      The Book-Entry Notes will be represented by one or more global notes that equal in the aggregate the initial Note Principal Amount of the Notes registered in the name of the nominee of DTC. The depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in a Book-Entry Note (each, a "BENEFICIAL OWNER") will be entitled to receive a physical security representing such person's interest (a "DEFINITIVE NOTE", except as set forth below under "--DEFINITIVE NOTES." Unless and until Definitive Notes are issued for the Book-Entry Notes under the limited circumstances described in this free writing prospectus, all references to actions by Noteholders with respect to the Book-Entry Notes shall refer to actions taken by DTC upon instructions from its participants, and all references in this free writing prospectus to payments, notices, reports and statements to Noteholders with respect to the Book-Entry Notes shall refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Notes, for payment to Beneficial Owners by DTC in accordance with DTC procedures.

      Payments on the Book-Entry Notes will be made on each Payment Date by the indenture trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payment to the Beneficial Owners of the Book-Entry Notes that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Notes that it represents.

      For additional information regarding DTC, and the Notes, see "DESCRIPTION OF THE SECURITIES--BOOK-ENTRY SECURITIES" in the base prospectus.

DEFINITIVE NOTES

      Definitive Notes will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only if DTC or the depositor advises the indenture trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the Notes and the depositor is unable to locate a qualified successor or after the occurrence of a Rapid Amortization Trigger Event, Beneficial Owners of the Book-Entry Notes representing at least a majority of the aggregate Note Principal Amount of the Book-Entry Notes advise DTC in writing that the continuation of a book-entry system through DTC is no longer in the best interests of such Beneficial Owners. Upon the occurrence of an event described above, the indenture trustee is required to direct DTC to notify participants that have ownership of Book-Entry Notes as indicated on the records of DTC of the availability of Definitive Notes for their Book-Entry Notes. Upon surrender by DTC of the Definitive Notes representing the Book-Entry Notes and upon receipt of instructions from DTC for re-registration, the indenture trustee will re-issue the Book-Entry Notes as Definitive Notes in the respective Note Principal Amounts owned by individual Beneficial Owners, and thereafter the indenture trustee will recognize the holders of such Definitive Notes as Noteholders under the indenture and the sale and servicing agreement.

INTEREST PAYMENTS

      Interest on the Notes will be payable monthly on each Payment Date, commencing in January 2007, at the Note Rate for the related Interest Accrual Period, in accordance with the priority of payment set forth in "--PRIORITY OF PAYMENT" below.

      The "NOTE RATE" for any Interest Accrual Period will be the lesser of (1) the applicable annual rate as described in the tables beginning on page 5 and
(2) the Maximum Rate for the related Interest Accrual Period.

      The "MAXIMUM RATE" with respect to the Notes on any Payment Date is equal to the quotient of

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

            (A) the excess of (x) the Interest Collections for that Payment Date, over (y) the sum of (i) the fees of the owner trustee for that payment date, (ii) any payments to the indenture trustee for fees and reimbursed expenses, and (iii) the premium amount payable to the insurer on that Payment Date, divided by

            (B) the product of (x) the Pool Balance on the first day of the related Collection Period, and (y) a fraction, the numerator of which is the actual number of days in the related Interest Accrual Period for the Notes and the denominator of which is 360.

      With respect to any Payment Date and HELOC, the "COLLECTION PERIOD" is the 12th day of the calendar month immediately preceding such Payment Date to the 11th day of the calendar month of such Payment Date.

      To the extent the Maximum Rate is less than the applicable annual interest rate set forth on page 5 for the Notes and any Payment Date, the deficiency will be deferred (the "DEFERRED INTEREST" with respect to the Notes). The Policy issued by the insurer to the indenture trustee for the benefit of the Noteholders will not guarantee the payment of such Deferred Interest.

      INTEREST ACCRUAL PERIOD. The "INTEREST ACCRUAL PERIOD" with respect to each Payment Date will be the period from and including the preceding Payment Date (or, in the case of the first Payment Date, from the Closing Date) to, but excluding the current Payment Date. For any Payment Date, the interest then due with respect to the Notes (the "INTEREST PAYMENT AMOUNT") will be calculated on the basis of the actual number of days in the Interest Accrual Period and a 360-day year using the Note Rate for such Payment Date.

DETERMINATION OF LIBOR

      On the second LIBOR Business Day (as defined below) preceding the commencement of each Interest Accrual Period (each such date, a "LIBOR DETERMINATION DATE"), the indenture trustee will determine LIBOR for purposes of calculating interest on the Notes based on the "INTEREST SETTLEMENT RATE" for U.S. dollar deposits of one month maturity set by the British Bankers' Association (the "BBA") as of 11:00 a.m. (London time) on the LIBOR Determination Date ("LIBOR").

      The BBA's Interest Settlement Rates are currently displayed on the Dow Jones Telerate Service page 3750 (such page, or such other page as may replace page 3750 on that service or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA's Interest Settlement Rates for deposits in U.S. dollars, the "DESIGNATED TELERATE PAGE"). Such Interest Settlement Rates are also currently available on Reuters Monitor Money Rates Service page "LIBOR01" and Bloomberg L.P. page "BBAM." The BBA's Interest Settlement Rates currently are rounded to five decimal places.

      A "LIBOR BUSINESS DAY" is any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.

      With respect to any LIBOR Determination Date, if the BBA's Interest Settlement Rate does not appear on the Designated Telerate Page as of 11:00 a.m. (London time) on such date, or if the Designated Telerate Page is not available on such date, the indenture trustee will obtain such rate from the Reuters or Bloomberg page. If such rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published Interest Settlement Rate. In the event that the BBA no longer sets an Interest Settlement Rate, the indenture trustee will designate an alternative index that has performed, or that the indenture trustee expects to perform, in a manner substantially similar to the BBA's Interest Settlement Rate.

      The establishment of LIBOR on each LIBOR Determination Date by the indenture trustee and the indenture trustee's calculation of the rate of interest applicable to the Notes for the related Interest Accrual Period will (in the absence of manifest error) be final and binding.

      LIBOR for the first Interest Accrual Period will be [__]%.

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PRINCIPAL PAYMENTS

      PRINCIPAL PAYMENT AMOUNT. On each Payment Date, the Noteholders will receive, to the extent of Available Funds in accordance with the priority of payment set forth in "--PRIORITY OF PAYMENT" below, the Principal Payment Amount for such Payment Date until the Note Principal Amount of the Notes has been reduced to zero.

      The Noteholders will receive, to the extent of Net Available Funds and until the Note Principal Amount of the Notes has been reduced to zero, the "NOTE PRINCIPAL PAYMENT AMOUNT" on each Payment Date equal to (a) prior to the Stepdown Date or if a Trigger Event is in effect or a Rapid Amortization Trigger Event has occurred, the Principal Payment Amount for that Payment Date and (b) on or after the Stepdown Date unless a Trigger Event is in effect or a Rapid Amortization Trigger Event has occurred, the lesser of (i) the excess of (A) the Note Principal Amount of the Notes immediately prior to the applicable Payment Date over (B) the Note Target Amount for that Payment Date and (ii) the Principal Payment Amount for that Payment Date.

      The "NOTE TARGET AMOUNT" for each Payment Date will equal the lesser of
(a) the product of (i) approximately 95.50% and (ii) the Invested Amount for such Payment Date and (b) the excess if any of (i) the Invested Amount for such Payment Date over (ii) 0.50% of the Initial Invested Amount.

      The amount of principal paid on the Notes on any Payment Date depends on whether the Payment Date is during the Managed Amortization Period or the Rapid Amortization Period and on the Floating Allocation Percentage. The "MANAGED AMORTIZATION PERIOD" is the period commencing on the first Payment Date, and ending on the earlier to occur of (x) the 120th Payment Date or (y) the Payment Date which immediately follows the occurrence of a Rapid Amortization Trigger Event. The "RAPID AMORTIZATION PERIOD" is the period which immediately follows the end of the Managed Amortization Period. A "RAPID AMORTIZATION TRIGGER EVENT" "will occur if a Rapid Amortization Event is declared to have occurred or has occurred automatically as set forth in "DESCRIPTION OF THE NOTES--RAPID AMORTIZATION EVENTS" below.

      With respect to each Payment Date and the Notes, the "PRINCIPAL PAYMENT AMOUNT" will equal the excess of (a) the Maximum Principal Payment over (b) the Overcollateralization Reduction Amount, if any, in each case, with respect to that Payment Date. With respect to each Payment Date and the Notes, the "MAXIMUM PRINCIPAL PAYMENT" will equal (i) during the Managed Amortization Period, the Net Principal Collections with respect to that Payment Date, and (ii) during the Rapid Amortization Period, the Floating Allocation Percentage of Principal Collections relating to that Payment Date. With respect to each Payment Date, "NET PRINCIPAL COLLECTIONS" for each Payment Date will equal the positive difference between (x) the Floating Allocation Percentage of Principal Collections with respect to that Payment Date and (y) the Floating Allocation Percentage of the aggregate principal amount of all Additional Balances arising during the related Collection Period.

      The "ADDITIONAL BALANCES" with respect to any HELOC on any date, are the aggregate amount of all additional borrowings by the related borrower subsequent to the Cut-off Date that are conveyed to the issuing entity pursuant to the sale and servicing agreement.

      The "FLOATING ALLOCATION PERCENTAGE" on any Payment Date, is the percentage equivalent of a fraction the numerator of which is the Invested Amount for the preceding Payment Date (or in the case of the first Payment Date, the Initial Invested Amount) and the denominator of which is the Pool Balance at the end of the Collection Period preceding the previous Payment Date (or in the case of the first Payment Date, the Cut-off Date Principal Balance), provided such percentage shall not be greater than 100%.

      The "INVESTED AMOUNT" on any Payment Date, is the Invested Amount for the preceding Payment Date (or in the case of the first Payment Date, the Initial Invested Amount) reduced by (i) the Floating Allocation Percentage of Principal Collections for that Payment Date and (ii) the Investor Charge-Off Amounts for that Payment Date. The "INITIAL INVESTED AMOUNT" as of the Closing Date is expected to be approximately $650,000,000.

      The "INVESTOR CHARGE-OFF AMOUNT" on any Payment Date, is the Charge-Off Amounts incurred during the related Collection Period multiplied by the Floating Allocation Percentage.

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      The "OVERCOLLATERALIZATION REDUCTION AMOUNT" on any Payment Date, means the amount by which the Overcollateralization Amount exceeds the Specified Overcollateralization Amount, assuming that the Maximum Principal Payment had been distributed to the Noteholders on such Payment Date.

      The "OVERCOLLATERALIZATION AMOUNT" for any Payment Date is equal to the amount, if any, by which the Invested Amount for that Payment Date exceeds the aggregate Note Principal Amount of the Notes after taking into account any payments of principal on the related Payment Date.

      The "SPECIFIED OVERCOLLATERALIZATION AMOUNT" on any Payment Date prior to the Stepdown Date is an amount equal to 2.25% of the Initial Invested Amount, and on any Payment Date on or after the Stepdown Date is an amount equal to the greater of (i) 0.50% of the Initial Invested Amount and (2) 4.50% of the Invested Amount for such Payment Date.

      A "TRIGGER EVENT" will be in effect on any Payment Date if:

            (a) the sum of the Investor Charge-off Amounts for the Payment Date and all prior Payment Dates, expressed as a percentage of the Initial Invested Amount, is greater than:

                  (i) with respect to the first Payment Date to and including the 48th Payment Date, 1.75%,

                  (ii) with respect to the 49th Payment Date to and including the 60th Payment Date, 2.50%,

                  (iii) with respect to the 61st Payment Date to and including the 72nd Payment Date, 3.00%, and

                  (iv) with respect to the 73rd Payment Date and thereafter, 3.25%, or

            (b) the Six Month Rolling Delinquency Rate for such Payment Date is greater than 3.50%.

      The "SIX MONTH ROLLING DELINQUENCY RATE" means, with respect to any Payment Date on and after the sixth Payment Date following the Closing Date, the average of the Principal Balances of 60+ Day Delinquent Mortgage Loans for the related Collection Period and the five preceding Collection Periods divided by the Pool Principal Balance, in each case on the last day of those Collection Periods, respectively.

      For any Collection Period, a "60+ DAY DELINQUENT MORTGAGE LOAN" is any HELOC that is (i) more than 60 days delinquent, (ii) for which the related borrower has filed for bankruptcy protection or is otherwise the subject of a bankruptcy or similar insolvency proceeding, (iii) that is in foreclosure, or
(iv) with respect to which the related mortgaged property is characterized as REO property, in each case as of the end of that Collection Period.

      The "STEPDOWN DATE" is the later to occur of (a) the 31st Payment Date and
(b) the first Payment Date following the Payment Date on which the Overcollateralization Amount is greater than or equal to 4.50% of the Invested Amount on that Payment Date.

      In addition, on the Final Scheduled Payment Date, the Noteholders will be entitled to receive a payment of principal in an amount equal to the Note Principal Amount of the Notes. The Final Scheduled Payment Date with respect to the Notes is the date which is six months after the Payment Date immediately following the month of the last due date of the latest maturing HELOC.

      ACCELERATED PRINCIPAL. On any Payment Date on which there exists Excess Cash Flow with respect to the Notes, an "ACCELERATED PRINCIPAL PAYMENT" will be made, in reduction of the Note Principal Amount thereof, in an amount equal to the lesser of (A) the Excess Cash Flow and (B) the amount required to cause the Overcollateralization Amount to equal the Specified Overcollateralization Amount for that Payment Date.

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

      "EXCESS CASH FLOW" with respect to a Payment Date means the Floating Allocation Percentage of Net Available Funds on deposit in the Payment Account during the related Collection Period after making the payments on such Payment Date specified in clauses 1 through 5 under the caption "DESCRIPTION OF THE NOTES -- PRIORITY OF PAYMENTS".

RAPID AMORTIZATION EVENTS

      As described above, the Managed Amortization Period will continue through the 120th Payment Date, unless a Rapid Amortization Event occurs prior to such date in which case the Rapid Amortization Period will commence immediately. A "RAPID AMORTIZATION EVENT," with respect to the Notes, refers to any of the following events:

      (a) default in the payment of any interest on the Notes when the same becomes due and payable or the failure to pay any installment of principal of the Notes in accordance with the sale and servicing agreement, and such default or failure continues for a period of two Business Days, or a failure to pay the entire Note Principal Amount of any Note when the same becomes due and payable under the indenture or on the Final Scheduled Payment Date;

      (b) failure on the part of the trust, the depositor, the seller or the servicer to observe or perform in any material respect any other material covenants or agreements set forth in the mortgage loan purchase agreement, the sale and servicing agreement, the indenture or the trust agreement, as applicable, which failure materially and adversely affects the Noteholders or the insurer and continues unremedied for a period of 30 days after written notice of such failure shall have been given to the trust, the depositor, the seller or the servicer, as the case may be, by the indenture trustee or the insurer in accordance with the provisions of the indenture;

      (c) the trust or the depositor files a petition to take advantage or otherwise voluntarily commences a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar statute;

      (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy insolvency or similar law or the appointment of a conservator or receiver or liquidator or other similar official in any bankruptcy, insolvency or similar proceedings for the winding-up or liquidation of its affairs, is entered against the trust or the depositor;

      (e) the trust becomes subject to regulation by the SEC as an investment company within the meaning of the Investment Company Act of 1940, as amended;

      (f) any draw under the insurance policy remains unreimbursed for more than 90 days;

      (g) the trust loses its status as one or more REMICs and such loss in status results in the imposition of an entity level tax on the trust; or

      (h) the rights and obligations of the servicer under the sale and servicing agreement are terminated or an Event of Servicer Termination has occurred.

      In the case of any event described in clauses (a), (b), (e), (f), (g) or
(h) above, a Rapid Amortization Event will be deemed to have occurred only if, after the applicable grace period, if any, described in the sale and servicing agreement, the insurer, or if any Insurer Default has occurred and is continuing, the indenture trustee or Noteholders evidencing more than 50% of the Note Principal Amount of the Notes, by written notice to the trust, the insurer, the seller and the servicer (and to the indenture trustee, if given by the Noteholders or the insurer) declare that a Rapid Amortization Event has occurred as of the date of such notice. In the case of an event described in either clause (c) or (d), a Rapid Amortization Event will automatically occur.

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

SALE OF HELOCS AND PRIORITY OF PAYMENT OF SALE PROCEEDS FOLLOWING RAPID AMORTIZATION EVENT

      Following the occurrence of a Rapid Amortization Trigger Event, the insurer (so long as no Insurer Default has occurred and is continuing) shall have the right to direct the indenture trustee, and the indenture trustee or its designated agent shall have the right if an Insurer Default has occurred and is continuing, to sell, dispose of or otherwise liquidate the collateral with respect to the mortgage loans in a commercially reasonable manner and on commercially reasonable terms. If the insurer has directed such sale, the Policy will cover any amounts by which such remaining net proceeds are insufficient to pay the Note Principal Amount of the Notes, together with all accrued and unpaid interest thereon at the Note Rate (other than Deferred Interest, Relief Act Shortfalls, default interest and interest shortfalls due to the partial or full prepayment of the HELOCs). As used herein, "RELIEF ACT SHORTFALLS" means current interest shortfalls resulting from the application of the Servicemembers Civil Relief Act, as amended, or any similar state law.

      The net proceeds of such sale will be paid:

            (i) first, pro rata, to the indenture trustee, any unpaid Indenture Trustee Expense Amount (without regard to the caps included in the definition of Indenture Trustee Expense Amount), and to the owner trustee, any unpaid owner trustee Fees,

            (ii) second, the Floating Allocation Percentage of any remaining sale proceeds, to the Noteholders, insofar as may be necessary to reduce the Note Principal Amount, together with all accrued and unpaid interest due thereon, to zero,

            (iii) third, the Floating Allocation Percentage of any remaining sale proceeds, to reimburse the insurer to the extent of unreimbursed draws under the Policy and other amounts owing to the insurer, including the premium under the Policy,

            (v) fourth, pro rata to the indenture trustee and owner trustee, any unreimbursed expenses and

            (vi) fifth, to the Certificateholders, any remaining amounts, as set forth in the sale and servicing agreement.

      In addition to the consequences of a Rapid Amortization Event discussed above, if the seller, the depositor or the servicer voluntarily files a bankruptcy petition or goes into liquidation or any person is appointed a receiver or bankruptcy trustee of the seller, the depositor or the servicer, on the day of any such filing or appointment, no further Additional Balances will be transferred to the trust, and the seller, the depositor or the servicer, as applicable, will promptly give notice to the indenture trustee and the insurer of any such filing or appointment. Within 15 days, the indenture trustee will send a notice of the occurrence of such event to the Noteholders.

      Upon the occurrence of a Rapid Amortization Trigger Event, the seller shall only receive payments in respect of the purchase price for any Additional Balance from a reserve fund established for that purpose by the trust with amounts funded by the holder of the Class L Certificate. The holder of the Class L Certificate will be reimbursed for such payments to the extent of available funds distributed on the Class L Certificate.

      An "INSURER DEFAULT" shall mean the failure by the insurer to make a payment required under the Policy in accordance with the terms thereof.

PRIORITY OF PAYMENTS

      The indenture trustee will deposit to an account (the "PAYMENT ACCOUNT"), without duplication, upon receipt, (i) Principal Collections, (ii) Interest Collections and (iii) certain other amounts remitted by the servicer, together with certain other specified amounts. The "AVAILABLE FUNDS" means, with respect to any Payment Date, the sum of (i) the Principal Collections, (ii) the Interest Collections, (iii) early termination fees recovered from any borrower and (iv) certain other amounts remitted by the servicer with respect to that Payment Date on the Servicer Remittance Date.

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

      With respect to each Payment Date, the indenture trustee will make the following allocations, disbursements and transfers from Net Available Funds on deposit in the Payment Account (other than any amount with respect to any early termination fees collected in the related Collection Period), to the extent of the sum of (a) the Floating Allocation Percentage of the Interest Collections and (b) the Principal Payment Amount, in each case with respect to that Payment Date, in the following order of priority:

      1.    the premium amount payable to the insurer on that Payment Date;

      2. to the Noteholders, the Interest Payment Amount with respect to the Notes for that Payment Date;

      3. to the Noteholders, the Note Principal Payment Amount for that Payment Date, until the Note Principal Amount of the Notes has been reduced to zero;

      4. to the Noteholders, as a payment of principal, in the following order, (a) the Investor Charge-Off Amounts for that Payment Date and
            (b) the Investor Charge-Off Amounts for all preceding Payment Dates that were not subsequently funded by the Floating Allocation Percentage of the Interest Collections, overcollateralization or draws under the Policy in respect of an Overcollateralization Deficit until the Note Principal Amount of the Notes has been reduced to zero;

      5.    to the insurer, the Reimbursement Amount, if any, then due to it;

      6. to the Noteholders, the Accelerated Principal Payment for the Notes on that Payment Date, if any, until the Note Principal Amount of the Notes has been reduced to zero;

      7. to the servicer, to pay certain amounts that may be required to be paid to the servicer (including expenses associated with the transition to any new servicer) and not previously reimbursed pursuant to the sale and servicing agreement;

      8. to the Noteholders to pay current and any previously unreimbursed Deferred Interest and interest thereon at the applicable Note Rate (determined for this purpose without regard to the Maximum Rate);

      9. pari passu, (a) to the indenture trustee, any unreimbursed expenses due and owing to the indenture trustee and not otherwise previously paid on that Payment Date, and (b) to the owner trustee, any unpaid fees and unreimbursed expenses due and owing to the owner trustee and not otherwise previously paid on such Payment Date; and

      10. to the holders of each applicable class of Certificates (the "CERTIFICATEHOLDERS"), as described in the sale and servicing agreement and the trust agreement, any amount remaining on deposit in the Payment Account.

      The holder of the Class L Certificate will fund all amounts of future draws that exceed the monthly Principal Collections by making an advance to the trust into a reserve fund established for that purpose. Such amounts will be reimbursed during the Managed Amortization Period to or to the order of the holder of the Class L Certificate in accordance with provisions of the sale and servicing agreement.

      On each Payment Date, the holders of the Class L Certificates will be entitled to receive all early termination fees collected in connection with any HELOCs during the related Collection Period.

      CERTAIN DEFINED TERMS. The definitions of certain capitalized terms used in connection with the description of the priority of payments are as follows:

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      "ANNIVERSARY YEAR" means, the one-year period beginning on the Closing
Date and ending on the first anniversary thereof, and each subsequent one-year period beginning on the day after the end of the preceding Anniversary Year and ending on the next succeeding anniversary of the Closing Date.

      The "CHARGE-OFF AMOUNT" for any Charged-Off HELOC, as defined in clause
(i) of the definition thereof, is the amount of the Principal Balance of that HELOC that has been written down (including, for any HELOC that was liquidated during the related Collection Period, any unrecovered portion that is written down during that Collection Period after giving effect to the net liquidation proceeds applied in reduction of such Principal Balance), and for any Charged-Off HELOC, as defined in clause (ii) of the definition thereof, is the entire outstanding Principal Balance of such HELOC minus the appraised value of the related Mortgaged Property reduced by the principal balance of any senior mortgage loan also secured by such Mortgaged Property.

      A "CHARGED-OFF HELOC" is (i) a HELOC with a Principal Balance that has been written down on the servicer's servicing system in accordance with its policies and procedures (including any HELOC that became a liquidated HELOC during the related Collection Period and had an unrecovered portion of its related Principal Balance written down during that Collection Period) and (ii) any HELOC that is more than 180 days past due.

      The "CUT-OFF DATE PRINCIPAL BALANCE" means, the Pool Balance as of the Cut-off Date.

      "INTEREST COLLECTIONS", with respect to any Payment Date, is equal to the sum of (a) all payments by or on behalf of mortgagors and any other amounts constituting interest, including the portion of net liquidation proceeds and insurance proceeds allocated to interest pursuant to the terms of the related Credit Line Agreement (excluding the fees or late charges or similar administrative fees paid by mortgagors) collected during the related Collection Period and all Recoveries, less the Servicing Fee for the related Collection Period and (b) the interest portion of (i) the purchase price paid for a HELOC repurchased by the seller during the related Collection Period, (ii) any Substitution Amounts in respect of a qualifying substitute mortgage loan which is substituted by the seller during the related Collection Period for a removed HELOC, and (iii) the Optional Redemption Price in connection with any Optional Redemption of the Notes during the related Collection Period. The terms of the related Credit Line Agreement shall determine the portion of each payment in respect of such HELOC that constitutes principal or interest.

      "INDENTURE TRUSTEE EXPENSE AMOUNT" means, any costs, expenses or liabilities reimbursable to the indenture trustee to the extent provided in the indenture; provided, however, such reimbursable amounts may not exceed $20,000 on any Payment Date or $150,000 during any Anniversary Year (excluding, for this purpose, costs and expenses of the indenture trustee incurred in connection with any transfer of servicing following a default by the servicer). In the event that the indenture trustee incurs reimbursable amounts in excess of $150,000, it may seek reimbursement for such amounts in subsequent Anniversary Years, but (subject to the immediately preceding sentence) in no event shall more than $150,000 be reimbursed to the indenture trustee per Anniversary Year.

      The "LOAN RATE" means, with respect to any HELOC as of any day, the variable interest rate applicable under the related Mortgage Note.

      "NET AVAILABLE FUNDS" means, with respect to each Payment Date, the excess of (A) the Available Funds for that Payment Date, over (B) the sum of (i) the payment of the Indenture Trustee Expense Amount, (ii) the payment to the owner trustee of its fee for services rendered pursuant to the trust agreement, (iii) all early termination fees (which are distributable only to the Class L Certificates), and (iv) during the Managed Amortization Period, the amount of Principal Collections for that Payment Date applied to purchase additional draws under the HELOCs.

      The "NOTE PRINCIPAL AMOUNT" is equal to the applicable principal amount of the Notes as set forth in the tables on page 5, less the amount of all principal distributions in reduction of principal previously distributed with respect to the Notes.

      An "OVERCOLLATERALIZATION DEFICIT" with respect to the Notes and any Payment Date is equal to the amount, if any, by which the Note Principal Amount of the Notes, after taking into account the payment to the Noteholders

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

of principal from all sources other than the Policy, exceeds the Invested Amount for such Payment Date (without taking into account any payment made under the Policy).

      With respect to any date, the "POOL BALANCE" will be equal to the aggregate of the Principal Balances of all HELOCs as of such date.

      The "PRINCIPAL BALANCE" of a HELOC on any date of determination is equal to the Cut-off Date Principal Balance of the HELOC, plus (i) any Additional Balances transferred to the trust in respect of the HELOC, minus (ii) all collections credited against the principal balance of the HELOC in accordance with the related Credit Line Agreement prior to that day, and minus (iii) all prior related Charge-Off Amounts. For purposes of this definition, a Liquidated HELOC will have a Principal Balance equal to the Principal Balance of that HELOC prior to the final recovery of liquidation proceeds and a Principal Balance of zero thereafter. A "LIQUIDATED HELOC" is any defaulted HELOC as to which the servicer has determined that all amounts that it expects to recover with respect to such HELOC have been recovered.

      "PRINCIPAL COLLECTIONS", with respect to any Payment Date, is equal to the sum of amounts allocated to principal collected during the related Collection Period, the portion of net liquidation proceeds and insurance proceeds allocated to principal pursuant to the terms of the Credit Line Agreements, any amounts allocable to principal with respect to any HELOCs that are repurchased out of the trust, the principal portion of any substitution amount and the principal portion of any Optional Redemption Price.

      "REIMBURSEMENT AMOUNT" means, as to any Payment Date, the sum of (x)(i) all Insured Payments paid by the Insurer, but for which the Insurer has not been reimbursed prior to such Payment Date, plus (ii) interest accrued on such Insured Payments not previously repaid calculated at the Late Payment Rate, from the date the indenture trustee received the related Insured Payments, and (y) without duplication (i) any amounts then due and owing to the Insurer under the Insurance Agreement, but for which the Insurer has not been paid or reimbursed prior to such Payment Date, plus (ii) interest on such amounts at the Late Payment Rate.

      "RECOVERIES" means with respect to any Charged-Off HELOC, the proceeds (including released mortgaged property proceeds but not including amounts drawn under the Policy) received by the servicer in connection with such Charged-Off HELOC minus related Servicing Advances and any amount due to a holder of any senior lien that has not been previously paid.

      The "LATE PAYMENT RATE" is the lesser of (a) the greater of (i) the per annum rate of interest publicly announced from time to time by Citibank, N.A. as its prime rate (any change in such rate of interest to be effective on the date such change is announced by Citibank, N.A.), plus 2% per annum and (ii) the then applicable highest rate of interest on the Notes and (b) the maximum rate permissible under applicable usury or similar laws limiting interest rates, as determined by the Insurer. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

      "SERVICER REMITTANCE DATE" With respect to any Payment Date, the Business Day prior to that Payment Date.

      THE PAYING AGENT. The Paying Agent shall initially be the indenture trustee, together with any successor thereto in such capacity (the "PAYING AGENT"). The Paying Agent shall have the revocable power to withdraw funds from the Collection Account for the purpose of making payments to the Noteholders.

DEPOSITS TO THE COLLECTION ACCOUNT

      The servicer will establish a Collection Account (the "COLLECTION ACCOUNT") for the benefit and in the name of the indenture trustee on behalf of the noteholders and the insurer. The servicer will notify the indenture trustee of the institution with which the Collection Account has been established. On a daily basis within two Business Days after receipt, the servicer will deposit or cause to be deposited into the Collection Account the following payments and collections received by it in respect to the HELOCs after the Cut-off Date (other than any interest payments due on or prior to the Cut-off Date):

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      1.    all payments on account of principal, including principal
            prepayments, on the HELOCs,

      2. all payments on account of interest on the HELOCs, net of the related Servicing Fees on the HELOCs,

      3. all insurance proceeds and liquidation proceeds and, with respect to any Charged-Off HELOC, any subsequent amounts received by the servicer in connection with such Charged-Off HELOC less any related servicing expenses, amounts due to the holder on any senior lien that remains unpaid and any unreimbursed Servicing Fees related to such Charged-Off HELOC,

      4. all payments made by the seller in connection with the repurchase of any HELOC due to the breach of certain representations, warranties or covenants by the seller that obligates the seller to repurchase the HELOC in accordance with the sale and servicing agreement,

      5. all payments made by the seller in connection with any shortfalls in the principal amount of any Eligible Substitute Mortgage Loan that is substituted for any HELOC for which the seller is obligated to substitute for due to the breach of certain representations, warranties or covenants by the seller pursuant to the sale and servicing agreement,

      6. all early termination fees paid by a mortgagor in connection with the full or partial prepayment of the related HELOC, and

      7. any other payments and collections made by the servicer with respect to the HELOCs and required to be deposited into the Collection Account pursuant to the sale and servicing agreement.

      Prior to their deposit in the Collection Account, payments and collections on the HELOCs will be commingled with payments and collections on other mortgage loans and other funds of the servicer. For a discussion of the risks that arise from the commingling of payments and collections, see "RISK FACTORS--BANKRUPTCY OR INSOLVENCY MAY AFFECT THE TIMING AND AMOUNT OF DISTRIBUTIONS ON THE SECURITIES" in the base prospectus.

WITHDRAWALS FROM THE COLLECTION ACCOUNT

      The servicer may from time to time withdraw funds from the Collection Account prior to the related Servicer Remittance Date for the following purposes:

      1. to pay to the servicer the Servicing Fees on the HELOCs to the extent not previously paid to or withheld by the servicer and, as additional servicing compensation, assumption fees, late payment charges (excluding early termination fees), net earnings on or investment income with respect to funds in or credited to the Collection Account,

      2. to pay to the servicer any unpaid Servicing Fees and to reimburse it for any unreimbursed ordinary and necessary out-of-pocket costs and expenses incurred by the servicer in the performance of its servicing obligations including, but not limited to, the cost of (i) the preservation, restoration and protection of a mortgaged property, (ii) any payments to the extent necessary to avoid the loss of a mortgaged property due to a tax sale or the foreclosure thereof as a result of a tax lien, (iii) any enforcement or judicial proceedings, including foreclosures, (iv) the management and liquidation of any REO Property and (v) maintaining any required insurance policies ("SERVICING ADVANCES"), which right of reimbursement pursuant to this clause (2) is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or recoveries received on account of any Charged-Off HELOC, purchase proceeds or repurchase proceeds with respect thereto),

      3. to reimburse the servicer for any Servicing Advance previously made which the servicer has determined will not be recoverable by the servicer from late collections, insurance proceeds, liquidation proceeds or REO proceeds on the related HELOC,

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

      4. to pay to the seller with respect to each HELOC or mortgaged property acquired in respect thereof that has been purchased by the seller from the issuing entity pursuant to the sale and servicing agreement, all amounts received thereon and not taken into account in determining the related Purchase Price of the purchased HELOC,

      5. after the transfer from the Collection Account for deposit to the Payment Account of the Interest Collections and the Principal Collections on the related Servicer Remittance Date, to reimburse the seller, the servicer, or the depositor for expenses incurred and reimbursable pursuant to the sale and servicing agreement,

      6. to withdraw any amount deposited in the Collection Account and not required to be deposited therein, and

      7. to clear and terminate the Collection Account upon termination of the sale and servicing agreement.

      In addition, on the Servicer Remittance Date, the servicer will withdraw from the Collection Account and remit to the Indenture Trustee the amount of the Interest Collections, Principal Collections and certain other related amounts to the extent on deposit in the Collection Account, and the Indenture Trustee will deposit the amount in the Payment Account, as described below.

DEPOSITS TO THE PAYMENT ACCOUNT

      The indenture trustee will establish and maintain the Payment Account on behalf of the Noteholders and the insurer. The indenture trustee will, promptly upon receipt, deposit in the Payment Account and retain therein:

      1. the aggregate amount remitted by the servicer to the indenture trustee,

      2. any amount required to be deposited by the servicer in connection with any losses on investment of funds in the Payment Account, and

      3.    any draws on the Policy, which funds will be uninvested.

      The indenture trustee will distribute any Insured Payment on the later of the related Payment Date thereof and the date of receipt thereof; provided that the indenture trustee will distribute any Insured Payment which is a preference amount on the date of receipt thereof.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

      All funds in the Collection Account and the Payment Account will be invested in permitted investments and all income and gain net of any losses realized from the investment will be for the benefit of the servicer as additional servicing compensation and will be remitted to it monthly as described herein.

      The amount of any losses incurred in the Collection Account or the Payment Account in respect of the investments will be deposited by the servicer in the Collection Account or paid to the indenture trustee for deposit into the Payment Account out of the servicer's own funds immediately as realized. The indenture trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Collection Account or the Payment Account and made in accordance with the Sale and Servicing Agreement.

CREDIT ENHANCEMENT

      Credit enhancement for the Notes consists of excess cash flow, overcollateralization and the Policy, in each case, as and to the extent described herein.

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

      EXCESS CASH FLOW. The HELOCs bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the Notes, the fees and expenses of the servicer, the indenture trustee and the owner trustee and the premium amount payable to the insurer. Such excess cash flow from the HELOCs each month will be available to achieve or maintain certain required levels of overcollateralization.

      OVERCOLLATERALIZATION. Beginning on the Payment Date in January 2007, all or a portion of Excess Cash Flow will be applied as an Accelerated Principal Payment on the Notes on each Payment Date to the extent necessary to cause the Overcollateralization Amount to equal the Specified Overcollateralization Amount for such Payment Date. The requirement to maintain the Overcollateralization Amount at the Specified Overcollateralization Amount is not an obligation of the seller, the depositor, the servicer, the indenture trustee, the insurer, the owner trustee or any other person.

      INSURANCE POLICY. The insurer will issue the Policy for the benefit of the Noteholders, as described under "THE INSURER AND THE POLICY" in this free writing prospectus. In the absence of payments under the Policy, Noteholders of the Notes will directly bear the credit risks associated with their Notes. On each Determination Date, the indenture trustee shall determine from information in the mortgage loan electronic data file provided by the servicer on such Determination Date, with respect to the immediately following Payment Date, whether a draw is required to be made under the Policy. With respect to each Payment Date, the "DETERMINATION DATE" is the date which is 5 Business Days prior to such Payment Date or such earlier day as shall be agreed to by the insurer and the indenture trustee.

ALLOCATION OF INVESTOR CHARGE-OFF AMOUNTS

      On each Payment Date, the Investor Charge-off Amounts for that Payment Date will be allocated as follows:

      o first, to Excess Cashflow until the Excess Cashflow is reduced to zero; and

      o second, to the Overcollateralization Amount until the Overcollateralization Amount is reduced to zero.

FINAL SCHEDULED PAYMENT DATE

      The "FINAL SCHEDULED PAYMENT DATE" for the Notes has been determined to be the Payment Date in March 2037. The Final Scheduled Payment Date with respect to the Notes is the date which is six months after the Payment Date immediately following the month of the last due date of the latest maturing HELOC. The actual final Payment Date may be earlier, and could be substantially earlier, than the Final Scheduled Payment Date.

OPTIONAL REDEMPTION

      On any Payment Date on which the Notes, prior to giving effect to payments on such date, is less than or equal to 10% of the balance of the Notes as of the Closing Date (such date the "OPTIONAL REDEMPTION DATE"), the servicer will have the option to purchase the HELOCs and all other property remaining in the trust, subject to certain conditions including (i) the consent of the insurer (if the redemption would result in a draw on the Policy) is obtained and (ii) no Reimbursement Amounts would remain due to the insurer under the insurance agreement. The purchase price will equal the greater of (a) the sum of (i) the aggregate outstanding Principal Balance of the HELOCs plus accrued interest thereon at the applicable Loan Rate, (ii) any costs and damages incurred by the trust associated with a violation of any applicable federal, state or local predatory or abusive lending law, (iii) the lesser of (A) the fair market value of all other property being purchased and (B) the unpaid principal balance of the related HELOC that was secured by such property and (iv) any unreimbursed servicing advances and certain amounts owed to the servicer, indenture trustee, insurer (including premiums and Reimbursement Amounts), and owner trustee for the related Payment Date, and (b) the sum of (i) the Note Principal Amount and interest due thereon (including Deferred Interest) on such Payment Date, (ii) any unreimbursed servicing advances, and certain amounts owed to the servicer, the indenture trustee, the insurer (including premiums and Reimbursement Amounts), and the owner trustee, for the related Payment Date (the "OPTIONAL REDEMPTION PRICE"). The servicer will be reimbursed from the Optional Redemption Price for any servicing advances and unpaid Servicing Fees and the indenture trustee and

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

owner trustee will be reimbursed for any unpaid expenses. If such option is exercised, the trust will be terminated (such event, an "OPTIONAL REDEMPTION") and the Noteholders will receive a final payment on the Notes on such Payment Date.

FEES AND EXPENSES

      The following summarizes the related fees and expenses to be paid from the assets of the issuing entity prior to distributions to noteholders and the source of payments for the fees and expenses:

                                                               GENERAL
      TYPE           RECIPIENT(1)           AMOUNT             PURPOSE            SOURCE(2)           FREQUENCY
-----------------   -------------   ---------------------   ------------   ----------------------   ------------
Servicing Fee       Servicer        0.50% per annum of      Compensation   All collections on the   Monthly
                                    the outstanding                        HELOCs
                                    principal balance of
                                    each HELOC

Additional          Servicer        All late payment        Compensation   Payments made by         Time to time
Servicing                           fees, assumption fees                  obligors with respect
Compensation                        and other similar                      to the HELOCs
                                    charges (excluding                     excluding early
                                    early termination                      termination fees
                                    fees)

                                    All investment income   Compensation   Investment income        Monthly
                                    earned on amounts on                   related to the
                                    deposit in the                         Collection Account and
                                    Collection Account                     the Payment Account
                                    and Payment Account

                                    Excess Proceeds         Compensation   Liquidation proceeds     Time to time
                                                                           and Subsequent
                                                                           Recoveries

Indenture Trustee   Indenture       0.005% per annum of     Compensation   All collections on the   Monthly
Fee                 Trustee         the outstanding                        HELOCs
                                    principal balance of
                                    each HELOC

Owner Trustee       Owner Trustee   An annual fee of        Compensation   All collections on the   Annually
Fee                                 $4,000                                 HELOCs

Insurer Fee         Insurer         0.12% per annum of      Compensation   All collections on the   Monthly
                                    the Note Principal                     HELOCs
                                    Amount of the Notes

----------
(1) If the indenture trustee succeeds to the position of servicer, it will be entitled to receive the same fees and expenses of the servicer described in this free writing prospectus. Any change to the fees and expenses described in this free writing prospectus would require an amendment to the sale and servicing agreement.

(2) The servicing fee is generally payable from interest collections on the HELOCs.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

      The weighted average life of, and, if purchased at other than par, the effective yield of the Notes will be affected by the rate and timing of payments of principal on the HELOCs (including, for this purpose, prepayments and amounts received by virtue of refinancings, liquidations of HELOCs due to defaults, casualties, condemnations and repurchases, whether optional or required, and the rate at which related borrowers make draws), the amount and timing of delinquencies and defaults by borrowers, as well as by the application of Accelerated Principal Payments on the Notes. Such yield may be adversely affected by a higher or lower than anticipated rate of principal payments (including prepayments) on the HELOCs. The rate of principal payments on the HELOCs will in turn be affected

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

by the amortization schedules of the HELOCs following their draw period, the rate and timing of prepayments thereon by the mortgagors, the enforcement (or lack of enforcement) of "due-on-sale" clauses, liquidations of defaulted HELOCs and optional or required repurchases of HELOCs as described herein. The timing of changes in the rate of prepayments, liquidations and repurchases of the HELOCs may, and the timing of losses could, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the HELOCs will depend on future events and on a variety of factors (as described more fully herein), no assurance can be given as to such rate or the timing of prepayments on the Notes.

      The HELOCs generally may be prepaid in full or in part at any time without penalty. However, substantially all of the HELOCs have early termination fees for a specified period after origination, except for those HELOCs which were originated in those states where termination fees are prohibited by law. These early termination fees, if enforced by the servicer, may affect the rate of prepayments on the HELOCs. The prepayment experience of the HELOCs will affect the weighted average life of the Notes.

      NO REPRESENTATION IS MADE AS TO THE RATE OF PRINCIPAL PAYMENTS ON THE HELOCS, OR AS TO THE YIELD TO MATURITY OF THE NOTES. AN INVESTOR IS URGED TO MAKE AN INVESTMENT DECISION WITH RESPECT TO THE NOTES BASED ON THE ANTICIPATED YIELD TO MATURITY OF THE NOTES RESULTING FROM THE PRICE AND SUCH INVESTOR'S OWN DETERMINATION AS TO ANTICIPATED HELOC PREPAYMENT RATES. PROSPECTIVE INVESTORS ARE URGED TO ANALYZE FULLY THE EFFECT OF HELOC PREPAYMENTS AND MARKET CONDITIONS ON THE YIELD AND VALUE OF THE NOTES, BEFORE ACQUIRING ANY NOTES. IN PARTICULAR, INVESTORS THAT ARE REQUIRED TO PERFORM PERIODIC VALUATIONS ON THEIR INVESTMENT PORTFOLIOS SHOULD CONSIDER THE EFFECT OF SUCH FLUCTUATIONS IN VALUE. IN ADDITION, INVESTORS SHOULD CAREFULLY CONSIDER THE FACTORS DISCUSSED UNDER "RISK FACTORS -- LIMITED INFORMATION REGARDING PREPAYMENT HISTORY", "-- YIELD TO MATURITY OF NOTES MAY BE AFFECTED BY REPURCHASES" AND "-- AN OPTIONAL REDEMPTION MAY ADVERSELY AFFECT THE YIELD ON THE NOTES" IN THIS FREE WRITING PROSPECTUS.

      Payments of principal of the Notes on any Payment Date depend largely on whether the Payment Date occurs in the Managed Amortization Period or the Rapid Amortization Period. During the Managed Amortization Period, which begins on the Closing Date, the Floating Allocation Percentage of Principal Collections will be applied to acquire Additional Balances for the trust before being applied to payments of principal of the Notes. Noteholders, therefore, can expect a slower rate of payment during this period. However, the Floating Allocation Percentage of Principal Collections may exceed draws on the HELOCs in any given Collection Period and the Floating Allocation Percentage of Principal Collections remaining after the purchase of Additional Balances on each Payment Date will generally be applied to pay principal of the Notes. Depending on the payment experience of the HELOCs, such excess paid to the Noteholders may be substantial on any Payment Date. In addition, approximately 0.06% of the statistical calculation HELOCs by Statistical Cut-off Date Principal Balance have original draw periods of five years. As a result, draws will cease to be made on these HELOCs substantially before the end of the Managed Amortization Period, which will increase the amount of Principal Collections used to pay principal of the Notes during the later portion of the Managed Amortization Period.

      Conversely, during the Rapid Amortization Period, which begins immediately after the Managed Amortization Period, the Floating Allocation Percentage of all Principal Collections will be applied to repay the Notes. Furthermore, to the extent that the Pool Balance has grown due to the acquisition of Additional Balances, the trust may receive Principal Collections in greater amounts than would otherwise be the case, and Noteholders may experience faster rates of repayment than expected during the Rapid Amortization Period.

      The insurer will require, based upon the terms and conditions described in this free writing prospectus, that the Overcollateralization Amount with respect to the Notes be caused to equal the Specified Overcollateralization Amount. The Noteholders of the Notes may receive a payment of Excess Cash Flow as an Accelerated Principal Payment on any Payment Date that the Specified Overcollateralization Amount exceeds the Overcollateralization Amount. Therefore, the rate of payment of principal of the Notes will be affected by the availability of Excess Cash Flow, and the extent to which such amounts are required to build and maintain overcollateralization. No assurance can be given as to the amount of timing of distributions or Excess Cash Flow on the Notes.

      The rate of prepayment on the HELOCs cannot be predicted. The actual rate of prepayments on pools of HELOCs is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and

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

has fluctuated considerably in recent years. In addition, the rate of prepayments may also be influenced by, among other things, the age of the HELOCs, the geographic locations of the properties securing the loans and the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and unemployment. Neither the seller nor the servicer is aware of any relevant studies or statistics on the rate of prepayment of such HELOCs. Generally, HELOCs are not viewed by borrowers as permanent financing. Accordingly, the HELOCs may experience a higher rate of prepayment than traditional first lien or second lien mortgages. Conversely, because the HELOCs amortize as described herein and the HELOCs generally have termination fees for three years after origination, rates of principal payment on the HELOCs will generally be slower than those of traditional fully-amortizing first lien mortgages with the same loan terms in the absence of prepayments on such HELOCs. All of the HELOCs contain "due-on-sale" provisions and the servicer intends to enforce such provisions, unless such enforcement is not permitted by applicable law. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related HELOC. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--DUE-ON-SALE CLAUSES" in the base prospectus.

EFFECT OF OVERCOLLATERALIZATION FEATURE

      The weighted average life of the Notes will also be influenced by the amount of Excess Cash Flow applied to principal payments with respect to the Notes as described below.

      Accelerated Principal Payments will be paid on the Notes in reduction of the Note Principal Amount of the Notes on each Payment Date if the Specified Overcollateralization Amount exceeds the Overcollateralization Amount on such Payment Date. If a Note is purchased at other than par, its yield to maturity will be affected by the rate at which Accelerated Principal Payments are paid to the related Noteholder. If the actual rate of Accelerated Principal Payments on the Notes applied in reduction of the Note Principal Amount is slower than the rate anticipated by an investor who purchases such Note at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of Accelerated Principal Payments applied in reduction of the Note Principal Amount of the Notes is faster than the rate anticipated by an investor who purchases such Note at a premium, the actual yield to such investor will be lower than such investor's anticipated yield. The amount of Excess Cash Flow which is available to fund an Accelerated Principal Payment on any Payment Date will be affected by, among other things, the actual amount of interest received, collected or recovered in respect of the HELOCs during the related Collection Period and allocated to the Notes on that Payment Date and such amount will be influenced by changes in the weighted average of the Loan Rates resulting from prepayment and liquidations of HELOCs.

      Prepayments on mortgage loans are commonly measured relative to a constant prepayment standard or model. The model used in this free writing prospectus for the HELOCs ("CPR") represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the HELOCs for the life of such HELOCs. CPR does not purport to be either a historical description of the prepayment experience of any mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the HELOCs.

      The tables set forth in Annex II-B to this free writing prospectus were prepared based on the following assumptions:

      (i) the payments are made in accordance with the description set forth under "DESCRIPTION OF THE NOTES -- PAYMENTS ON THE NOTES";

      (ii) payments of principal and interest on the Notes will be made on the 25th day of each calendar month regardless of the day on which the Payment Date actually occurs, beginning in January 2007;

      (iii) no extension past the scheduled maturity date of a HELOC is made;

      (iv) no delinquencies or losses occur on the HELOCs;

      (v) prepayments are calculated under each of the scenarios as set forth on Annex II-B to this free writing prospectus before giving effect to draws;

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

      (vi) monthly draws are calculated at a constant draw rate of 10% before giving effect to prepayments;

      (vii) each HELOC is subject to a maximum credit utilization rate of 100%;

      (viii) the scheduled due date of the HELOCs is the first day of each month commencing in January 2007;

      (ix) the Closing Date is December 21, 2006;

      (x) for each Payment Date, LIBOR is 5.35% and the prime rate is 8.25%;

      (xi) no Rapid Amortization Event occurs;

      (xii) the rate at which the Servicing Fee, the insurer premium, and the Indenture Trustee Fee is calculated is 0.50%, 0.12% and 0.005% per annum, respectively, and the owner trustee Fee is $333 on each Payment Date;

      (xiii) the Specified Overcollateralization Amount is as described herein;

      (xiv) the minimum payment due on each HELOC during the draw and repayment period is equal to the accrued but unpaid interest on such HELOC;

      (xv) no scheduled payment of principal is due during the repayment period; and

      (xvi) the HELOCs are aggregated into assumed HELOCs having the characteristics set forth on Annex II-A of this free writing prospectus.

      Subject to the foregoing discussion and assumptions, the tables set forth in Annex II-B to this free writing prospectus indicate the weighted average lives of the Notes and set forth the percentages of the Note Principal Amount of the Notes that would be outstanding after each of the Payment Dates shown at various percentages of CPR. The weighted average life of the Notes is determined by (1) multiplying the net reduction, if any, of the applicable Note Principal Amount by the number of years from the date of issuance of the Notes to the related Payment Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Note Principal Amount described in (1) above.

                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

      The trust agreement provides that the trust (exclusive of the obligation to pay and the right to receive Deferred Interest) will be comprised of two REMICs (an "UPPER-TIER REMIC" and a "LOWER-TIER REMIC") in a tiered REMIC structure. In the opinion of Mayer, Brown, Rowe & Maw LLP, assuming compliance with the trust agreement, each of the REMICs will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "CODE") and the Notes, exclusive of the right to receive Deferred Interest, will represent ownership of "regular interests" in the Upper-Tier REMIC within the meaning of Section 860G(a)(1) of the Code. The Class L Certificate will evidence ownership of the sole class of residual interest, within the meaning of Section 860G(a)(2) of the Code, in the Lower-Tier REMIC, and the Class R Certificates will evidence ownership of the sole class of residual interest in the Upper-Tier REMIC.

TAX TREATMENT OF THE NOTES

      For federal income tax purposes, a beneficial owner of a Note will be treated (i) as holding an undivided interest in a REMIC regular interest corresponding to that note and (ii) as having entered into a limited recourse notional principal contract (the "CAP CONTRACT"). The REMIC regular interest corresponding to a Note will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Note to which it corresponds, except that the interest payments will be determined without regard to payments of any

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

Deferred Interest. Any amount paid on a Note in excess of the amounts payable on the corresponding REMIC regular interest will be deemed to have been paid pursuant to the Cap Contract. Consequently, each beneficial owner of a Note will be required to report income accruing with respect to the REMIC regular interest component as discussed under "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMIC SECURITIES" in the base prospectus. In addition, each beneficial owner of a Note will be required to report net income with respect to the Cap Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion under "--THE CAP CONTRACT COMPONENTS" below. Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising each Note.

      ALLOCATIONS. A beneficial owner of a Note must allocate its purchase price for the note between its components - the REMIC regular interest component and the Cap Contract component - in accordance with the components' respective fair market values. For information reporting purposes, the Trustee will assume the Cap Contract components will have nominal value. Each Cap Contract is difficult to value, and the Internal Revenue Service ("IRS") could assert that the value of a Cap Contract component as of the Closing Date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap Contract components.

      Upon the sale, exchange, or other disposition of a Note, the beneficial owner of the certificate must allocate the amount realized between the components of the note based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Cap Contract component. Assuming that the Note is held as a "capital asset" within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss. For a discussion of the material federal income tax consequences to a beneficial owner upon disposition of a REMIC regular interest, see "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMIC SECURITIES" in the base prospectus.

      ORIGINAL ISSUE DISCOUNT. The REMIC regular interest component of a Note may be issued with OID. A beneficial owner of a Note must include any OID with respect to such component in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--REMIC SECURITIES" in the base prospectus. The prepayment assumption that will be used in determining the rate of accrual of OID, market discount and premium, if any, for federal income tax purposes will be a rate equal to 40% CPR and a constant draw rate of 10%. See "YIELD, MATURITY AND PREPAYMENT CONSIDERATIONS" above. No representation is made that the HELOCs will prepay, or that additional draws on the HELOCs will be made at these rates or at any other rates.

      THE CAP CONTRACT COMPONENTS. The portion of the overall purchase price of a Note attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method -- the level yield constant interest method -- the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of a Note.

      Any payments to a beneficial owner of a Note of Deferred Interest will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the Cap Contract component, such excess represents net income for that year. Conversely, to the extent that the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. Although not clear, net income or a net deduction should be treated as ordinary income or as an ordinary deduction.

      A beneficial owner's ability to recognize a net deduction with respect to the Cap Contract component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a "pass through entity" (other than in connection with such individual's trade or business). Pass through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Cap Contract component in computing the beneficial owner's alternative minimum tax liability.

      STATUS OF THE NOTES. The REMIC regular interest components of Notes will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust Fund, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of a Notes will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The Cap Contract components of the Notes will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under
Section 856(c)(5)(B) of the Code, or as a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. As a result, the Notes generally will not be a suitable investment for a REMIC.

PENALTY PROTECTION

      If penalties were asserted against purchasers of the Notes in respect of their treatment of the Notes for tax purposes, the summary of tax considerations contained, and the opinions stated, herein and in the base prospectus may not meet the conditions necessary for the purchasers' reliance on that summary and those opinions to exculpate them from the asserted penalties.

                            STATE TAX CONSIDERATIONS

      In addition to the federal income tax consequences described under "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" above, prospective investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Notes. State income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or municipality. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Notes.

                              ERISA CONSIDERATIONS

GENERAL

      Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") prohibits, and Section 4975 of the Code imposes adverse tax consequences on, certain transactions between a pension, profit-sharing or other employee benefit plan or other retirement plan or arrangement, including a so-called "Keogh" plan, an individual retirement account or educational savings account to which they are applicable, or any entity deemed to hold the assets of the foregoing (each, a "PLAN"), and persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax and other penalties and liabilities under ERISA and the Code for such persons.

      Certain transactions involving the assets of a trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchased securities issued by that trust if assets of the trust were deemed to be assets of the Plan. Under a regulation issued by the United States Department of Labor (the "PLAN ASSETS REGULATION"), the assets of a trust would be treated as plan assets of the Plan for the purposes of ERISA and the Code only if the Plan acquired an "equity interest" in the trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

PURCHASES OF THE NOTES

      Although there is little guidance on the subject, assuming the notes constitute debt for local law purposes, at the time of their issuance, the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. Although the issuing entity will not receive any opinion with respect to the debt status of the Notes for tax purposes, the determination under ERISA is based in part upon certain debt features of the Notes, including the reasonable expectation of purchasers of the Notes that they will be repaid when due, as well as the absence of conversion rights, warrants and other significant equity features. The debt treatment of the Notes could change if the trust incurs losses. Based upon the foregoing and other considerations, subject to the considerations described below, the Notes may be purchased by a Plan.

      The acquisition or holding of any Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the underwriters, the trust, the owner trustee or the indenture trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan. The Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for prohibited transactions between a Plan and a person or entity that is a party in interest to such Plan solely by reason of providing services to the Plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the Plan involved in the transaction), provided that there is adequate consideration for the transaction (the "SERVICE PROVIDER EXEMPTIONS"). In addition, certain prohibited transaction class exemptions ("PTCES") from the prohibited transaction rules could be applicable, depending on the type of Plan involved and the circumstances of the plan fiduciary's decision to acquire any Note. Included among these exemptions are: PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"); PTCE 90-1 (relating to transactions involving insurance company pooled separate accounts); PTCE 91-38 (relating to transactions involving bank collective investment funds); PTCE 95-60 (relating to transactions involving insurance company general accounts); and PTCE 96-23 (relating to transactions effected by an "in-house asset manager") (collectively with the Service Provider Exemptions, the "INVESTOR-BASED EXEMPTIONS"). Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts that might be construed as prohibited transactions. There can be no assurance that any of these exemptions, or any other exemption, will be available with respect to any particular transaction involving the Notes.

      Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements but may be subject to state or local laws substantially similar to ERISA or the Code ("SIMILAR LAW"), such plans, together with Plans, referred to herein as "BENEFIT PLANS."

      The Notes should not be purchased with the assets of a Benefit Plan if the seller, the depositor, the indenture trustee, the owner trustee, the Administrator, the underwriters or any of their respective affiliates is a fiduciary or gives investment advice with respect to such Benefit Plan or is an employer maintaining or contributing to such Benefit Plan, unless such purchase and holding of the Notes would be covered by an applicable prohibited transaction exemption and will not cause a non-exempt violation of any Similar Law.

      Prospective Benefit Plan investors in Notes should consult with their legal advisors concerning the impact of ERISA and the Code, the availability of other exemptions from the prohibited transaction rules that may apply to them, and the potential consequences in their specific circumstances, prior to making an investment in the Notes. Each Benefit Plan fiduciary should also determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio.

      Each purchaser and transferee of a Note will be deemed to represent and warrant that either (i) it is not a Benefit Plan or (ii) it is a Benefit Plan and its acquisition and holding of such Note will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which is not covered under an Investor-Based Exemption or some other applicable exemption, and will not result in a non-exempt violation of any Similar Law.

                         LEGAL INVESTMENT CONSIDERATIONS

      Although, as a condition to their issuance, the Notes will be rated in the highest rating category of the Rating Agencies, the Notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 because the mortgages securing the HELOCs include second mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first lien HELOCs may not be legally authorized to invest in the Notes.

      The OTS has issued Thrift Bulletin 13a, entitled "MANAGEMENT OF INTEREST RATE RISK, INVESTMENT SECURITIES, AND DERIVATIVES ACTIVITIES" ("TB 13a"), which is effective as of December 1, 1998 and applies to thrift institutions regulated by the OTS. One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to (i) conduct pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative. For the purposes of TB 13a, "complex security" includes among other things any collateralized mortgage obligation or REMIC security, other than any "plain vanilla" mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). The Notes may be viewed as "complex securities." The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk management, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

                                LEGAL PROCEEDINGS

      There are no material legal or governmental proceedings pending against IndyMac Bank, F.S.B., the depositor, the indenture trustee, the owner trustee, the trust, Card Management Corporation or the insurer, or of which any property of the foregoing is subject, that is material to holders of the Notes nor is the depositor aware of any proceedings of this type contemplated by any governmental authorities.

                                  LEGAL MATTERS

      Certain legal matters with respect to the securities will be passed upon for the depositor by Mayer, Brown, Rowe & Maw LLP, New York, New York and the underwriters by McKee Nelson LLP, New York, New York. Certain legal matters will be passed upon for the seller, the depositor and the servicer by in-house counsel for such parties and by Mayer, Brown, Rowe & Maw LLP, New York, New York. Certain legal matters will be passed upon for the trust by Richards, Layton & Finger, P.A., Wilmington, Delaware.

                                     RATINGS

      It is a condition to the issuance of the Notes that they have the applicable ratings indicated under "INITIAL NOTE RATINGS" in the table on page 5 by each of Moody's Investors Service, Inc. ("MOODY'S") and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P" and together with Moody's, the "RATING AGENCIES").

      The ratings of "AAA" and "Aaa" are the highest ratings that the applicable Rating Agency assigns to securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. A securities rating addresses the likelihood of receipt by Noteholders of Payments in the amount of scheduled payments on the HELOCs. The rating takes into consideration the characteristics of the HELOCs and the structural and legal aspects associated with the Notes. The ratings on the Notes do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that Noteholders might suffer a lower than anticipated yield due to prepayments.

      The ratings assigned to the Notes will depend primarily upon the creditworthiness of the insurer. Any reduction in a rating assigned to the financial strength of the insurer below the ratings initially assigned to the Notes may result in a reduction of one or more of the ratings assigned to the Notes. Any downward revision or withdrawal of any of the ratings assigned to the Notes may have an adverse effect on the market price of the Notes. The insurer does not guaranty the market price of the Notes nor does it guaranty that the ratings on the Notes will not be revised or withdrawn.

      The ratings do not address the likelihood that any Deferred Interest will be paid to Noteholders from Excess Cash Flow.

      The depositor has not requested a rating of the Notes by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Notes or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Notes could be lower than the respective ratings assigned by the Rating Agencies.

      The fees paid by the depositor to the rating agencies at closing include a fee for ongoing surveillance by the Rating Agencies for so long as any Notes are outstanding. However, the rating agencies are under no obligation to the depositor to continue to monitor or provide a rating on the Notes.

                             INDEX OF DEFINED TERMS

                                                                            Page
                                                                            ----
Accelerated Principal ..................................................      54
Accelerated Principal Payment ..........................................      54
Additional Balances ....................................................      53
administrator ..........................................................      47
Anniversary Year .......................................................      58
Available Funds ........................................................  41, 56
AVM ....................................................................      27
BBA ....................................................................      52
Beneficial Owner .......................................................      51
Benefit Plans ..........................................................      69
Book-Entry Notes .......................................................      50
Business Day ...........................................................      50
Cap Contract ...........................................................      66
Certificateholders .....................................................      57
Certificates ...........................................................      50
Charged-Off HELOC ......................................................      58
Charge-Off Amount ......................................................      58
Closing Date ...........................................................      50
CLTV ...................................................................      21
CMC ....................................................................      29
Code ...................................................................      66
Collection Account .....................................................      59
Collection Period ......................................................      52
combined loan-to-value ratio ...........................................      21
CPR ....................................................................      65
Credit Line Agreements .................................................      20
Cut-off Date Principal Balance .........................................      58
DBNTC ..................................................................      36
Deferred Interest ......................................................      52
Deficiency Amount ......................................................      41
Definitive Note ........................................................      51
depositor ..............................................................      50
Designated Telerate Page ...............................................      52
Determination Date .....................................................      62
Direct Channel .........................................................      23
DTC ....................................................................      50
Eligible Substitute Mortgage Loan ......................................      22
ERISA ..................................................................      68
Events of Servicing Termination ........................................      44
Excess Cash Flow .......................................................      55
Fannie Mae .............................................................      28
FDIA ...................................................................      49
FDIA Rule ..............................................................      49
FDIC ...................................................................      15
FDR ....................................................................      29
Final Scheduled Payment Date ...........................................      62
Floating Allocation Percentage .........................................      53
Freddie Mac ............................................................      28
HELOC Schedule .........................................................      43
HELOCs .................................................................      19
HUD ....................................................................      28
indenture ..............................................................      50
indenture trustee ......................................................      36

                                                                            Page
                                                                            ----
Indenture Trustee Expense Amount .......................................      58
IndyMac Bancorp ........................................................      28
IndyMac Bank ...........................................................  19, 28
IndyMac Holdings .......................................................      28
Initial Invested Amount ................................................      53
insurance agreement ....................................................      44
Insurance Events of Default ............................................      45
Insured Payment ........................................................      42
Insurer Default ........................................................      56
Interest Accrual Period ................................................      52
Interest Collections ...................................................      58
Interest Payment Amount ................................................      52
Interest Settlement Rate ...............................................      52
Invested Amount ........................................................      53
Investor Charge-off Amount .............................................      53
Investor-Based Exemptions ..............................................      69
IRS ....................................................................      67
issuing entity .........................................................      34
ITA Program ............................................................      24
Late Payment Rate ......................................................      59
LIBOR ..................................................................      52
LIBOR Business Day .....................................................      52
LIBOR Determination Date ...............................................      52
Liquidated HELOC .......................................................      59
Loan Rate ..............................................................      58
Lower-Tier REMIC .......................................................      66
Managed Amortization Period ............................................      53
Maximum Principal Payment ..............................................      53
Maximum Rate ...........................................................      51
MERS ...................................................................      43
Moody's ................................................................      70
mortgage loan purchase agreement .......................................      19
Net Principal Collections ..............................................      53
Note Principal Amount ..................................................      58
Note Principal Payment Amount ..........................................      53
Note Rate ..............................................................      51
Note Target Amount .....................................................      53
Noteholder .............................................................      50
Notes ..................................................................      50
Optional Redemption ....................................................      63
Optional Redemption Date ...............................................      62
Optional Redemption Price ..............................................      62
Overcollateralization Amount ...........................................      54
Overcollateralization Deficit ..........................................      58
Overcollateralization Reduction Amount .................................      54
owner trustee ..........................................................      35
Paying Agent ...........................................................      59
Payment Account ........................................................      56
Payment Date ...........................................................      50
Plan ...................................................................      68
Plan Assets Regulation .................................................      68
Policy .................................................................      40
Pool Balance ...........................................................      59

                                                                            Page
Preference Amount ......................................................      42
Principal Balance ......................................................      59
Principal Collections ..................................................      59
Principal Payment Amount ...............................................      53
PTCEs ..................................................................      69
Purchase Price .........................................................      22
Rapid Amortization Event ...............................................      55
Rapid Amortization Period ..............................................      53
Rapid Amortization Trigger Event .......................................      53
Rating Agencies ........................................................      70
Record Date ............................................................      50
Recordation Event ......................................................      43
Recoveries .............................................................      59
Registrar ..............................................................      51
Reimbursement Amount ...................................................      59
Related Documents ......................................................      43
Relief Act Shortfalls ..................................................      56
Required Distributions .................................................      42

                                                                            Page
S&P ....................................................................      70
sale and servicing agreement ...........................................      19
Securityholders ........................................................      44
Service Provider Exemptions ............................................      69
Servicer Remittance Date ...............................................      59
Servicing Advances .....................................................      60
Servicing Fee ..........................................................      31
Servicing Fee Rate .....................................................      31
Similar Law ............................................................      69
Six Month Rolling Delinquency Rate .....................................      54
Specified Overcollateralization Amount .................................      54
Statistical Calculation HELOCs .........................................      20
Stepdown Date ..........................................................      54
TB 13a .................................................................      70
Trigger Event ..........................................................      54
trust ..................................................................      34
trust agreement ........................................................      50
Upper-Tier REMIC .......................................................      66

                 STATISTICAL CALCULATION HELOC POOL INFORMATION

                               PRINCIPAL BALANCES

                                                              PERCENTAGE
                                                                  OF
                                                              STATISTICAL                                               WEIGHTED
                                  NUMBER OF     AGGREGATE       CUT-OFF                                                  AVERAGE
                                 STATISTICAL   OUTSTANDING       DATE         WEIGHTED       WEIGHTED      AVERAGE      COMBINED
RANGE OF                         CALCULATION    PRINCIPAL      PRINCIPAL    AVERAGE LOAN      AVERAGE     PRINCIPAL   LOAN-TO-VALUE
PRINCIPAL BALANCES ($)             HELOCS        BALANCE        BALANCE         RATE       CREDIT SCORE    BALANCE        RATIO
------------------------------   -----------   ------------   -----------   ------------   ------------   ---------   -------------
0.01 - 2,500.00...............           9     $     17,393        0.00%       7.542%           734       $   1,933       77.61%
2,500.01 - 5,000.00...........          63          261,988        0.04        8.500            717           4,159       80.00
5,000.01 - 7,500.00...........         102          629,249        0.09        8.409            728           6,169       73.32
7,500.01 - 10,000.00..........         197        1,800,739        0.27        8.361            717           9,141       77.07
10,000.01 - 20,000.00.........       1,083       16,894,923        2.53        8.458            719          15,600       76.55
20,000.01 - 30,000.00.........       1,499       36,781,199        5.50        8.357            716          24,537       78.36
30,000.01 - 40,000.00.........       1,245       43,525,595        6.51        8.764            710          34,960       79.72
40,000.01 - 50,000.00.........       1,105       49,687,949        7.44        8.736            713          44,966       80.74
50,000.01 - 60,000.00.........         922       50,279,164        7.52        8.625            712          54,533       81.27
60,000.01 - 70,000.00.........         724       46,842,326        7.01        8.572            711          64,699       83.80
70,000.01 - 80,000.00.........         668       50,003,455        7.48        8.561            716          74,855       83.37
80,000.01 - 90,000.00.........         433       36,578,564        5.47        8.477            717          84,477       82.88
90,000.01 - 100,000.00........         338       32,227,119        4.82        8.109            717          95,347       83.30
100,000.01 - 150,000.00.......       1,075      129,326,314       19.35        8.235            718         120,304       82.55
150,000.01 - 200,000.00.......         509       87,240,873       13.06        8.071            719         171,397       82.90
200,000.01 - 250,000.00.......         201       42,730,784        6.39        7.847            723         212,591       77.92
250,000.01 - 300,000.00.......          60       15,688,887        2.35        7.670            745         261,481       76.37
300,000.01 - 350,000.00.......          26        8,184,659        1.22        7.921            724         314,795       73.32
350,000.01 - 400,000.00.......          17        6,276,084        0.94        7.945            737         369,181       75.70
400,000.01 - 450,000.00.......          14        5,787,649        0.87        7.297            755         413,403       75.63
450,000.01 - 500,000.00.......           8        3,830,140        0.57        6.822            756         478,768       67.23
500,000.01 >=.................           7        3,656,960        0.55        6.744            748         522,423       72.62
                                 -----------   ------------   -----------   ------------   ------------   ---------   -------------
   TOTAL:.....................      10,305     $668,252,014      100.00%       8.314%           718       $  64,847       80.82%
                                 ===========   ============   ===========

The average principal balance of the statistical calculation HELOCs as of the Statistical Cut-off Date is $64,847.

                                OCCUPANCY TYPE(1)

                                                               PERCENTAGE
                                                                   OF
                                                              STATISTICAL                                               WEIGHTED
                                  NUMBER OF     AGGREGATE       CUT-OFF                                                  AVERAGE
                                 STATISTICAL   OUTSTANDING        DATE        WEIGHTED       WEIGHTED      AVERAGE      COMBINED
                                 CALCULATION    PRINCIPAL      PRINCIPAL      AVERAGE         AVERAGE     PRINCIPAL   LOAN-TO-VALUE
        OCCUPANCY TYPE             HELOCS        BALANCE        BALANCE      LOAN RATE     CREDIT SCORE    BALANCE        RATIO
------------------------------   -----------   ------------   -----------   ------------   ------------   ---------   -------------
Primary Home..................       9,496     $621,430,337       92.99%       8.322%           718       $  65,441       81.15%
Investment....................         469       28,965,434        4.33        7.918            721          61,760       73.62
Second Home...................         340       17,856,243        2.67        8.683            717          52,518       81.69
                                 -----------   ------------   -----------   ------------   ------------   ---------   -------------
   TOTAL:.....................      10,305     $668,252,014      100.00%       8.314%           718       $  64,847       80.82%
                                 ===========   ============   ===========

(1) Based upon representation of the related mortgagors at the time of origination.

                                    Annex I-1

                     ORIGINAL COMBINED LOAN-TO-VALUE RATIOS

      The combined loan-to-value ratio in the following table is a fraction whose (x) numerator is the sum of (i) the credit limit of the statistical calculation HELOCs and (ii) any original principal balances of mortgage loans senior to the statistical calculation HELOCs and (y) the denominator is (i) the lesser of the sales price or the appraised value of the related mortgaged property, in the case of purchase money HELOCs in the statistical calculation HELOC pool and (ii) the appraised value, in the case of statistical calculation HELOCs other than purchase money HELOCs in the statistical calculation HELOC pool.

                                                               PERCENTAGE
                                                                   OF
                                                              STATISTICAL                                                WEIGHTED
                                  NUMBER OF     AGGREGATE       CUT-OFF                                                   AVERAGE
      RANGE OF ORIGINAL          STATISTICAL   OUTSTANDING        DATE        WEIGHTED       WEIGHTED      AVERAGE       COMBINED
    COMBINED LOAN TO VALUE       CALCULATION    PRINCIPAL      PRINCIPAL      AVERAGE         AVERAGE     PRINCIPAL   LOAN-TO-VALUE
          RATIOS (%)               HELOCS        BALANCE        BALANCE      LOAN RATE     CREDIT SCORE    BALANCE        RATIO
------------------------------   -----------   ------------   -----------   ------------   ------------   ---------   -------------
0.01 - 5.00...................           2     $     63,045        0.01%       7.250%           754       $  31,523        4.20%
5.01 - 10.00..................           8          275,091        0.04        6.888            722          34,386        9.29
10.01 - 15.00.................          21          930,089        0.14        7.312            748          44,290       12.51
15.01 - 20.00.................          18          717,178        0.11        7.084            719          39,843       18.04
20.01 - 25.00.................          22        1,189,371        0.18        7.017            753          54,062       22.93
25.01 - 30.00.................          32        1,381,249        0.21        7.832            741          43,164       27.59
30.01 - 35.00.................          48        2,330,149        0.35        7.532            755          48,545       32.72
35.01 - 40.00.................          70        3,695,294        0.55        7.247            755          52,790       37.67
40.01 - 45.00.................          93        5,836,096        0.87        7.642            737          62,754       42.84
45.01 - 50.00.................         129        7,664,809        1.15        6.877            729          59,417       47.84
50.01 - 55.00.................         180       11,835,410        1.77        7.715            736          65,752       52.66
55.01 - 60.00.................         216       13,902,515        2.08        7.523            738          64,363       57.67
60.01 - 65.00.................         296       18,484,259        2.77        7.626            725          62,447       63.20
65.01 - 70.00.................         379       26,482,136        3.96        7.649            721          69,874       67.76
70.01 - 75.00.................         538       42,335,204        6.34        7.754            728          78,690       72.88
75.01 - 80.00.................       1,327       89,512,380       13.40        7.648            727          67,455       78.58
80.01 - 85.00.................         849       50,603,635        7.57        8.139            719          59,604       82.20
85.01 - 90.00.................       3,586      205,528,284       30.76        8.700            708          57,314       89.13
90.01 - 95.00.................       1,657      111,267,776       16.65        8.506            708          67,150       93.32
95.01 - 100.00................         749       66,078,900        9.89        9.121            726          88,223       98.69
100.01 >=.....................          85        8,139,145        1.22        9.744            726          95,755      102.66
                                 -----------   ------------   -----------   ------------   ------------   ---------   -------------
   TOTAL:.....................      10,305     $668,252,014      100.00%       8.314%           718       $  64,847       80.82%
                                 ===========   ============   ===========

The weighted average original combined loan-to-value ratio of the statistical calculation HELOCs as of the Statistical Cut-off Date is 80.82%.

                                  LOAN PURPOSE

                                                               PERCENTAGE
                                                                   OF
                                                              STATISTICAL                                                WEIGHTED
                                  NUMBER OF     AGGREGATE       CUT-OFF                                                  AVERAGE
                                 STATISTICAL   OUTSTANDING        DATE        WEIGHTED       WEIGHTED      AVERAGE       COMBINED
                                 CALCULATION    PRINCIPAL      PRINCIPAL      AVERAGE         AVERAGE     PRINCIPAL   LOAN-TO-VALUE
PURPOSE                            HELOCS        BALANCE        BALANCE      LOAN RATE     CREDIT SCORE    BALANCE        RATIO
------------------------------   -----------   ------------   -----------   ------------   ------------   ---------   -------------
Cash-Out Refinance............       8,094     $504,526,543       75.50%       8.241%           715       $  62,333       78.69%
Purchase......................       1,494      116,430,593       17.42        8.285            731          77,932       90.93
Rate/Term Refinance...........         717       47,294,878        7.08        9.157            716          65,962       89.91
                                 -----------   ------------   -----------   ------------   ------------   ---------   -------------
   TOTAL:.....................      10,305     $668,252,014      100.00%       8.314%           718       $  64,847       80.82%
                                 ===========   ============   ===========

                                    Annex I-2

                                                             PROPERTY TYPE

                                                               PERCENTAGE
                                                                   OF
                                                              STATISTICAL                                               WEIGHTED
                                  NUMBER OF     AGGREGATE       CUT-OFF                                                  AVERAGE
                                 STATISTICAL   OUTSTANDING        DATE        WEIGHTED       WEIGHTED      AVERAGE      COMBINED
                                 CALCULATION    PRINCIPAL      PRINCIPAL      AVERAGE         AVERAGE     PRINCIPAL   LOAN-TO-VALUE
PROPERTY TYPE                      HELOCS        BALANCE        BALANCE      LOAN RATE     CREDIT SCORE    BALANCE        RATIO
------------------------------   -----------   ------------   -----------   ------------   ------------   ---------   -------------
Single Family.................       7,124     $462,805,900       69.26%       8.279%           719       $  64,964       79.91%
Planned Unit Development......       1,813      126,081,073       18.87        8.401            716          69,543       82.76
Condo.........................       1,117       61,857,455        9.26        8.270            718          55,378       83.89
2-4 Family....................         251       17,507,587        2.62        8.762            710          69,751       80.92
                                 ===========   ============   ===========   ============   ============   =========   =============
   TOTAL......................      10,305     $668,252,014      100.00%       8.314%           718       $  64,847       80.82%
                                 ===========   ============   ===========   ============   ============   =========   =============

                             GEOGRAPHIC DISTRIBUTION

      The geographic locations used for the following table were determined by the property address for the mortgaged property securing the related HELOC.

                                                               PERCENTAGE
                                                                   OF
                                                              STATISTICAL                                               WEIGHTED
                                  NUMBER OF     AGGREGATE       CUT-OFF                                                  AVERAGE
                                 STATISTICAL   OUTSTANDING        DATE        WEIGHTED       WEIGHTED      AVERAGE      COMBINED
                                 CALCULATION    PRINCIPAL      PRINCIPAL      AVERAGE         AVERAGE     PRINCIPAL   LOAN-TO-VALUE
STATE                              HELOCS        BALANCE        BALANCE      LOAN RATE     CREDIT SCORE    BALANCE        RATIO
------------------------------   -----------   ------------   -----------   ------------   ------------   ---------   -------------
California....................       5,472     $398,162,086       59.58%       8.211%           719       $  72,764       80.05%
Florida.......................         738       37,438,314        5.60        8.861            703          50,729       83.08
Arizona.......................         374       23,841,661        3.57        8.129            725          63,748       81.51
New York......................         393       23,721,823        3.55        8.558            711          60,361       79.22
Maryland......................         291       18,261,566        2.73        8.288            717          62,755       82.74
New Jersey....................         325       17,769,689        2.66        8.631            718          54,676       80.42
Virginia......................         279       16,483,028        2.47        8.657            710          59,079       85.10
Massachusetts.................         207       14,487,247        2.17        7.968            735          69,987       79.06
Nevada........................         246       14,267,940        2.14        8.231            712          58,000       79.17
Colorado......................         202       13,553,929        2.03        7.971            734          67,099       83.72
Washington....................         221       13,227,648        1.98        8.463            714          59,854       82.74
Illinois......................         181        9,447,771        1.41        8.524            721          52,198       84.52
Hawaii........................         127        8,446,228        1.26        8.413            725          66,506       78.52
Oregon........................         123        7,127,125        1.07        8.842            711          57,944       85.32
Michigan......................         116        5,410,357        0.81        9.137            727          46,641       90.57
Connecticut...................          91        5,197,399        0.78        8.671            716          57,114       79.45
Pennsylvania..................         108        4,499,554        0.67        8.360            717          41,663       84.00
Georgia.......................          83        4,289,012        0.64        8.607            703          51,675       88.68
North Carolina................          90        3,729,993        0.56        7.971            726          41,444       79.51
Missouri......................          70        3,380,068        0.51        8.650            706          48,287       82.83
Utah..........................          69        3,116,634        0.47        8.417            725          45,169       83.82
Minnesota.....................          72        3,009,530        0.45        8.885            719          41,799       85.66
Idaho.........................          45        2,548,911        0.38        8.514            714          56,642       81.23
Ohio..........................          57        1,929,099        0.29        9.254            717          33,844       87.34
South Carolina................          26        1,706,036        0.26        8.215            717          65,617       83.60
New Hampshire.................          29        1,634,609        0.24        8.723            728          56,366       81.53
District Of Columbia..........          16        1,386,884        0.21        6.314            727          86,680       79.51
Rhode Island..................          26        1,140,197        0.17        8.225            711          43,854       85.47
New Mexico....................          21        1,106,771        0.17        8.616            722          52,703       83.99
Kansas........................          20          810,268        0.12        8.408            747          40,513       75.61
Other.........................         187        7,120,639        1.07        8.394            716          38,078       80.07
                                 -----------   ------------   -----------   ------------   ------------   ---------   -------------
   TOTAL:.....................      10,305     $668,252,014      100.00%       8.314%           718       $  64,847       80.82%
                                 ===========   ============   ===========

                                    Annex I-3

                              CURRENT CREDIT SCORES

                                                               PERCENTAGE
                                                                   OF
                                                              STATISTICAL                                               WEIGHTED
                                  NUMBER OF     AGGREGATE       CUT-OFF                                                  AVERAGE
                                 STATISTICAL   OUTSTANDING        DATE        WEIGHTED       WEIGHTED      AVERAGE      COMBINED
RANGE OF CREDIT SCORE            CALCULATION    PRINCIPAL      PRINCIPAL      AVERAGE         AVERAGE     PRINCIPAL   LOAN-TO-VALUE
RATING                             HELOCS        BALANCE        BALANCE      LOAN RATE     CREDIT SCORE    BALANCE        RATIO
------------------------------   -----------   ------------   -----------   ------------   ------------   ---------   -------------
N/A...........................           4     $    229,029        0.03%       7.358%             0       $  57,257       94.87%
436 - 619.....................           3          127,534        0.02       10.167            507          42,511       95.28
620 - 639.....................         153        8,733,730        1.31       10.541            630          57,083       84.84
640 - 659.....................         900       46,096,334        6.90        9.367            650          51,218       82.05
660 - 679.....................       1,455       89,317,718       13.37        9.093            670          61,387       84.57
680 - 699.....................       1,614      103,136,218       15.43        8.565            689          63,901       82.77
700 - 719.....................       1,669      115,833,600       17.33        8.103            709          69,403       82.39
720 - 739.....................       1,212       83,524,556       12.50        7.956            729          68,915       81.62
740 - 759.....................       1,178       78,540,212       11.75        8.027            749          66,673       80.36
760 - 779.....................       1,032       69,982,374       10.47        7.807            769          67,812       79.71
780 - 799.....................         777       53,727,086        8.04        7.690            788          69,147       75.09
800 - 819.....................         297       18,768,724        2.81        7.384            807          63,194       69.53
820 - 839.....................          11          234,900        0.04        7.223            826          21,355       54.00
                                 -----------   ------------   -----------   ------------   ------------   ---------   -------------
   TOTAL:.....................      10,305     $668,252,014      100.00%       8.314%           718       $  64,847       80.82%
                                 ===========   ============   ===========

The weighted average credit score of the statistical calculation HELOCs as of the Statistical Cut-off Date is 718.

                                  CREDIT LIMITS

                                                               PERCENTAGE
                                                                   OF
                                                              STATISTICAL                                               WEIGHTED
                                  NUMBER OF     AGGREGATE       CUT-OFF                                                  AVERAGE
                                 STATISTICAL   OUTSTANDING        DATE        WEIGHTED       WEIGHTED      AVERAGE      COMBINED
                                 CALCULATION    PRINCIPAL      PRINCIPAL      AVERAGE         AVERAGE     PRINCIPAL   LOAN-TO-VALUE
RANGE OF CREDIT LIMITS ($)         HELOCS        BALANCE        BALANCE      LOAN RATE     CREDIT SCORE    BALANCE        RATIO
------------------------------   -----------   ------------   -----------   ------------   ------------   ---------   -------------
5,000.00 - 7,499.99...........           1     $      4,619        0.00%       9.250%           686       $   4,619       75.23%
10,000.00 - 10,000.00.........          15          134,055        0.02        8.826            705           8,937       83.43
10,000.01 - 20,000.00.........         373        5,349,946        0.80        8.551            709          14,343       81.73
20,000.01 - 30,000.00.........         987       20,826,781        3.12        8.781            706          21,101       80.68
30,000.01 - 40,000.00.........         979       30,068,742        4.50        8.881            707          30,714       84.76
40,000.01 - 50,000.00.........       1,097       40,873,934        6.12        8.871            707          37,260       82.59
50,000.01 - 60,000.00.........         830       38,977,768        5.83        8.867            707          46,961       87.16
60,000.01 - 70,000.00.........         716       39,676,992        5.94        8.743            707          55,415       88.70
70,000.01 - 80,000.00.........         727       43,656,383        6.53        8.688            709          60,050       85.21
80,000.01 - 90,000.00.........         434       29,248,831        4.38        8.594            712          67,394       88.40
90,000.01 - 100,000.00........         942       56,491,663        8.45        8.231            718          59,970       76.86
100,000.01 - 200,000.00.......       2,567      259,414,365       38.82        8.197            716         101,057       81.87
200,000.01 - 300,000.00.......         453       61,819,160        9.25        7.652            744         136,466       74.22
300,000.01 - 400,000.00.......          90       18,053,945        2.70        7.858            752         200,599       75.41
400,000.01 - 500,000.00.......          89       21,710,616        3.25        7.139            755         243,940       68.49
500,000.01 - 600,000.00.......           2          543,473        0.08        5.995            739         271,736       71.01
600,000.01 - 700,000.00.......           3        1,400,741        0.21        6.027            725         466,914       75.68
                                 -----------   ------------   -----------   ------------   ------------   ---------   -------------
   TOTAL:.....................      10,305     $668,252,014      100.00%       8.314%           718       $  64,847       80.82%
                                 ===========   ============   ===========

The average credit limit of the statistical calculation HELOCs as of the Statistical Cut-off Date is $95,381.

                                    Annex I-4

                        CREDIT LIMIT UTILIZATION RATES(1)

      The credit limit utilization rates in the following table were determined by dividing the principal balances as of the Statistical Cut-off Date by the credit limits of the related statistical calculation HELOCs.

                                                              PERCENTAGE
                                                                  OF
                                                              STATISTICAL                                               WEIGHTED
                                  NUMBER OF     AGGREGATE       CUT-OFF                                                  AVERAGE
                                 STATISTICAL   OUTSTANDING        DATE        WEIGHTED       WEIGHTED      AVERAGE      COMBINED
 RANGE OF CREDIT LIMITS          CALCULATION    PRINCIPAL      PRINCIPAL      AVERAGE         AVERAGE     PRINCIPAL   LOAN-TO-VALUE
  UTILIZATION RATE (%)             HELOCS        BALANCE        BALANCE      LOAN RATE     CREDIT SCORE    BALANCE        RATIO
------------------------------   -----------   ------------   -----------   ------------   ------------   ---------   -------------
0.00 - 9.99...................           6     $     74,013        0.01%       8.368%           745       $  12,335       78.95%
10.00 - 19.99.................         850       17,457,060        2.61        7.695            742          20,538       73.81
20.00 - 29.99.................         713       22,879,695        3.42        7.940            734          32,089       75.22
30.00 - 39.99.................         549       21,740,663        3.25        8.103            735          39,600       76.80
40.00 - 49.99.................         652       31,218,349        4.67        7.996            730          47,881       75.15
50.00 - 59.99.................         611       33,889,640        5.07        8.149            727          55,466       77.48
60.00 - 69.99.................         500       31,390,028        4.70        8.021            725          62,780       77.60
70.00 - 79.99.................         456       36,708,461        5.49        8.110            723          80,501       77.65
80.00 - 89.99.................         398       32,793,050        4.91        8.258            720          82,395       80.23
90.00 - 99.99.................       1,816      137,604,451       20.59        8.212            717          75,773       84.39
100.00 - 101.99...............       3,348      275,553,555       41.23        8.374            711          82,304       87.28
102.00 - 103.99...............         398       26,385,998        3.95       10.307            704          66,296       90.98
104.00 - 105.99...............           7          497,897        0.07       13.633            725          71,128       97.13
106.00 - 107.99...............           1           59,155        0.01        9.000            701          59,155       72.24
                                 -----------   ------------   -----------   ------------   ------------   ---------   -------------
   TOTAL:.....................      10,305     $668,252,014      100.00%       8.314%           718       $  64,847       80.82%
                                 ===========   ============   ===========

(1) Some of the statistical calculation HELOCs have principal balances that are above their respective credit limits. This excess is primarily reflecting the fact that the principal balance reported in this table include not only principal but also unpaid accrued interest and any unpaid fees. None of the HELOCs in the statistical calculation HELOC pool is more than 30 days delinquent and any balance above the credit limit is reasonably expected to be collected in the normal course of servicing.

The weighted average credit limit utilization rate of the statistical calculation HELOCs as of the Statistical Cut-off Date is 67.99%.

                        ORIGINAL STATED TERM TO MATURITY

                                                               PERCENTAGE
                                                                   OF
                                                              STATISTICAL                                               WEIGHTED
                                  NUMBER OF     AGGREGATE       CUT-OFF                                                  AVERAGE
   RANGE OF ORIGINAL             STATISTICAL   OUTSTANDING        DATE        WEIGHTED       WEIGHTED      AVERAGE      COMBINED
STATED TERM TO MATURITY          CALCULATION    PRINCIPAL      PRINCIPAL      AVERAGE         AVERAGE     PRINCIPAL   LOAN-TO-VALUE
        (MONTHS)                   HELOCS        BALANCE        BALANCE      LOAN RATE     CREDIT SCORE    BALANCE        RATIO
------------------------------   -----------   ------------   -----------   ------------   ------------   ---------   -------------
120...........................           9     $    577,288        0.09%       9.937%           718       $  64,143       84.76%
180...........................          14          722,641        0.11        9.931            712          51,617       82.64
240...........................       8,568      558,934,068       83.64        8.029            718          65,235       79.73
300...........................       1,340       82,290,134       12.31        9.941            713          61,411       89.46
360...........................         374       25,727,883        3.85        9.220            725          68,791       87.96
                                 -----------   ------------   -----------   ------------   ------------   ---------   -------------
   TOTAL:.....................      10,305     $668,252,014      100.00%       8.314%           718       $  64,847       80.82%
                                 ===========   ============   ===========

The weighted average original stated term to maturity of the statistical calculation HELOCs as of the Statistical Cut-off Date is 252 months.

                                    Annex I-5

                        REMAINING STATED TERM TO MATURITY

                                                               PERCENTAGE
                                                                   OF
                                                              STATISTICAL                                               WEIGHTED
                                  NUMBER OF     AGGREGATE       CUT-OFF                                                  AVERAGE
   RANGE OF REMAINING            STATISTICAL   OUTSTANDING        DATE        WEIGHTED       WEIGHTED      AVERAGE      COMBINED
STATED TERM TO MATURITY          CALCULATION    PRINCIPAL      PRINCIPAL      AVERAGE         AVERAGE     PRINCIPAL   LOAN-TO-VALUE
        (MONTHS)                   HELOCS        BALANCE        BALANCE      LOAN RATE     CREDIT SCORE    BALANCE        RATIO
------------------------------   -----------   ------------   -----------   ------------   ------------   ---------   -------------
85 - 96.......................           2       $  275,717        0.04%       8.250%           740       $ 137,858       76.05%
97 - 108......................           4          105,785        0.02       13.822            671          26,446       94.65
109 - 120.....................           3          195,786        0.03       10.214            714          65,262       95.17
157 - 168.....................           2          137,397        0.02        9.520            764          68,699       91.42
169 - 180.....................          17          860,035        0.13        9.506            717          50,590       71.04
181 - 192.....................           9          641,083        0.10        8.024            709          71,231       83.09
193 - 204.....................          15          769,917        0.12        8.043            718          51,328       70.65
205 - 216.....................          58        2,677,545        0.40        7.493            735          46,165       74.26
217 - 228.....................         171        9,195,032        1.38        7.620            737          53,772       78.81
229 - 240.....................       8,310      545,375,700       81.61        8.038            718          65,629       79.81
265 - 276.....................           2           78,836        0.01       12.566            679          39,418       99.99
277 - 288.....................          22        1,295,028        0.19       11.064            717          58,865       87.75
289 - 300.....................       1,316       80,916,270       12.11        9.920            713          61,487       89.49
313 - 324.....................           2            9,215        0.00        9.250            739           4,607       83.47
337 - 348.....................          31        1,236,469        0.19        9.048            707          39,886       79.93
349 - 360.....................         341       24,482,199        3.66        9.229            726          71,795       88.35
                                 -----------   ------------   -----------   ------------   ------------   ---------   -------------
   TOTAL:.....................      10,305     $668,252,014      100.00%       8.314%           718       $  64,847       80.82%
                                 ===========   ============   ===========

The weighted average remaining stated term to maturity of the statistical calculation HELOCs as of the Statistical Cut-off Date is 249 months.

                              ORIGINAL DRAW PERIOD

                                                               PERCENTAGE
                                                                   OF
                                                              STATISTICAL                                               WEIGHTED
                                  NUMBER OF     AGGREGATE       CUT-OFF                                                  AVERAGE
                                 STATISTICAL   OUTSTANDING        DATE        WEIGHTED       WEIGHTED      AVERAGE      COMBINED
  ORIGINAL DRAW PERIOD           CALCULATION    PRINCIPAL      PRINCIPAL      AVERAGE         AVERAGE     PRINCIPAL   LOAN-TO-VALUE
        (MONTHS)                   HELOCS        BALANCE        BALANCE      LOAN RATE     CREDIT SCORE    BALANCE        RATIO
------------------------------   -----------   ------------   -----------   ------------   ------------   ---------   -------------
60...................                    8     $    410,651        0.06%       8.883%           726       $  51,331       87.05%
120..................               10,295      667,744,671       99.92        8.313            718          64,861       80.82
180..................                    2           96,692        0.01        9.407            663          48,346       73.10
                                 -----------   ------------   -----------   ------------   ------------   ---------   -------------
   TOTAL:............               10,305     $668,252,014      100.00%       8.314%           718       $  64,847       80.82%
                                 ===========   ============   ===========

The weighted average original draw period of the statistical calculation HELOCs as of the Statistical Cut-off Date is 120 months.

                                    Annex I-6

                                                         FULLY-INDEXED MARGIN

                                                               PERCENTAGE
                                                                   OF
                                                              STATISTICAL                                               WEIGHTED
                                  NUMBER OF     AGGREGATE       CUT-OFF                                                  AVERAGE
                                 STATISTICAL   OUTSTANDING        DATE        WEIGHTED       WEIGHTED     AVERAGE       COMBINED
                                 CALCULATION    PRINCIPAL      PRINCIPAL      AVERAGE         AVERAGE     PRINCIPAL   LOAN-TO-VALUE
   RANGE OF MARGINS (%)            HELOCS        BALANCE        BALANCE      LOAN RATE     CREDIT SCORE    BALANCE        RATIO
------------------------------   -----------   ------------   -----------   ------------   ------------   ---------   -------------
<= -0.251.....................         998     $ 62,149,396        9.30%       6.958%           760       $  62,274       68.15%
-0.250 - -0.001...............         692       55,222,298        8.26        7.512            751          79,801       70.83
0.000 - 0.249.................         682       52,765,254        7.90        7.459            743          77,368       75.18
0.250 - 0.499.................         709       49,176,113        7.36        7.728            736          69,360       76.74
0.500 - 0.749.................         641       44,992,718        6.73        8.000            731          70,191       81.42
0.750 - 0.999.................         890       57,849,391        8.66        8.182            723          64,999       83.17
1.000 - 1.249.................         736       49,214,907        7.36        8.344            719          66,868       86.18
1.250 - 1.499.................         624       43,079,455        6.45        8.470            720          69,038       86.65
1.500 - 1.749.................         965       54,815,278        8.20        8.689            711          56,803       87.76
1.750 - 1.999.................         478       31,344,491        4.69        8.474            701          65,574       88.71
2.000 - 2.249.................         478       29,064,299        4.35        8.723            700          60,804       90.57
2.250 - 2.499.................         380       26,120,683        3.91        8.909            686          68,739       87.74
2.500 - 2.749.................         389       21,653,474        3.24        9.194            686          55,664       91.66
2.750 - 2.999.................         217       14,051,866        2.10        9.401            676          64,755       89.91
3.000 - 3.249.................         326       19,655,018        2.94        9.704            672          60,291       91.36
3.250 - 3.499.................         159        9,989,397        1.49        9.387            670          62,826       91.10
3.500 - 3.999.................         574       26,862,819        4.02        9.831            661          46,799       90.97
4.000 - 4.499.................         169       10,039,368        1.50       10.517            662          59,405       92.06
4.500 - 4.999.................         101        5,473,811        0.82       10.901            651          54,196       92.31
5.000 - 5.499.................          58        2,986,293        0.45       11.383            656          51,488       93.56
5.500 - 5.999.................          27        1,371,772        0.21       10.097            648          50,806       92.40
6.000 - 6.499.................           5          170,647        0.03        8.256            660          34,129       91.89
6.500 - 6.999.................           1           20,735        0.00       14.750            657          20,735       90.00
8.500 - 8.999.................           1           15,393        0.00       17.125            651          15,393       89.94
9.000 - 9.499.................           1           15,693        0.00       17.375            629          15,693      100.34
9.500 - 9.999.................           2           41,417        0.01       18.000            610          20,708       92.88
10.000 - 10.499...............           2          110,026        0.02       18.000            669          55,013       90.00
                                 -----------   ------------   -----------   ------------   ------------   ---------   -------------
   TOTAL:.....................      10,305     $668,252,014      100.00%       8.314%           718       $  64,847       80.82%
                                 ===========   ============   ===========

The weighted average fully-indexed margin for the statistical calculation HELOCs as of the Statistical Cut-off Date was 1.161%. All HELOCs will be indexed to the "Prime Rate" as published in the "Money Rates" table of the Wall Street Journal.

                                    Annex I-7

                               CURRENT LOAN RATES

                                                       PERCENTAGE OF                                        WEIGHTED
                           NUMBER OF     AGGREGATE      STATISTICAL                WEIGHTED                 AVERAGE
                          STATISTICAL   OUTSTANDING     CUT-OFF DATE   WEIGHTED     AVERAGE    AVERAGE      COMBINED
                          CALCULATION    PRINCIPAL       PRINCIPAL      AVERAGE     CREDIT    PRINCIPAL   LOAN-TO-VALUE
RANGE OF LOAN RATES (%)      HELOCS       BALANCE         BALANCE      LOAN RATE     SCORE     BALANCE        RATIO
-----------------------   -----------   ------------   -------------   ---------   --------   ---------   -------------
3.501 - 4.000..........          57     $  3,794,467        0.57%         4.000%      723     $  66,570       86.32%
4.501 - 5.000..........       2,242      156,849,233       23.47          4.990       714        69,960       81.59
5.001 - 5.500..........           1           30,395        0.00          5.250       678        30,395       90.00
5.501 - 6.000..........           1           53,055        0.01          6.000       721        53,055      100.38
7.001 - 7.500..........         463       15,806,340        2.37          7.350       772        34,139       57.70
7.501 - 8.000..........         791       64,470,675        9.65          7.898       754        81,505       71.15
8.001 - 8.500..........       1,077       78,610,133       11.76          8.327       742        72,990       74.75
8.501 - 9.000..........       1,156       77,706,971       11.63          8.846       727        67,221       81.63
9.001 - 9.500..........       1,146       77,629,416       11.62          9.325       720        67,739       86.31
9.501 - 10.000.........       1,153       66,898,158       10.01          9.813       709        58,021       87.95
10.001 - 10.500........         651       39,365,569        5.89         10.327       695        60,469       89.08
10.501 - 11.000........         492       29,280,159        4.38         10.810       685        59,513       91.12
11.001 - 11.500........         365       22,277,866        3.33         11.315       673        61,035       91.30
11.501 - 12.000........         427       19,579,396        2.93         11.809       665        45,853       91.36
12.001 - 12.500........         132        8,001,780        1.20         12.318       659        60,620       91.85
12.501 - 13.000........          70        4,163,072        0.62         12.846       654        59,472       92.24
13.001 - 13.500........          54        2,610,382        0.39         13.321       657        48,340       93.71
13.501 - 14.000........          15          669,887        0.10         13.855       652        44,659       90.29
14.001 - 14.500........           5          251,797        0.04         14.174       665        50,359       94.97
14.501 - 15.000........           1           20,735        0.00         14.750       657        20,735       90.00
17.001 >=..............           6          182,529        0.03         17.872       651        30,421       91.54
                          -----------   ------------   -------------   ---------   --------   ---------   -------------
   TOTAL:..............      10,305     $668,252,014      100.00%         8.314%      718     $  64,847       80.82%
                          ===========   ============   =============

The weighted average loan rate of the statistical calculation HELOCs as of the Statistical Cut-off Date is 8.314%.

                               MAXIMUM LOAN RATES

                                                       PERCENTAGE OF                                        WEIGHTED
                           NUMBER OF     AGGREGATE      STATISTICAL                WEIGHTED                  AVERAGE
                          STATISTICAL   OUTSTANDING     CUT-OFF DATE    WEIGHTED    AVERAGE    AVERAGE      COMBINED
                          CALCULATION    PRINCIPAL       PRINCIPAL      AVERAGE     CREDIT    PRINCIPAL   LOAN-TO-VALUE
 MAXIMUM LOAN RATES (%)      HELOCS       BALANCE         BALANCE      LOAN RATE     SCORE     BALANCE        RATIO
-----------------------   -----------   ------------   -------------   ---------   --------   ---------   -------------
16.000...............            90     $  3,356,217        0.50%        8.479%       722     $  37,291       81.23%
18.000...............        10,215      664,895,797       99.50         8.313        718        65,090       80.82
                          -----------   ------------   -------------   ---------   --------   ---------   -------------
   TOTAL:............        10,305     $668,252,014      100.00%        8.314%       718     $  64,847       80.82%
                          ===========   ============   =============

The weighted average maximum loan rate of the statistical calculation HELOCs as of the Statistical Cut-off Date is 17.990%.

                                    Annex I-8

                                    LOAN AGE

                                                     PERCENTAGE OF                                        WEIGHTED
                         NUMBER OF     AGGREGATE      STATISTICAL                WEIGHTED                  AVERAGE
                        STATISTICAL   OUTSTANDING     CUT-OFF DATE    WEIGHTED   AVERAGE     AVERAGE      COMBINED
  RANGE OF LOAN AGE     CALCULATION    PRINCIPAL       PRINCIPAL      AVERAGE     CREDIT    PRINCIPAL   LOAN-TO-VALUE
       (MONTHS)            HELOCS       BALANCE         BALANCE      LOAN RATE     SCORE     BALANCE        RATIO
---------------------   -----------   ------------   -------------   ---------   --------   ---------   -------------
<= 1.................       3,482     $235,925,091       35.30%        6.668%       714     $  67,756      80.36%
2 - 5................       5,456      357,273,558       53.46         9.305        719        65,483      81.82
6 - 9................         915       51,973,294        7.78         8.979        724        56,801      78.34
10 - 13..............         195       10,076,015        1.51         8.598        728        51,672      79.92
14 - 17..............          89        4,065,265        0.61         8.216        719        45,677      76.18
18 - 21..............          66        3,941,001        0.59         8.039        744        59,712      82.76
22 - 24..............          16          557,106        0.08         8.593        717        34,819      83.23
25 - 25..............           3           83,494        0.01        12.465        685        27,831      97.81
26 - 48..............          69        3,441,317        0.51         7.637        734        49,874      72.33
49 - 72..............          14          915,874        0.14         8.136        723        65,420      74.01
                        -----------   ------------   -------------   ---------   --------   ---------   -------------
   TOTAL:............      10,305     $668,252,014      100.00%        8.314%       718     $  64,847      80.82%
                        ===========   ============   =============

The weighted average loan age of the statistical calculation HELOCs as of the Statistical Cut-off Date is 3 months.

                               JUNIOR HELOC RATIO*

                                                     PERCENTAGE OF                                        WEIGHTED
                         NUMBER OF     AGGREGATE      STATISTICAL                WEIGHTED                  AVERAGE
                        STATISTICAL   OUTSTANDING     CUT-OFF DATE    WEIGHTED    AVERAGE    AVERAGE      COMBINED
   RANGE OF JUNIOR      CALCULATION    PRINCIPAL       PRINCIPAL      AVERAGE     CREDIT    PRINCIPAL   LOAN-TO-VALUE
  MORTGAGE RATIO (%)       HELOCS       BALANCE         BALANCE      LOAN RATE     SCORE     BALANCE        RATIO
---------------------   -----------   ------------   -------------   ---------   --------   ---------   -------------
0.01 - 10.00.........         841     $ 24,949,170        3.79%        8.515%       703     $  29,666      82.26%
10.01 - 20.00........       5,727      323,879,727       49.24         8.584        712        56,553      87.56
20.01 - 30.00........       1,852      144,807,351       22.02         8.209        717        78,190      80.72
30.01 - 40.00........         895       78,246,888       11.90         8.064        720        87,427      76.93
40.01 - 50.00........         465       43,026,723        6.54         7.893        736        92,531      72.43
50.01 - 60.00........         238       25,928,618        3.94         7.535        741       108,944      70.73
60.01 - 70.00........          87        9,463,223        1.44         7.577        756       108,773      70.69
70.01 - 80.00........          44        5,001,896        0.76         7.881        753       113,679      69.77
80.01 - 90.00........          14        1,511,574        0.23         7.378        769       107,970      67.73
90.01 - 100.00.......           7          892,737        0.14         8.457        752       127,534      54.00
                        -----------   ------------   -------------   ---------   --------   ---------   -------------
   TOTAL:............      10,170     $657,707,908      100.00%        8.328%       717     $  64,671      81.43%
                        ===========   ============   =============

*     Only represents second liens

The weighted average junior mortgage ratio of the statistical calculation HELOCs as of Statistical the Cut-off Date is 24.00%.

                                    Annex I-9

                                  LIEN POSITION

                                                                                                          WEIGHTED
                         NUMBER OF     AGGREGATE     PERCENTAGE OF               WEIGHTED                  AVERAGE
                        STATISTICAL   OUTSTANDING     CUT-OFF DATE    WEIGHTED    AVERAGE    AVERAGE      COMBINED
                        CALCULATION    PRINCIPAL       PRINCIPAL      AVERAGE     CREDIT    PRINCIPAL   LOAN-TO-VALUE
LIEN POSITION              HELOCS       BALANCE         BALANCE      LOAN RATE     SCORE     BALANCE        RATIO
---------------------   -----------   ------------   -------------   ---------   --------   ---------   -------------
1st Lien.............         135     $ 10,544,107        1.58%        7.441%       750     $  78,104       49.92%
2nd Lien.............      10,170      657,707,908       98.42         8.328        717        64,671       81.43
                        -----------   ------------   -------------   ---------   --------   ---------   -------------
   TOTAL:............      10,305     $668,252,014      100.00%        8.314%       718     $  64,847       80.82%
                        ===========   ============   =============

                               DOCUMENTATION TYPE

                                                                                                          WEIGHTED
                                       AGGREGATE     PERCENTAGE OF               WEIGHTED                  AVERAGE
                         NUMBER OF    OUTSTANDING     CUT-OFF DATE    WEIGHTED    AVERAGE    AVERAGE      COMBINED
                          MORTGAGE     PRINCIPAL       PRINCIPAL      AVERAGE     CREDIT    PRINCIPAL   LOAN-TO-VALUE
DOCUMENTATION TYPE         LOANS        BALANCE         BALANCE      LOAN RATE     SCORE     BALANCE        RATIO
---------------------    ---------    ------------   -------------   ---------   --------   ---------   -------------
Full.................       3,266     $208,160,578       31.15%        8.238%       731     $  63,736      77.34%
Stated...............       7,030      459,827,541       68.81         8.348        712        65,409      82.59
FastForward..........           9          263,896        0.04         9.454        721        29,322      85.55
                         ---------    ------------   -------------   ---------   --------   ---------   -------------
   TOTAL:............      10,305     $668,252,014      100.00%        8.314%       718     $  64,847      80.82%
                         =========    ============   =============

                        NEGATIVELY AMORTIZING FIRST LIENS

                                                                                                          WEIGHTED
                                       AGGREGATE     PERCENTAGE OF               WEIGHTED                  AVERAGE
                         NUMBER OF    OUTSTANDING     CUT-OFF DATE    WEIGHTED    AVERAGE    AVERAGE      COMBINED
 NEGATIVELY AMORTIZING    MORTGAGE     PRINCIPAL       PRINCIPAL      AVERAGE     CREDIT    PRINCIPAL   LOAN-TO-VALUE
      FIRST LIENS          LOANS        BALANCE         BALANCE      LOAN RATE     SCORE     BALANCE        RATIO
---------------------    ---------    ------------   -------------   ---------   --------   ---------   -------------
N....................       7,076     $468,914,919       71.30%        8.194%       720     $  66,268      80.15%
Y....................       3,094      188,792,988       28.70         8.659        711        61,019      85.43
                         ---------    ------------   -------------   ---------   --------   ---------   -------------
   TOTAL:............      10,170     $657,707,908      100.00%        8.328%       717     $  64,671      81.43%
                         =========    ============   =============

                    MAXIMUM COMBINED LOAN-TO-VALUE RATIOS(1)

                                                                                                          WEIGHTED
                                       AGGREGATE     PERCENTAGE OF               WEIGHTED                  AVERAGE
                         NUMBER OF    OUTSTANDING     CUT-OFF DATE    WEIGHTED    AVERAGE    AVERAGE      COMBINED
    RANGE OF JUNIOR       MORTGAGE     PRINCIPAL       PRINCIPAL      AVERAGE     CREDIT    PRINCIPAL   LOAN-TO-VALUE
   MORTGAGE RATIO (%)      LOANS        BALANCE         BALANCE      LOAN RATE     SCORE     BALANCE        RATIO
---------------------    ---------    ------------   -------------   ---------   --------   ---------   -------------
0.01 - 70.00.........       1,465     $ 91,495,367       13.69%        7.554%       732     $  62,454       55.72%
70.01 - 75.00........         505       39,027,436        5.84         7.760        727        77,282       72.40
75.01 - 80.00........       1,159       80,506,095       12.05         7.745        728        69,462       78.21
80.01 - 85.00........         738       45,361,633        6.79         7.790        722        61,466       81.14
85.01 - 90.00........       1,903      113,928,785       17.05         8.188        708        59,868       87.92
90.01 - 95.00........       1,452       93,591,156       14.01         8.417        709        64,457       91.96
95.01 - 100.00.......       1,793      122,320,120       18.30         9.031        714        68,221       93.95
100.01 - 105.00......       1,232       76,996,473       11.52         9.378        713        62,497       92.76
105.01 - 110.00......          44        3,701,895        0.55         6.582        732        84,134       99.53
110.01 >=............          14        1,323,054        0.20         9.973        733        94,504      114.76
                         ---------    ------------   -------------   ---------   --------   ---------   -------------
   TOTAL:............      10,305     $668,252,014      100.00%        8.314%       718     $  64,847       80.82%
                         =========    ============   =============

(1) Assumes fully drawn HELOC + the related first lien mortgage having an unpaid principal balance equal to the negative amortization cap for that mortgage loan.

The weighted average maximum combined loan-to-value ratio of the statistical calculation HELOCs as of the Statistical Cut-off Date is 85.71%.

                                   Annex I-10

                                                                      ANNEX II-A

                                   ANNEX II-A
                          ASSUMED HELOC CHARACTERISTICS

                                                                      WEIGHTED                                        WEIGHTED
                                                                      AVERAGE                                          AVERAGE
                               ORIGINAL DRAW   REMAINING   WEIGHTED  REMAINING  WEIGHTED    WEIGHTED                  REMAINING
                                 PERIOD TO    DRAW PERIOD   AVERAGE   TERM TO   AVERAGE   ORIGINAL TERM                TEASER
    CURRENT         CREDIT       MATURITY     TO MATURITY    LOAN     MATURITY  LOAN AGE   TO MATURITY     GROSS       PERIOD
  BALANCE ($)      LIMIT ($)     (MONTHS)      (MONTHS)    RATE (%)   (MONTHS)  (MONTHS)    (MONTHS)     MARGIN (%)  (MONTH(S))
----------------  -----------  -------------  -----------  --------  ---------  --------  -------------  ----------  ----------
$     380,255.82      438,751        60            51        9.173      171        9           180          0.923         0
       30,395.11       30,500        60            56        5.250      176        4           180          1.750         2
    8,190,695.23   15,355,400       120           115        8.145      235        5           240         -0.105         0
  498,442,501.26  741,146,446       120           117        9.396      252        3           255          1.146         0
    1,376,519.02    2,339,800       120           119        4.990      239        1           240          0.302         1
  119,698,416.91  167,620,469       120           119        4.976      239        1           241          1.258         1
      976,892.35    1,370,000       120           119        4.990      239        1           240          0.462         2
   39,001,592.20   54,408,157       120           118        4.961      242        2           244          1.367         2
        5,000.00       30,000       120           120        4.000      240        0           240          0.000         3
       53,054.50       53,900       120           108        6.000      348       12           360          1.625        17
       96,691.91      112,750       180           174        9.407      294        6           300          1.157         0
----------------  -----------  -------------  -----------  --------  ---------  --------  -------------  ----------  ----------
$ 668,252,014.31  982,906,173       120           117        8.314      249        3           252          1.161         0
================  ===========  =============  ===========  ========  =========  ========  =============  ==========  ==========

                                  Annex II-A-1

                                   ANNEX II-B
                     NOTE PRINCIPAL AMOUNT DECREMENT TABLES

               PERCENTAGE OF INITIAL NOTE PRINCIPAL AMOUNT OF THE
            NOTES OUTSTANDING AT THE FOLLOWING PERCENTAGES OF CPR(1)
            --------------------------------------------------------

                                               30%     35%    40%    45%    50%
              PAYMENT DATE                     CPR     CPR    CPR    CPR    CPR
--------------------------------------------   ----   ----   ----   ----   ----
Initial Percentage..........................    100    100    100    100    100
December 25, 2007...........................     76     70     65     59     54
December 25, 2008...........................     59     50     43     35     29
December 25, 2009...........................     45     36     29     22     17
December 25, 2010...........................     35     26     19     14      9
December 25, 2011...........................     27     19     13      8      5
December 25, 2012...........................     21     14      8      5      3
December 25, 2013...........................     17     10      6      3      1
December 25, 2014...........................     13      7      4      2      *
December 25, 2015...........................     10      5      2      1      *
December 25, 2016...........................      7      3      1      *      0
December 25, 2017...........................      5      2      *      0      0
December 25, 2018...........................      3      1      *      0      0
December 25, 2019...........................      1      *      0      0      0
December 25, 2020...........................      1      0      0      0      0
December 25, 2021...........................      *      0      0      0      0
December 25, 2022...........................      0      0      0      0      0
Weighted Average Life.......................
Years to Maturity...........................   3.73   2.96   2.41   2.00   1.68
Years to Call **............................   3.53   2.74   2.21   1.83   1.54

----------
(1)   Assumes a constant draw rate of 10%.

*     Indicates a value greater than 0% and less than 0.5%.

** Assumes that an optional redemption is exercised on the first possible Optional Redemption Date.

                                  Annex II-B-1

              INDYMAC HOME EQUITY MORTGAGE LOAN ASSET-BACKED TRUST,
                                 SERIES 2006-H4
                                 ISSUING ENTITY

                                INDYMAC ABS, INC.
                                    DEPOSITOR

                           [IMB LOGO] INDYMAC BANK(SM)

                          SPONSOR, SELLER AND SERVICER

                                  $650,000,000
                                  (Approximate)

              INDYMAC HOME EQUITY MORTGAGE LOAN ASSET-BACKED NOTES,
                                 SERIES 2006-H4

                                   [MBIA LOGO]
                             -----------------------

                             FREE WRITING PROSPECTUS

                             -----------------------

LEHMAN BROTHERS                                         BEAR, STEARNS & CO. INC.
CREDIT SUISSE                                     INDYMAC SECURITIES CORPORATION

      You should rely only on the information contained or incorporated by reference in this free writing prospectus and the base prospectus. We have not authorized anyone to provide you with different information.

      We are not offering the IndyMac Home Equity Mortgage Loan Asset-Backed Notes, Series 2006-H4 in any state where the offer is not permitted.

                                DECEMBER 11, 2006